UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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First Virginia Banks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Annual Meeting of Shareholders

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

The Board of Directors of First Virginia Banks, Inc. has unanimously approved a merger combining First Virginia and BB&T Corporation. In the merger, you will receive 1.26 shares of BB&T common stock for each share of First Virginia common stock that you own plus cash instead of any fractional shares.

BB&T common stock is listed on the New York Stock Exchange under the symbol “BBT.” On January 17, 2003, the last full NYSE trading day before public announcement of the merger, the closing price of BB&T common stock was $37.37. Since January 17, the price of BB&T common stock has declined, and on May 13, 2003, the latest practicable date prior to the printing of this document, the closing price of BB&T common stock was $33.35. Based on the 1.26 exchange ratio and the closing price of BB&T common stock on January 17, the implied dollar value of the merger consideration was approximately $47.09 per share, and the implied transaction value was approximately $3.4 billion (based on the number of fully diluted shares of First Virginia outstanding on that date). Based on the 1.26 exchange ratio and the closing price of BB&T common stock on May 13, the implied dollar value of the merger consideration was approximately $42.02 per share, and the implied transaction value was approximately $3.0 billion. BB&T expects to issue approximately 88.8 million shares of common stock in the merger (including as a result of the conversion of First Virginia stock options), which will represent approximately 15.9% of the outstanding BB&T common stock following completion of the merger.

The price of BB&T common stock will fluctuate prior to completion of the merger. As explained on page 1 of this proxy statement/prospectus, the merger does not include a price-based termination right or other protection against declines in the market price of BB&T common stock, and First Virginia has not obtained an updated fairness opinion from its financial advisor. First Virginia shareholders do not have the right to seek an appraisal of the value of their First Virginia shares in the merger.

You generally will not recognize gain or loss for federal income tax purposes on your receipt of BB&T common stock. However, BB&T will pay cash instead of issuing fractional shares of common stock in the merger, and you generally will recognize gain or loss on any cash you receive instead of a fractional share.

At the annual meeting, you will consider and vote on the merger. The merger cannot be completed unless holders of more than two-thirds of the shares of First Virginia common stock entitled to vote approve the merger. The directors of First Virginia have agreed with BB&T to vote their shares of First Virginia common stock in favor of the merger. As of the record date, First Virginia’s directors, executive officers and their respective affiliates owned approximately 1,224,810 shares representing approximately 1.8% of the voting power. At the annual meeting you will also vote on matters unrelated to the merger as explained in the accompanying Notice of Annual Meeting of Shareholders and the attached proxy statement/prospectus.

The annual meeting will be held at 10:00 a.m., Eastern Time, on June 26, 2003 at McLean, Virginia.

This proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully.

Your vote is very important. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card or by utilizing the Internet or telephone voting procedures described on the reverse of the proxy card. If you fail to vote, the effect will be the same as a vote against the merger.

On behalf of the First Virginia Board of Directors, I urge you to vote “FOR” approval and adoption of the merger and “FOR” the other proposals described in the Notice of Annual Meeting of Shareholders that follows.

Barry J. Fitzpatrick

Chairman, President and Chief Executive Officer

This proxy statement/prospectus is dated May 14, 2003 and is expected to be first mailed to shareholders of First Virginia on or about May 16, 2003.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the merger or BB&T common stock to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of BB&T common stock to be issued in the merger are not savings or deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about BB&T and First Virginia from other documents that we have not included in the proxy statement/prospectus. You may obtain copies of those documents by accessing the Securities and Exchange Commission’s Internet website maintained at “http://www.sec.gov” or by requesting copies in writing by telephone from the appropriate company at the following address:

BB&T Corporation	First Virginia Banks, Inc.
Shareholder Reporting	Corporate Secretary
Post Office Box 1290	One First Virginia Plaza
Winston-Salem, North Carolina 27102	6400 Arlington Boulevard
(336) 733-3021	Falls Church, Virginia 22042 (800) 995-9416

If you would like to request documents, please do so by June 19, 2003 in order to receive them before the annual meeting.

See “Where You Can Find More Information” on pages 89-90.

First Virginia Banks, Inc.

6400 Arlington Boulevard

Falls Church, Virginia 22042-2336

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 26, 2003

First Virginia Banks, Inc. will hold its annual meeting of shareholders on June 26, 2003 at 10:00 a.m. Eastern time, at the Hilton McLean Tysons Corner located at 7920 Jones Branch Drive, McLean, Virginia, for the following purposes:

•	To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of January 20, 2003, between First Virginia Banks, Inc. and BB&T Corporation and a related plan of merger (collectively, the “merger agreement”), providing for the merger of First Virginia with and into BB&T (the “merger”). In the merger, each share of First Virginia common stock will be converted into the right to receive 1.26 shares of BB&T common stock plus cash instead of any fractional shares, all as described in more detail in the accompanying proxy statement/prospectus. A copy of the merger agreement and related plan of merger is attached as Appendix A to the accompanying proxy statement/prospectus.

•	To elect 5 Class A directors for a term of three years.

•	To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve the above proposals.

•	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Additional information about the proposals set forth above may be found in the accompanying proxy statement/prospectus. Please carefully review the accompanying proxy statement and the merger agreement and related plan of merger attached as Appendix A.

Holders of shares of First Virginia common stock as of the close of business on May 8, 2003 are entitled to notice of the meeting and to vote at the meeting or any adjournments or postponements of the meeting. If your shares are not registered in your own name, you will need additional documentation from the record holder in order to vote personally at the meeting.

You are strongly urged to vote on the above proposals. First Virginia shareholders have three ways to vote by proxy: (1) by mail, (2) by telephone and (3) over the Internet. To vote by telephone or over the Internet, First Virginia shareholders should follow the instructions on the enclosed proxy form. To vote by mail, First Virginia shareholders should complete, sign, date and return the enclosed proxy form in the envelope provided, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by voting again by telephone or over the Internet, by delivering to the Secretary of First Virginia a written revocation or a proxy with a later date or by oral revocation in person to any of the persons named on the enclosed proxy card at the annual meeting. Attendance at the meeting will not by itself revoke a proxy.

By Order of the Board of Directors

Barbara J. Chapman

Vice President and Secretary

Falls Church, Virginia

May 14, 2003

Regardless of the number of shares you hold, your vote is very important. Please complete, sign, date and promptly return the proxy card in the enclosed envelope or follow the instructions on the enclosed proxy form if voting by telephone or over the Internet so that your shares will be represented whether or not you plan to attend the annual meeting. Failure to secure a quorum on the date set for the annual meeting would require an adjournment that would cause us to incur considerable additional expense.

TAB LE OF CONTENTS

i

Appendix A—Agreement and Plan of Reorganization and the Plan of Merger (excluding certain annexes)

Appendix B—Fairness Opinion of Morgan Stanley & Co. Incorporated

Appendix C—Charter of the Audit Committee of the Board of Directors of First Virginia Banks, Inc.

ii

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we refer you. See “Where You Can Find More Information” on page 89.

Shareholders will receive 1.26 shares of BB&T common stock for each share of First Virginia common stock.

If the merger is completed, you will receive 1.26 shares of BB&T common stock for each outstanding share of First Virginia common stock you own plus cash instead of any fractional share of BB&T common stock that otherwise would be issued.

Please do not send your First Virginia common stock certificates until after receipt of written instructions following completion of the merger. See “What You Need to do Now.”

The table below shows the closing price of BB&T common stock, First Virginia common stock and the implied dollar value of the merger consideration on January 17, 2003, (the last full NYSE trading day before public announcement of the merger) and on May 13, 2003. The implied dollar value of the merger consideration is calculated by multiplying BB&T’s per share closing price by the exchange ratio of 1.26, which is the number of shares of BB&T common stock that First Virginia shareholders would receive in the merger for each share of First Virginia common stock they own.

	January 17, 2003	May 13, 2003
BB&T	$37.37	$33.35
First Virginia	$37.75	$41.81
Implied dollar value of the merger consideration	$47.09	$42.02

Because the 1.26 exchange ratio is fixed but the market price of BB&T will fluctuate prior to the merger, the pro forma equivalent price for First Virginia common stock will also fluctuate prior to the merger and you will not know the final implied dollar value of the merger consideration when you vote upon the merger.

Set forth below is a table showing a range of prices for shares of BB&T common stock and the corresponding implied dollar value of the merger consideration that a First Virginia shareholder would receive in the merger for each share of First Virginia common stock. The table does not reflect the fact that cash will be paid instead of fractional shares.

Closing Price of BB&T Common Stock	Implied Dollar Value of Merger Consideration
$29.00	$36.54
$30.00	$37.80
$31.00	$39.06
$32.00	$40.32
$33.00	$41.58
$33.35	$42.02
$34.00	$42.84
$35.00	$44.10
$36.00	$45.36
$37.00	$46.62
$37.37	$47.09
$38.00	$47.88
$39.00	$49.14
$40.00	$50.40
$41.00	$51.66
$42.00	$52.92
$43.00	$54.18
$44.00	$55.44

BB&T common stock is traded on the New York Stock Exchange under the symbol “BBT”. First Virginia common stock is traded on the New York Stock Exchange under the symbol “FVB”. You should obtain current stock price quotations from a newspaper, the Internet or your broker. We urge you to obtain information on the market value of BB&T and First Virginia common stock that is more recent than that provided in this proxy statement/prospectus. The merger does not include a price-based termination right or other protection against declines in the market price of BB&T common stock.

The merger is generally tax free to First Virginia shareholders for federal income tax purposes (page 42)

Neither company is required to complete the merger unless it receives a legal opinion from its respective counsel, dated as of the completion date, to the effect that, based on specified facts, representations and assumptions, the merger will be treated as a “reorganization” for federal income tax purposes. Therefore, we expect that, for federal income tax purposes, you generally will not recognize any gain or loss on the conversion of shares of First Virginia common stock into shares of BB&T common stock. You will be taxed, however, if you receive any cash instead of any fractional share of BB&T common stock that would otherwise be issued. Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor to understand fully how the merger will affect you.

BB&T expects to continue to pay quarterly dividends

BB&T currently pays regular quarterly dividends of $0.29 per share of its common stock and, over the past five years, has had a dividend payout ratio typically in the range of 40% of earnings and a compound annualized dividend growth rate of 13.3%. BB&T has increased its quarterly cash dividend payments for 31 consecutive years. BB&T expects that it will continue to pay quarterly dividends consistent with this payout ratio, but may change that policy based on business conditions, BB&T’s financial condition, earnings and other factors.

The First Virginia Board of Directors unanimously recommends shareholder approval (page 17)

The First Virginia Board of Directors believes that the merger is in the best interests of First Virginia shareholders and unanimously recommends that you vote “FOR” approval of the merger agreement and the related plan of merger.

Morgan Stanley provided a financial opinion letter to the First Virginia Board of Directors (page 23)

First Virginia’s financial advisor, Morgan Stanley & Co. Incorporated (“Morgan Stanley”) has given an opinion to the First Virginia Board of Directors that, as of January 20, 2003 (the date the merger agreement was executed) and based on and subject to the considerations described in its opinion, the exchange ratio in the merger agreement was fair from a financial point of view to holders of First Virginia common stock. The full text of this opinion is attached as Appendix B to this proxy statement/prospectus. We encourage you to read the opinion carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Morgan Stanley in rendering its fairness opinion. The opinion of Morgan Stanley has not been updated prior to the date of this document and does not reflect any change in circumstances after January 20, 2003. First Virginia has agreed to pay Morgan Stanley a total fee of $10 million, of which $2 million became payable upon announcement of the merger and $8 million shall be payable at the time the merger is completed.

First Virginia shareholders do not have dissent and appraisal rights (page 48)

First Virginia shareholders do not have the right to dissent from the merger and demand an appraisal of the fair value of their shares in connection with the merger.

First Virginia shareholders will vote on the merger at the annual shareholders’ meeting to be held on June 26, 2003 (page 15)

First Virginia will hold the annual shareholders’ meeting at 10:00 a.m., Eastern Time, on June 26, 2003 at the Hilton McLean Tysons Corner located at 7920 Jones Branch Drive, McLean, Virginia. At the meeting, you will vote on the merger agreement and the plan of merger, the election of 5 Class A directors, the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies to approve the matters being voted upon at the meeting and any other business that properly arises.

The companies (page 49, 52)

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

BB&T is a financial holding company with approximately $79.6 billion in assets as of March 31, 2003. As of that date, it was the fourth largest financial holding company in terms of assets headquartered in the Southeast. Through its banking subsidiaries, BB&T currently operates 1,113 branch offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Tennessee, Kentucky, Florida, Alabama, Indiana and the Washington, D.C. area. BB&T ranks first in deposit market share in West Virginia, third in North Carolina and South Carolina, fourth in Virginia, third in Kentucky and maintains a significant market presence in Maryland, Georgia and Washington, D.C.

First Virginia Banks, Inc.

6400 Arlington Boulevard

Falls Church, Virginia 22042-2336

(800) 995-9416

First Virginia is a multi-bank holding company registered under the Bank Holding Company Act of 1956, and is headquartered in Falls Church, Virginia. First Virginia was incorporated under the laws of the Commonwealth of Virginia in October 1949. First Virginia currently operates eight commercial banks (the banking companies). In addition, First Virginia owns, directly or indirectly through its banking companies, several nonbanking companies which offer bank-related services. The nonbanking companies operate offices in the banks’ markets and adjoining states and provide services to customers of the banking companies. First Virginia is the largest bank holding company with headquarters in Virginia and the fifth largest banking organization in Virginia. Total assets were $11.228 billion as of December 31, 2002.

The merger (page 18)

If the First Virginia shareholders approve the merger agreement and the plan of merger at the annual meeting, First Virginia will merge into BB&T, with BB&T being the surviving corporation in the merger. First Virginia’s banking and other subsidiaries, through which it operates, will become wholly owned subsidiaries of BB&T. We currently expect to complete the merger in the second quarter of 2003.

We have included the merger agreement as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement in full, as it is the legal document that governs the merger.

More than two-thirds of First Virginia shareholder vote required to approve the merger (page 15)

Approval of the merger agreement and the plan of merger requires the affirmative vote of the holders of more than two-thirds of the outstanding shares of First Virginia common stock entitled to vote. If you fail to vote or abstain, it will have the effect of a vote against the merger agreement and the plan of merger. At the record date, the directors and executive officers of First Virginia and their affiliates together owned approximately 1.8% of the First Virginia common stock entitled to vote at the meeting. The directors, acting as shareholders, have agreed to vote their shares in favor of the merger agreement and the plan of merger.

Brokers who hold shares of First Virginia stock as nominees will not have authority to vote those shares on the merger unless the beneficial owners of those shares provide voting instructions. If you hold your shares in street name, please see the voting form provided by your broker for additional information regarding the voting of your shares. If your shares are not registered in your name, you will need additional documentation from your record holder to vote the shares in person. Shares that are not voted because you do not instruct your broker will have the effect of a vote against the merger.

The merger does not require the approval of BB&T’s shareholders.

The record date is May 8, 2003; First Virginia shareholders will have one vote per share (page 15)

If you owned shares of First Virginia common stock at the close of business on May 8, 2003, the record date, you are entitled to vote on the merger agreement, the plan of merger, the election of directors, the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies to approve the matters being voted upon at the meeting and any other matters that properly may be considered at the meeting.

On the record date, there were 68,681,372 shares of First Virginia common stock outstanding. At the meeting, you will have one vote for each share of First Virginia common stock that you owned on the record date.

Voting First Virginia common stock held in the VBA Benefits Corporation Master Defined Contribution Plan for James River Bancshares, Inc. (the “James River 401(k) Plan”) (page 17)

Individuals who hold common stock through participation in the VBA Benefits Corporation Master Defined Contribution Plan for James River Bancshares, Inc. (which we refer to as the “James River 401(k) Plan”), which was assumed by First Virginia in connection with its acquisition of James River Bancshares Inc., will receive a separate card for use in providing voting instructions to the VBA Benefits Corporation, the third party administrator for that plan, regarding the approval of the merger. Full shares held in the James River 401(k) Plan will be voted by the VBA Benefits Corporation, as the administrator, in accordance with instructions received from participants. Full shares held by the James River 401(k) Plan for which no voting instructions are received will be voted by the administrator in its discretion as a fiduciary.

First Virginia directors and executive officers have interests in the merger that differ from your interests (page 37)

Some of First Virginia’s directors and executive officers have interests in the merger that differ from, or are in addition to, their interests as First Virginia shareholders. These interests exist because of rights under benefit and compensation plans maintained by First Virginia and, in the case of some executive officers of First Virginia, under existing employment agreements with First Virginia, as well as under employment agreements that the executive officers have entered into with BB&T that will become effective only upon completion of the merger.

Employment agreements.    First Virginia’s Chairman, President and Chief Executive Officer, Barry J. Fitzpatrick, has entered into an employment agreement with Branch Banking and Trust Company of Virginia (“Branch Bank-VA”). The employment agreement provides for an employment term until the earlier of the fifth anniversary of completion of the merger or the effective date of an election by Mr. Fitzpatrick to become a consultant to Branch Bank-VA, which may occur at any time after the first anniversary of the merger.

The employment agreement of Mr. Fitzpatrick provides for a minimum annual base salary of $780,000.

Shirley C. Beavers, Jr., Richard F. Bowman and Raymond E. Brann, Jr., executive officers of First Virginia, have also entered into employment agreements with Branch Bank-VA. Each employment agreement provides for a minimum annual base salary to Mr. Beavers of $346,500, to Mr. Bowman of $300,000, and to Mr. Brann of $269,500. Messrs. Fitzpatrick, Beavers, Bowman and Brann are each entitled to receive an annual bonus, grants of stock options and other benefits on the same basis as similarly situated officers of Branch Bank-VA, and are entitled to receive severance payments and other benefits if employment is terminated under specified circumstances following the merger.

At the time of the merger, cash payments will be made by Branch Bank-VA in the amounts of $525,000 to Mr. Fitzpatrick, $350,000 to Mr. Beavers, $500,000 to Mr. Bowman and $425,000 to Mr. Brann as partial consideration for certain employee noncompetition and other covenants contained in the employment agreements, and Branch Bank-VA shall pay to Mr. Fitzpatrick and Mr. Brann a payment sufficient on an after-tax basis to satisfy existing insurance premium payment obligations. As to Mr. Beavers and Mr. Bowman, Branch Bank-VA shall continue the split-dollar life insurance policies in effect to provide for fully paid up insurance until age 65. Additional payments of $3,601,200 to Mr. Fitzpatrick, $1,433,535 to Mr. Beavers, $1,144,500 to Mr. Bowman and $1,128,305 to Mr. Brann are to be made pursuant to certain special pay agreements in exchange for their rights under employment agreements with First Virginia. See pages 37-40.

BB&T will also cause either Branch Bank-VA, Branch Banking and Trust Company of South Carolina, BB&T’s South Carolina banking subsidiary (“Branch Bank-SC”) or Branch Banking and Trust Company, BB&T’s North Carolina chartered subsidiary (“Branch Bank”) to offer to enter into three-year employment agreements with up to twenty-six additional First Virginia officers.

Advisory Board.    Following completion of the merger, the members of the Board of Directors of each First Virginia bank subsidiary will be offered a position on BB&T’s advisory board for the area in which such subsidiary is located. For at least two years following the merger, the advisory board members who are neither employees of nor under contract with BB&T or any of its affiliates and who continue to serve will receive fees equal in amount (prorated for any partial year) to the retainer and schedule of attendance fees for directors of the corresponding First Virginia subsidiary in effect on January 1, 2003. Such annual fees (assuming attendance at all meetings) range from $3,600 to $8,700 depending upon the applicable subsidiary. Membership on any advisory board is conditional on execution of a noncompetition agreement with BB&T.

Also following completion of the merger, the members of the advisory board of each First Virginia bank subsidiary will be offered a position on one of BB&T’s local advisory boards. The advisory board members who are neither employees of BB&T or a BB&T affiliate or under contract with BB&T or any BB&T affiliate and who continue to serve shall receive fees equal in amount to BB&T’s standard schedule of fees for service thereon as in effect from time to time. During calendar year 2003, advisory board member attendance fees range from $75 to $125 (depending upon the board) for each advisory board meeting that the advisory board member attends.

Board of Directors of BB&T and banking subsidiaries.    Following completion of the merger, BB&T will increase the size of its Board of Directors by three positions and elect Mr. Fitzpatrick, along with two other members of the First Virginia Board of Directors, to serve on the BB&T Board of Directors until the next BB&T annual meeting of shareholders, at which time BB&T will nominate the three to serve an additional term on the BB&T Board of Directors. Members of the BB&T Board of Directors who are not employees of or under contract to BB&T or an affiliate are entitled to receive fees for service as a director in accordance with the policies of BB&T as in effect from time to time. During calendar year 2003, members of the BB&T Board of Directors receive an annual retainer fee equal to $38,000 and attendance fees equal to $1,500 for each board or committee meeting that the board member attends. BB&T will also appoint two members of the First Virginia Board of Directors to serve on the board of directors of its wholly-owned subsidiary, Branch Bank. All members of the First Virginia Board of Directors who are not selected to be members of either the BB&T Board of Directors or the Branch Bank Board of Directors will be appointed to serve as directors on the Branch Bank-VA Board of Directors. Members of the Branch Bank and Branch Bank-VA Boards who are not employees of or under contract to BB&T or an affiliate are entitled to receive fees for service as a director in accordance with the policies of Branch Bank and Branch Bank-VA in effect from time to time. During calendar year 2003, members of the Branch Bank Board receive an annual retainer fee equal to $5,000 and attendance fees equal to $1,000 for each board or committee meeting that the board member attends. During calendar year 2003, members of the Branch Bank-VA Board receive an annual retainer fee equal to $2,000 and attendance fees ranging from $500 to $1,500 (depending upon the nature of the meeting) for each board or committee meeting that the board member attends. Each of the persons appointed to a board position will serve until the end of the period for which he or she was appointed, subject to the right of removal for cause, and thereafter so long as the director is elected and qualifies, and BB&T shall nominate for election, in the case of the BB&T Board of Directors, and appoint, in the case of the other boards mentioned above, such persons for successive terms until the earlier of (1) the end of the year in which such person reaches the age of 70 or (2) the fifth anniversary of the date the merger is completed. BB&T will also appoint Mr. Fitzpatrick to the Executive Committee of its Board of Directors.

The First Virginia Board of Directors was aware of these and other interests and considered them when it approved and adopted the merger agreement. The material terms and financial provisions of these arrangements are described under the heading “Interests of First Virginia’s Directors and Officers in the Merger” on page 37.

BB&T will assume First Virginia stock options (page 47)

When the merger is completed, outstanding options to purchase First Virginia common stock granted to First Virginia employees and directors under First Virginia’s equity-based plans, will be assumed by BB&T and become options in respect of BB&T common stock (or substitute options to acquire BB&T common stock will be granted). The number of shares subject to these options and the exercise price thereof will be adjusted to reflect the exchange ratio. In addition, in connection with entering into the merger agreement, all outstanding and unvested First Virginia stock options vested and became immediately exercisable or will vest and become exercisable upon completion of the merger.

Regulatory approvals must be obtained before the merger can be completed (page 44)

We cannot complete the merger unless the Board of Governors of the Federal Reserve System approves it. The Federal Reserve Board has approved the merger. In addition, the merger is subject to the approval of, or notice to, certain state regulatory authorities, including the Virginia Bureau of Financial Institutions, the Virginia Bureau of Insurance, the Maryland Commissioner of Financial Regulation, the Tennessee Department of Financial Institutions and the Georgia Department of Banking and Financial Institutions. The Virginia Bureau of Financial Institutions and the Maryland Commissioner of Financial Regulation have approved the merger. We have made the necessary filing with the Virginia Bureau of Insurance and expect to make the necessary filings with the Tennessee Department of Financial Institutions and the Georgia Department of Banking and Financial Institutions.

Although we do not know of any reason why we would not obtain all regulatory approvals in a timely manner, we cannot be certain when we will obtain them or that we will obtain them at all.

There are other conditions that must be satisfied or waived before BB&T and First Virginia are able to complete the merger (page 30)

A number of other conditions must be met for us to complete the merger, including:

•	approval of the merger agreement by the First Virginia shareholders;

•	receipt of the opinion of BB&T’s and First Virginia’s respective counsel that the merger will constitute a reorganization under Section 368 of the Internal Revenue Code, as amended, and that First Virginia shareholders will not recognize gain or loss on the exchange of their shares of First Virginia common stock for shares of BB&T common stock (except with respect to cash received instead of fractional shares of BB&T common stock);

•	the continuing accuracy of the parties’ representations in the merger agreement;

•	compliance, in all material respects, by each party with its obligations and covenants under the merger agreement;

•	the continuing effectiveness of the registration statement filed with the Securities and Exchange Commission covering the shares of BB&T common stock to be issued in the merger;

•	the shares of BB&T common stock issuable pursuant to the merger agreement must have been approved for listing on the New York Stock Exchange; and

•	the absence of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits completion of the transactions contemplated by the merger agreement.

Termination of the merger agreement (pages  35-36)

We can mutually agree at any time to terminate the merger agreement without completing the merger. Either company can also unilaterally terminate the merger agreement if:

•	the merger is not completed by December 31, 2003;

•	the shareholders of First Virginia do not approve the merger;

•	any condition that must be satisfied to complete the merger is not met;

•	the other company violates, in a material way, any of its representations, warranties or obligations under the merger agreement and the violation is not cured in a timely fashion; or

•	any of the required regulatory approvals are denied, and the time period for appeals and requests for reconsideration have expired.

Generally, the company seeking to terminate cannot itself be in violation of the merger agreement in a way that would allow the other party to terminate.

BB&T may terminate the merger agreement if, prior to the completion of the merger, the First Virginia Board of Directors:

•	withdraws its recommendation or refuses to recommend to the shareholders of First Virginia that they approve the merger agreement; or

•	recommends the approval of a competing acquisition proposal for First Virginia.

BB&T and First Virginia may amend the merger agreement (pages 35-36)

BB&T and First Virginia can agree to amend the merger agreement in any way, except that after the shareholders’ meeting we cannot decrease the consideration that you will receive in the merger. Either company can waive any of the requirements of the other company contained in the merger agreement, except that neither company can waive any required regulatory approval. However, if First Virginia fails to receive a favorable tax opinion from its counsel and determines to waive the tax opinion condition to its obligation to complete the merger, First Virginia will resolicit the approval of its stockholders prior to proceeding with completion of the merger if the U.S. federal income tax consequences to First Virginia stockholders are materially different from those described in this document.

In some circumstances, First Virginia may be required to pay BB&T a termination fee (page 36)

Under limited circumstances, First Virginia may be required to pay to BB&T a termination fee of $155 million. The termination fee would be payable to BB&T if the merger agreement is terminated:

•	by either First Virginia or BB&T because the First Virginia shareholders do not vote to approve the merger agreement and either:

•	prior to the First Virginia shareholders’ meeting, the First Virginia Board of Directors withdraws its recommendation or refuses to recommend to the First Virginia shareholders that they approve the merger, or

•	at the time of the First Virginia shareholders’ meeting, a proposal exists and has been made public involving the acquisition of First Virginia by a party other than BB&T;

•	by BB&T because the First Virginia Board of Directors withdraws its recommendation or refuses to recommend to First Virginia shareholders that they approve the merger or recommends to First Virginia shareholders that they approve an acquisition of First Virginia by a third party;

•	by BB&T because First Virginia breaches its non-solicitation covenant or breaches its covenant to submit the merger for approval of the First Virginia shareholders and recommend to

First Virginia shareholders that they approve the merger;

•	by BB&T because First Virginia has knowingly breached the merger agreement and at such time First Virginia is not entitled to terminate the merger agreement because of a breach by BB&T and a proposal was made public or communicated to the First Virginia Board of Directors at or before the time of First Virginia’s breach of the merger agreement;

and in each case, within 15 months of termination of the merger agreement, First Virginia completes or enters into a definitive agreement with another party with respect to the acquisition of First Virginia. The termination fee, which was a condition to BB&T’s willingness to enter into the merger agreement, limits the ability of First Virginia to pursue competing acquisition proposals and discourages other companies from offering to acquire First Virginia.

BB&T to use purchase accounting treatment (page 45)

BB&T will account for the merger using the purchase method of accounting. Under the purchase method, BB&T will record, at fair value, the acquired assets and assumed liabilities of First Virginia. To the extent the total purchase price exceeds the fair value of tangible and identifiable intangible assets acquired over the liabilities assumed, BB&T will record goodwill. Based on information as of March 31, 2003, management of BB&T estimates that the total merger consideration (including issuance of common stock and assumption of options on common stock) will be approximately $3.1 billion. Utilizing information as of December 31, 2002, estimated goodwill and other intangibles would total approximately $2.0 billion. BB&T will include in its consolidated results of operations the results of First Virginia’s operations after the merger is completed. Due to the immateriality of the proposed transaction to BB&T, no pro forma financial statements are included in this proxy statement/prospectus.

There are differences between the rights of First Virginia shareholders and those of BB&T shareholders (page 58)

First Virginia shareholders’ rights as shareholders are currently governed by First Virginia’s articles of incorporation, bylaws and the Virginia Stock Corporation Act. Following the merger, First Virginia shareholders will become BB&T shareholders and their rights will be governed by BB&T’s articles of incorporation, bylaws and the North Carolina Business Corporation Act. There are differences between the rights of First Virginia shareholders and the rights of BB&T shareholders, including:

•	Special meetings of the shareholders of BB&T may be called only by BB&T’s Chief Executive Officer, President or Secretary or by the BB&T Board of Directors; while special meetings of the shareholders of First Virginia may be called by the chairman of the board, the chief executive officer, or the President or at the written request of a majority of directors or by holders of four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of First Virginia entitled to vote generally in the election of directors;

•	Directors may be removed from office under BB&T’s articles of incorporation and bylaws only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors; while directors may be removed from office under First Virginia’s articles of incorporation with or without cause by the vote of four-fifths (80%) of the stock entitled to vote generally in the election of directors at a meeting called for that purpose;

•

BB&T’s articles of incorporation and bylaws require the vote of more than two- thirds of the outstanding shares entitled to vote to approve an amendment that would amend, alter or repeal the provisions of the articles of incorporation or bylaws relating to classification and staggered terms of the BB&T Board of Directors, removal of directors or any requirement for a supermajority vote; while First Virginia’s articles of incorporation provide that the articles of incorporation may be amended by the vote of a majority of all votes entitled to be cast by each voting group of First Virginia entitled to vote on the amendment at a meeting at which a quorum of each voting group exists and require the vote of a majority of the First Virginia Board Directors or the affirmative vote of the shareholders holding 80% of the voting power of First Virginia common stock in order to adopt, amend or repeal the bylaws.

BB&T common stock issued in the merger will be listed on the New York Stock Exchange

BB&T will list the shares of its common stock to be issued in the merger on the New York Stock Exchange.

What You Need to Do Now

After you have carefully read this document, please vote your shares of First Virginia common stock by completing, signing, dating and mailing the enclosed proxy card in the return envelope provided or by voting over the Internet or by telephone by following the instructions on the reverse side of the proxy card as soon as possible so that your shares will be represented at the annual meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals. If you do not vote or you abstain, it will have the effect of a vote against the merger.

After the merger, you will have to surrender your First Virginia common stock certificates to receive new certificates representing the number of shares of common stock of BB&T you are entitled to receive in the merger. Please do not send certificates until after receipt of written instructions following completion of the merger.

Comparative Market Prices and Dividends

BB&T common stock is listed on the New York Stock Exchange under the symbol “BBT,” and First Virginia common stock is listed on the New York Stock Exchange under the symbol “FVB.” The table below shows the high and low sales prices of BB&T common stock and First Virginia common stock and cash dividends paid per share for the last two fiscal years plus the interim period. The merger agreement restricts First Virginia’s ability to increase dividends. See page 32.

	BB&T			First Virginia*
	High	Low	Cash Dividend	High	Low	Cash Dividend
Quarter Ended
March 31, 2003	$38.80	$30.66	$.29	$44.15	$37.23	$.28
June 30, 2003 (through May 13, 2003)	33.70	31.42	.29	42.25	39.18	—
Quarter Ended
March 31, 2002	$39.40	$34.06	$.26	$36.60	$32.60	$.2667
June 30, 2002	39.47	36.32	.26	38.97	34.33	.2733
September 30, 2002	38.68	31.46	.29	39.98	30.93	.2733
December 31, 2002	38.39	31.03	.29	39.00	33.35	.2800
For year 2002	39.47	31.03	1.10	39.98	30.93	1.0933
Quarter Ended
March 31, 2001	$38.13	$30.24	$.23	$32.83	$25.69	$.2533
June 30, 2001	37.08	33.73	.23	31.53	27.80	.2600
September 30, 2001	38.84	32.60	.26	32.50	27.07	.2600
December 31, 2001	36.99	31.80	.26	34.77	26.87	.2667
For year 2001	38.84	30.24	.98	34.77	25.69	1.0400

*	The stock price and cash dividend information has been adjusted to reflect First Virginia’s August 16, 2002 three-for-two stock split.

The table below shows the closing price of BB&T common stock and First Virginia common stock on January 17, 2003, the last full NYSE trading day before public announcement of the proposed merger.

BB&T historical	$37.37
First Virginia historical	$37.75
First Virginia pro forma equivalent**	$47.09

**	calculated by multiplying BB&T’s per share closing price by the exchange ratio of 1.26.

Selected Consolidated Financial Data

We are providing the following information to help you analyze the financial aspects of the merger. We derived this information from BB&T’s and First Virginia’s audited financial statements for 1998 through 2002, and unaudited financial statements for the three months ended March 31, 2003. This information is only a summary, and you should read it in conjunction with our historical financial statements and the related notes contained in the annual and quarterly reports and other documents that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 89.

BB&T-Historical Financial Information

(Dollars in thousands, except for per share amounts)

	As of/For the Three Months Ended March 31,		As of/For the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Net interest income	$692,178	$647,266	$2,747,460	$2,433,679	$2,314,497	$2,194,709	$2,008,220
Net income	327,748	309,645	1,303,009	973,638	698,488	778,725	720,964
Basic earnings per share	.70	.67	2.75	2.15	1.55	1.74	1.63
Diluted earnings per share	.69	.66	2.72	2.12	1.53	1.71	1.60
Cash dividends per share	.29	.26	1.10	.98	.86	.75	.66
Book value per share	16.05	14.66	15.70	13.50	11.96	10.30	10.33
Total assets	79,647,890	74,949,720	80,216,816	70,869,945	66,552,823	59,380,433	54,373,105
Long-term debt	13,565,934	11,444,091	13,587,841	11,721,076	8,646,018	6,222,561	5,561,216

First Virginia-Historical Financial Information

(Dollars in thousands, except for per share amounts)

	As of/For the Three Months Ended March 31,		As of/For the Years Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Net interest income	$115,727	$118,504	$487,849	$440,554	$424,495	$433,708	$429,299
Net income	46,232	42,219	183,937	164,451	142,031	150,860	130,162
Basic earnings per share	.66	.59	2.57	2.33	2.01	2.01	1.69
Diluted earnings per share	.66	.59	2.55	2.32	2.00	2.00	1.68
Cash dividends per share	.28	.2667	1.0933	1.0400	.9867	.9067	.8000
Book value per share	17.01	16.33	17.46	16.06	14.34	13.97	13.17
Total assets	11,245,996	10,788,092	11,227,587	10,623,027	9,516,469	9,451,813	9,564,696
Long-term debt	8,478	13,516	13,488	19,526	1,116	2,205	3,217

Comparative Per Share Data

We have summarized below the per share information for our companies on a historical, pro forma combined and equivalent basis. You should read this information in conjunction with our historical financial statements (and related notes) contained in the annual and quarterly reports and other documents we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 89.

The pro forma combined information gives effect to the merger accounted for as a purchase, assuming that 1.26 shares of BB&T common stock are issued for each outstanding share of First Virginia common stock and assuming that the merger occurred as of the beginning of the periods presented. Pro forma equivalents of one First Virginia common share amounts are calculated by multiplying the pro forma combined basic and diluted earnings per share, BB&T’s historical per share dividend and the pro forma shareholders’ equity by the exchange ratio of 1.26 shares of BB&T common stock, so that the per share amounts equate to the respective values for one share of First Virginia common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or the future results that we will experience after the merger, nor should you rely on the three-month information as being indicative of results expected for the entire year or for any future interim period.

	As of/For the Three Months Ended March 31, 2003	As of/For the Year Ended December 31, 2002
Earnings per common share:
Basic
BB&T historical	$.70	$2.75
First Virginia historical	.66	2.57
Pro forma combined	.67	2.64
First Virginia pro forma equivalent of one First Virginia common share	.84	3.32
Diluted
BB&T historical	.69	2.72
First Virginia historical	.66	2.55
Pro forma combined	.66	2.61
First Virginia pro forma equivalent of one First Virginia common share	.84	3.29
Cash dividends declared per common share:
BB&T historical	.29	1.10
First Virginia historical	.28	1.093
Pro forma combined	.29	1.10
First Virginia pro forma equivalent of one First Virginia common share	.37	1.39
Shareholders’ equity per common share:
BB&T historical	16.05	15.70
First Virginia historical	17.01	17.46
Pro forma combined	15.65	15.41
First Virginia pro forma equivalent of one First Virginia common share	19.72	19.42

A WARNING ABOUT FORWARD-LOOKING INFORMATION

BB&T and First Virginia have each made forward-looking statements in this document and in other documents to which this document refers that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the managements of BB&T and First Virginia and on information currently available to them or, in the case of information that appears under the heading “The Merger—Background of and Reasons for the Merger” on page 18, information that was available to the managements of BB&T and First Virginia as of the date of the merger agreement, and should be read in connection with the notices about forward-looking statements made by BB&T and First Virginia in their reports filed under the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results of operations of BB&T or First Virginia set forth under “Summary” and “The Merger—Background of and Reasons for the Merger” and statements preceded by, followed by or that include the words “believes,” “expects,” “assumes,” “anticipates,” “intends,” “plans,” “estimates” or other similar expressions. See “Where You Can Find More Information” on page 89.

BB&T and First Virginia have made statements in this document and in other documents to which this document refers regarding estimated earnings per share of BB&T on a stand-alone basis, expected cost savings from the merger, estimated merger or restructuring charges relating to the merger, estimated increases in First Virginia’s fee income ratio and decreases in First Virginia’s net interest margin, estimates of financial impacts from deposit divestitures, the anticipated accretive effect of the merger and BB&T’s anticipated performance in future periods. With respect to estimated cost savings and merger or restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and First Virginia, the number of shares to be repurchased by BB&T and/or First Virginia, the amount of general and administrative expense consolidation, costs relating to converting First Virginia’s bank operations and data processing to BB&T’s systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies’ respective accounting policies and the costs related to the merger. The realization of cost savings and the amount of merger or restructuring charges relating to the merger are subject to the risk that the foregoing assumptions are inaccurate, and actual results may be materially different from those expressed or implied by the forward-looking statements.

Any statements in this document about the anticipated accretive effect of the merger and BB&T’s anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities:

•	expected cost savings from the merger or other previously announced mergers may not be fully realized or realized within the expected time-frame;

•	deposit attrition, customer loss or revenue loss following pending or recently completed mergers may be greater than expected;

•	competitive pressure among depository and other financial institutions may increase significantly;

•	costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including First Virginia, may be greater than expected;

•	changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets held;

•	general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit or other services;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and First Virginia are engaged;

•	inability of BB&T and/or First Virginia to complete the contemplated share repurchases;

•	adverse changes may occur in the securities markets; and

•	competitors of BB&T and First Virginia may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and First Virginia.

Management of each of BB&T and First Virginia believes the forward-looking statements about its company are reasonable; however, shareholders of First Virginia should not place undue reliance on them. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BB&T following completion of the merger may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond BB&T’s and First Virginia’s ability to control or predict.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to BB&T or First Virginia or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither BB&T nor First Virginia undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

MEETING OF SHAREHOLDERS

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the First Virginia Board of Directors from holders of First Virginia common stock, for use at the annual meeting of shareholders to be held at the Hilton McLean Tysons Corner located at 7920 Jones Branch Drive, McLean, Virginia on June 26, 2003 at 10:00 a.m., Eastern Time, and at any adjournments or postponements of the annual meeting. At the annual meeting of shareholders, holders of First Virginia common stock will be asked to vote upon the following proposals:

•	approval and adoption of the Agreement and Plan of Reorganization, dated January 20, 2003 between BB&T and First Virginia and the related plan of merger pursuant to which First Virginia would merge into BB&T. In this proxy statement/prospectus, we refer to the Agreement and Plan of Reorganization and the related plan of merger as the “merger agreement”. A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A;

•	the election of 5 Class A directors; and

•	adjournment of the annual meeting, if necessary, to solicit additional proxies to approve of the matters being voted upon at the meeting, and such other matters as may properly come before the annual meeting.

Proxies may be voted on other matters that may properly come before the meeting, if any, at the discretion of the proxy holders. The First Virginia Board of Directors knows of no such other matters except those incidental to the conduct of the meeting.

Who Can Vote at the Meeting

The First Virginia Board of Directors has fixed the close of business (5:00 p.m., Eastern Time) on May 8, 2003 as the record date for determining the holders of First Virginia common stock entitled to notice of, and to vote at, the annual meeting. Only holders of record of First Virginia common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

On the record date, there were 68,681,372 shares of First Virginia common stock issued and outstanding and entitled to vote at the annual meeting, held by approximately 20,039 holders of record. Holders of record of First Virginia common stock are entitled to one vote per share on any matter which may properly come before the annual meeting. Votes may be cast at the annual meeting in person or by proxy.

The presence at the annual meeting, either in person or by proxy, of the holders of a majority of the outstanding First Virginia common stock entitled to vote, is necessary to constitute a quorum in order to transact business at the annual meeting. However, in the event that a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed in order to solicit additional proxies.

Attending the Meeting

If you are a beneficial owner of First Virginia common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of First Virginia common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

Approval of the proposal to approve and adopt the merger agreement will require the affirmative vote of more than two-thirds of the shares of First Virginia common stock outstanding on the record date. Under applicable Virginia law, in determining whether the proposal to approve and adopt the merger agreement has received the requisite number of affirmative votes, non-votes and abstentions will have the same effect as a vote against the proposal. Brokers who hold shares of First Virginia common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of those shares. Any shares which are not voted because the nominee-broker lacks such discretionary authority (“broker non-votes”) will have the same effect as a vote against the proposal.

With respect to the election of directors, the five nominees receiving the greatest number of votes cast for the election of directors will be elected, if a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of First Virginia common stock entitled to vote on the matter will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy’s authority to vote (including broker non-votes) will count toward a quorum but will not count for or against the election of directors.

Action on any other matter that is properly presented at the meeting for consideration of the shareholders, except as described above, will be approved if a quorum is present for that matter and a majority of the votes present approve the action. A quorum will be present for a particular matter if a majority of the outstanding shares of First Virginia common stock entitled to vote on that matter is represented at the meeting in person or by proxy. For purposes of determining whether a quorum is present for a particular matter, shares with respect to which proxies have been marked as abstentions will be treated as shares present, but broker non-vote shares will not be treated as shares present. The First Virginia Board of Directors is not aware of any other business to be presented at the meeting other than matters incidental to the conduct of the meeting.

Because approval of the merger agreement requires the affirmative vote of the holders of more than two-thirds of the outstanding shares of First Virginia common stock entitled to vote, failures to vote, abstentions and broker non-vote shares will have the same effect as votes against the merger. Accordingly, the First Virginia Board of Directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-prepaid envelope or to otherwise vote your shares in another approved manner.

You should not return your stock certificates with your proxy cards. The procedure for surrendering your stock certificates is described under “The Merger—Exchange of First Virginia Stock Certificates” on page 29.

As of the record date, First Virginia’s directors and executive officers and their affiliates may be deemed to be the beneficial owners of approximately 1,224,810 outstanding shares of First Virginia common stock (not including shares that may be acquired upon the exercise of stock options), which collectively represent approximately 1.8% of the voting power of First Virginia common stock. The directors of First Virginia are obligated pursuant to an agreement with BB&T to vote the shares beneficially owned by them for approval and adoption of the merger agreement. We expect that the executive officers of First Virginia will also vote the shares beneficially owned by them in favor of the merger agreement, and we also expect that the directors and executive officers will vote the shares beneficially owned by them in favor of the directors nominated by First Virginia. As of the record date, the directors and officers of BB&T, their affiliates, BB&T and its subsidiaries owned no outstanding shares of First Virginia common stock.

Voting and Revocation of Proxies

Shares represented by properly executed proxies (through the return of the enclosed proxy card or by Internet or telephone voting) received in time for the annual meeting will be voted at the annual meeting in the manner specified by such proxies unless the proxies are revoked as described below. If your proxy is properly executed but does not contain voting instructions, your proxy will be voted “for” approval of the merger agreement. Also, proxies received from shareholders will be voted in favor of the five nominees for director unless the shareholders specify otherwise on their proxies. Proxies marked “for” approval of the merger agreement and proxies that are executed but unmarked will be voted in the discretion of the proxy holders named in the proxies as to any proposed adjournment of the meeting. Proxies that are voted “against” approval of the merger agreement will not be voted in favor of any motion to adjourn the meeting to solicit more votes in favor of the merger. If other matters are properly presented before the annual meeting, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matters. It is not expected that any matter other than as described in this proxy statement/prospectus will be brought before the annual meeting.

The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	voting again by telephone or over the Internet;

•	delivering, prior to the annual meeting, to Barbara J. Chapman, Vice President and Secretary of First Virginia at 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336, a written notice of revocation bearing a later date or time than the proxy;

•	submitting another proxy by mail that is later dated and that is properly signed, dated and completed; or

•	oral revocation at the annual meeting in person to any of the persons named on the enclosed proxy card.

Attendance at the annual meeting will not by itself constitute revocation of a proxy. If you hold your shares in street name, please see the voting form provided by your broker for additional information regarding the voting of your shares.

Your broker may allow you to deliver your voting instructions via the telephone or the Internet. Please see the voting instruction form from your broker. If your shares are not registered in your name, you will need additional documentation from your record holder to vote the shares in person.

Individuals who hold common stock through participation in the VBA Benefits Corporation Master Defined Contribution Plan for James River Bancshares, Inc. (which we refer to as the “James River 401(k) Plan”), which was assumed by First Virginia in connection with its acquisition of James River Bancshares, Inc., will vote those shares by instructing the VBA Benefits Corporation, the third-party administrator for that plan, how to vote. A separate voting instruction card is being provided to those individuals for use in providing voting instructions. Full shares held by the James River 401(k) Plan will be voted by the VBA Benefits Corporation, as the administrator, in accordance with instructions received from participants. Full shares held by the James River 401(k) Plan for which no voting instructions are received will be voted by the administrator in its discretion as a fiduciary. Shares held under the James River 401(k) Plan are entitled to vote on the merger with BB&T only, and are not entitled to vote on the other annual meeting matters.

Solicitation of Proxies

BB&T and First Virginia will each pay 50% of the cost of printing this proxy statement/prospectus, and First Virginia will pay all other costs of soliciting proxies from record and beneficial owners of First Virginia common stock. Directors, officers and other employees of First Virginia or its subsidiaries may solicit proxies personally, by telephone or facsimile or otherwise. None of these people will receive any special compensation for solicitation activities. First Virginia will arrange with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such brokerage firms and other custodians, nominees and fiduciaries, and First Virginia will reimburse these record holders for their reasonable out-of-pocket expenses. First Virginia has engaged Morrow & Co. to assist in distributing proxy materials and contacting record and beneficial owners of First Virginia common stock. First Virginia has agreed to pay Morrow & Co. approximately $8,000, in addition to out of pocket expenses for its services to be rendered on behalf of First Virginia.

The annual meeting may be adjourned for the purpose of soliciting additional proxies in favor of the merger. Any adjournment of the annual meeting may be made without notice, other than by an announcement made at the annual meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow First Virginia shareholders who have already sent in their proxies to revoke them at any time prior to their use.

Recommendation of the First Virginia Board of Directors

The First Virginia Board of Directors has unanimously approved the merger agreement and believes that the proposed transaction is fair to and in the best interests of First Virginia and its shareholders. The First Virginia Board of Directors unanimously recommends that First Virginia’s shareholders vote “FOR” approval of the merger agreement. See “The Merger—Background of and Reasons for the Merger” on page 18.

THE MERGER

The following information describes the material aspects of the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this proxy statement/prospectus, including the merger agreement, which is attached to this proxy statement/prospectus as Appendix A and incorporated herein by reference. All shareholders are urged to read the appendices in their entirety.

General

The merger agreement provides for the merger of First Virginia into BB&T, with BB&T being the surviving corporation in the merger. As a result of the merger, holders of First Virginia common stock will exchange their shares of First Virginia, a Virginia corporation, which is governed by the Virginia Stock Corporation Act, First Virginia’s Articles of Incorporation and First Virginia’s bylaws, for shares of common stock of BB&T, a North Carolina corporation, which is governed by the North Carolina Business Corporation Act, BB&T’s Articles of Incorporation and BB&T’s bylaws. On the effective date of the merger, each share of First Virginia common stock then issued and outstanding will be converted into and exchanged for the right to receive 1.26 shares of BB&T common stock plus cash instead of any fractional shares. Shares held by First Virginia or BB&T, other than shares held in a fiduciary capacity or as collateral for debts previously contracted, will not be converted to BB&T common stock.

Background of and Reasons for the Merger

Background of the Merger

The management of First Virginia periodically has explored and assessed, and has discussed with the First Virginia Board of Directors, strategic options for First Virginia, including strategies to grow First Virginia’s business through business and marketing initiatives and through targeted acquisitions of other financial institutions. These strategic discussions also included the possibility of business combinations involving First Virginia and larger financial institutions, particularly in view of the increasing competition, continuing consolidation and other developments in the financial services industry.

In October 2002, a senior executive of BB&T contacted Mr. Barry J. Fitzpatrick, the Chairman, Chief Executive Officer and President of First Virginia and suggested that the two meet to discuss strategic alternatives. At a meeting in November, Barry J. Fitzpatrick and another senior executive of First Virginia met with a senior executive of BB&T and discussed the potential fit between their companies. Early in December, John A. Allison, IV, Chairman and Chief Executive Officer of BB&T and another senior executive of BB&T met with Barry J. Fitzpatrick and the other senior executive of First Virginia and discussed the potential fit between the companies and BB&T presented a general outline of possible terms (including general price parameters) for a potential transaction. At this meeting, BB&T and First Virginia determined to have further discussions beginning in the first part of the new year. Following this meeting, Mr. Fitzpatrick met with Edward L. Breeden, III, L. H. Ginn, III, Lawrence T. Jennings and Robert H. Zalokar, each of whom except for Mr. Jennings, serves as a member of the executive committee of the First Virginia Board of Directors, which generally exercises all the powers of the First Virginia Board of Directors when the First Virginia Board of Directors is not in session. Messrs. Breeden, Ginn and Jennings are each independent directors. After discussing the conversations between Mr. Fitzpatrick and BB&T, they agreed that Mr. Fitzpatrick and members of the First Virginia management team should continue to explore the possibility of a transaction with BB&T. In view of the full Board’s prior general discussions regarding the possibility of a transaction of the type proposed by BB&T and the exploratory stage of the discussions, the committee members did not consider a full Board meeting necessary prior to the time that the terms of a proposed transaction were more fully developed and due diligence had progressed.

In early January 2003, Mr. Fitzpatrick met again with Mr. Allison and other senior executives of BB&T. After discussing a range of issues, including the strategic benefits of a merger and a range of potential exchange ratios, they determined to commence mutual due diligence investigations and negotiations regarding a potential merger. Over the next two and a half weeks, senior management and advisors to BB&T and First Virginia conducted their respective due diligence investigations. Also during this time, First Virginia and BB&T managements, working with their respective legal and financial advisors, held a series of discussions with respect to the proposed combination, including negotiating the exchange ratio and the other principal financial and business terms of the transaction. While these discussions proceeded, legal counsel to BB&T and First Virginia began to draft definitive documentation with respect to the proposed merger.

On January 17, 2003, the First Virginia Board of Directors held a special meeting to review and discuss the proposed merger, the terms of the proposed merger agreement, the status of the negotiations with BB&T and the results of the due diligence investigation of BB&T. Mr. Fitzpatrick also reviewed the First Virginia Board’s prior discussions of strategic alternatives for First Virginia, including the possibility of a sale to another financial institution or remaining as an independent company and seeking growth through internal initiatives and/or strategic acquisitions of other financial institutions. Mr. Fitzpatrick noted that, as discussed in prior board meetings, size and diversification beyond the level First Virginia believed to be reasonably achievable on an independent basis was becoming increasingly important to continued success in the current financial services environment.

Mr. Fitzpatrick also reviewed the course of discussions with BB&T and outlined the strategic rationale for the proposed merger. Mr. Fitzpatrick noted that the parties had held discussions regarding the terms and price parameters of the transaction during the period preceding the First Virginia Board meeting, but that while some of the details of the transaction had been revised and clarified since the December meeting, BB&T had not been willing to materially increase the exchange ratio from the number that it had originally indicated that it was prepared to offer because beyond that price the proposal would not be accretive to BB&T earnings within a reasonable time frame. Mr. Fitzpatrick noted that First Virginia and BB&T had finalized the exchange ratio at 1.26 in arms-length negotiations following the satisfactory completion of the parties’ diligence investigations. Mr. Fitzpatrick noted that the exchange ratio was fixed and that the merger agreement did not include any price-based termination right or other protections against potential declines in the BB&T trading price. The First Virginia Board of Directors believed that this term was acceptable in view of the fact that First Virginia stockholders also had the ability to share in any potential increase in the BB&T market price both before and after completion of the merger, in view of the fact that the merger proposal was subject to approval of First Virginia shareholders and in view of the right of First Virginia to not complete the merger if BB&T suffered a material adverse change. Mr. Fitzpatrick and management also reviewed the strategic rationale of the transaction, including the ability of shareholders to participate in a larger more diversified financial institution, the ability to combine the relative strengths and geographies of the two institutions, the ability of the First Virginia shareholders to achieve a premium based on recent market valuations and other matters discussed below under “First Virginia’s Reasons for the Merger.”

Morgan Stanley discussed financial information regarding BB&T and the proposed merger with BB&T. Morgan Stanley’s discussion with the First Virginia Board of Directors covered a range of matters, including the key financial terms of the proposed merger, review of relevant business and financial information regarding the two companies, historical stock price performance, valuation methodologies and analyses and the other matters set forth in “Opinion of First Virginia’s Financial Advisor.” After this discussion, Morgan Stanley orally confirmed that it would deliver its opinion that, as of the date of the merger agreement, and based on and subject to the considerations set forth in its opinion, the exchange ratio pursuant to the agreement was fair to the holders of shares of First Virginia common stock from a financial point of view (which opinion was subsequently delivered in writing as of the date of the merger agreement). The full text of the Morgan Stanley opinion is attached as Appendix B to this proxy statement/prospectus. Also, at this meeting, the First Virginia Board of Directors discussed with Wachtell, Lipton, Rosen & Katz the terms of the definitive agreements governing the transaction and the legal and fiduciary standards applicable to its decision to approve the agreements and the transactions contemplated by the agreements. Following these discussions, the Board of Directors determined to adjourn the meeting until the following morning.

On January 18, 2003, the First Virginia Board of Directors reconvened to consider and vote on the proposed merger agreement. After follow up discussions regarding some of the matters discussed the prior evening, as well as discussions regarding the process for announcing the transaction, the regulatory approval process and other similar matters, the First Virginia Board of Directors determined that the transactions contemplated by the merger agreement were fair to and in the best interests of First Virginia and its shareholders. The First Virginia Board of Directors then voted unanimously to approve the merger agreement and the transactions contemplated by that agreement.

The merger agreement and the transactions contemplated by that agreement were approved by the BB&T Board of Directors on January 17, 2003.

On January 20, 2003, First Virginia and BB&T finalized and executed the merger agreement, and the transaction was announced on January 21, 2003 by a joint press release issued by BB&T and First Virginia before the beginning of trading on the New York Stock Exchange (“NYSE”).

For the reasons set forth below, the First Virginia Board of Directors has unanimously approved and adopted the merger agreement as advisable and in the best interests of First Virginia and its shareholders and unanimously recommends that the First Virginia shareholders vote for the approval and adoption of the merger agreement.

First Virginia’s Reasons for the Merger

In reaching its decision to approve the merger agreement and recommend the merger to its shareholders, the First Virginia Board of Directors consulted with First Virginia’s management, as well as its legal and financial advisors, and considered a number of factors, including:

•	the fact that, based on the closing price of BB&T common stock on the NYSE on January 17, 2003 (the last trading day prior to announcement of the merger), the value of the merger consideration to be received by First Virginia shareholders in the merger represented a premium of approximately 25% over the closing price of First Virginia common stock on the NYSE on January 17, 2003;

•	its knowledge of First Virginia’s business, operations, financial condition, earnings and prospects and of BB&T’s business, operations, financial condition, earnings and prospects, taking into account the results of First Virginia’s due diligence review of BB&T; and its belief that, particularly in view of the factors described in this bullet-point and the bullet-point above, a combination with BB&T would allow First Virginia shareholders—as shareholders of the combined entity—to participate in a company with better future prospects than First Virginia was likely to achieve on a stand-alone basis;

•	its knowledge of the current environment in the financial services industry, including continued consolidation, evolving trends in technology and increasing nationwide and global competition and the current financial market conditions and the historical market prices of First Virginia’s common stock;

•	the financial analyses presented by Morgan Stanley to the First Virginia Board of Directors, and the opinion delivered to First Virginia by Morgan Stanley, to the effect that, as of January 20, 2003, and based upon and subject to the considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of First Virginia common stock;

•	the structure of the merger and the financial and other terms of the merger agreement, including the fact that the transaction was a stock-for-stock merger that would allow shareholders to continue to participate in the future growth prospects of both companies, the absence of any downside price protection or upside price limitation mechanics, the premium described in the first bullet above, the termination fee described below and the other terms of the agreement which are generally customary for similar financial institutions transactions;

•	the likelihood that the merger would be completed, given the regulatory and other approvals required in connection with the merger, and the experience, reputation and resources of BB&T;

•	the expected treatment of the merger as a “reorganization” for United States federal income tax purposes which would generally allow First Virginia shareholders to avoid recognizing gain or loss upon the conversion of shares of First Virginia common stock into shares of BB&T common stock in the merger;

•	the challenges of combining the businesses, assets and workforces of two major companies, which could impact the post-merger success of the combined company but was an acceptable risk particularly in view of BB&T’s past experience and success in integrating transactions;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	the termination fee of up to $155 million to be paid by First Virginia to BB&T if the merger agreement is terminated under limited circumstances, which the Board understood would limit its ability to pursue or support competing acquisition proposals but was a condition to BB&T’s willingness to enter into the merger agreement; and

•	the fact that some of First Virginia’s directors and executive officers have interests in the merger that are in addition to their interests as First Virginia shareholders, which had the potential to influence such directors’ and officers’ views and actions in connection with the merger proposal. See “Interests of First Virginia’s Directors and Officers in the Merger”.

The foregoing discussion of the factors considered by the First Virginia Board of Directors is not intended to be exhaustive, but, rather, includes all material factors considered by the First Virginia Board of Directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the First Virginia Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Virginia Board of Directors considered all these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

BB&T’s Reasons for the Merger

One of BB&T’s announced objectives is to pursue in-market and contiguous state acquisitions of banks and thrifts in the $250 million to $10 billion asset size range. While slightly above the upper end of this target size range, BB&T’s management believes that the acquisition of First Virginia is consistent with this strategy, and will give BB&T a substantial presence in the high growth and economically attractive markets of Virginia and the Washington D.C. metropolitan statistical area and enhance BB&T’s network in Maryland and Tennessee. The merger also provides opportunities for cost savings as the combined branch franchise is consolidated, while simultaneously offering BB&T the opportunity for ongoing revenue enhancements through the cross- selling of its more extensive array of products and services to First Virginia’s approximately 850,000 households. In conducting its analyses of the transaction, BB&T has assumed projected annual pre-tax cost savings of $131 million and has assumed that First Virginia’s projected noninterest income will grow by the seventh full year following the merger to achieve a fee income ratio of 35% from a fee income ratio of 22% as of December 31, 2002.

In evaluating the merger, BB&T analyzed the projected financial effects of the merger against established investment criteria which BB&T consistently applies, using the assumptions described below in “Assumptions Made By BB&T.” BB&T does not require that every individual investment criterion be met, and a failure to meet one of the criteria may be offset or compensated for by favorable results in evaluating other criteria. Below are BB&T’s seven investment criteria and the projected results of the First Virginia merger with respect to each:

•	Criteria: The transaction must be accretive to cash earnings per share by the second full year following the merger. BB&T’s analysis indicated that the merger would be accretive to cash earnings per share the first full year following the merger

•	Criteria: The transaction must be accretive to earnings per share, as determined in accordance with generally accepted accounting principles, by the fourth full year following the merger. BB&T’s analysis indicated that the merger would be accretive in the third full year following the merger

•	Criteria: The transaction must be accretive to cash basis return on equity by the third full year following the merger. BB&T’s analysis indicated that the merger would be accretive to cash basis return on equity in the first full year following the merger

•	Criteria: The transaction must be accretive to cash basis return on assets by the third full year following the merger. BB&T’s analysis indicated that the merger would be accretive to cash basis return on assets in the first full year following the merger

•	Criteria: The transaction must be accretive to tangible book value by the fifth full year following the merger. BB&T’s analysis indicated that the merger would be accretive to tangible book value in the sixth full year following the merger

•	Criteria: The combined leverage ratio following the merger must not be below 7%. BB&T’s analysis indicated that the combined leverage ratio will remain over 7%

•	Criteria: The projected performance of First Virginia must conform to BB&T’s internal rate of return criteria. BB&T’s current minimum internal rate of return for this type of investment is 15% or better. BB&T’s analysis indicated the projected internal rate of return will be better than 15%.

In conducting its analysis, BB&T excluded the effect of estimated one-time after-tax charges of $35.0 million, net of an expected 8% premium from deposit divestiture equal to $31.2 million, related to completing the merger on earnings per share, return on assets and return on equity, as well as cash basis earnings per share, cash basis return on assets and cash basis return on equity.

None of the above information has been updated since the date of the merger agreement. There can be no certainty that actual results will be consistent with the results described above. For more information concerning the factors that could affect actual results, see “A Warning About Forward-Looking Information” on page 13.

In reaching its determination that the merger agreement is fair to, and in the best interests of, BB&T and its shareholders, the BB&T Board of Directors considered the above factors, as well as the following:

•	The acquisition is consistent with BB&T’s strategy of pursuing in-market (Carolinas/Virginia/West Virginia/D.C./Maryland/Georgia/Kentucky/Tennessee/Florida) and contiguous state acquisitions of high quality banks and thrifts.

•	The acquisition is consistent with past acquisitions which have been successfully executed.

•	BB&T has a proven track record of successfully integrating large in-market acquisitions, such as Southern National Corporation (1995), United Carolina Bancshares (1997) and F&M National Corporation (2001).

•	The transaction optimizes BB&T’s Virginia banking franchise, creating an operation that is commensurate with BB&T’s highly efficient franchises in North and South Carolina.

•	The acquisition would add approximately 850,000 new households that can be cross-sold with BB&T’s array of products and services which is more extensive than that of First Virginia.

•	The acquisition would provide BB&T with a significant expansion of its branch network in the high growth and economically attractive markets in Virginia.

•	The merger would significantly enhance BB&T’s network in Maryland, Tennessee, and the Washington, D.C. metropolitan statistical area.

In addition to the foregoing, the Board was presented with a thorough financial analysis of the merger by BB&T’s financial advisor and was advised by such advisor that the consideration to be paid in the merger is fair from a financial point of view to the shareholders of BB&T, and BB&T’s legal counsel summarized certain provisions of the merger agreement.

The BB&T Board of Directors did not assign any specific or relative weight to the factors in its consideration. The Board collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interests of the shareholders of BB&T.

The terms of the merger, including the exchange ratio, were the result of arms’ length negotiation between representatives of First Virginia and representatives of BB&T. Based upon its consideration of the foregoing factors, the BB&T Board of Directors approved the merger agreement and the merger as being in the best interests of BB&T and its shareholders.

Assumptions Made by BB&T

For the purpose of the analysis, described above in “BB&T’s Reasons for the Merger”, BB&T made the following assumptions:

•	BB&T’s earnings per share (“EPS”) for 2003 would be in line with the estimate published by First Call Corporation of $2.97;

•	BB&T’s earnings per share for subsequent years would increase at an assumed annual rate, determined solely for the purpose of assessing the impact of the merger as described above, of 12%;

•	First Virginia’s 2003 projected financial statements would be based on First Virginia’s EPS on a stand-alone basis for 2003 being $2.69, as estimated by First Call Corporation;

•	Annual pre-tax cost savings of approximately $131 million, or 40% of First Virginia’s 2002 noninterest expense base (excluding intangibles amortization expense) would be fully realized in the first twelve months following conversion;

•	Income statement and balance sheet growth rates attributable to First Virginia would be 12% in all years except First Virginia’s noninterest income was projected to grow to achieve a fee income ratio of 35% by year 7;

•	First Virginia’s core net interest margin (non-fully taxable equivalent) was estimated at 4.68% post-divestiture and was held at this level in all years;

•	4.2 million shares will be repurchased;

•	First Virginia’s loan loss allowance would be 1.30% in all years;

•	First Virginia’s net charge-off rate for loan losses would be 0.20% in 2003, 0.25% in 2004 and 0.35% in 2005 and thereafter;

•	Post-merger deposit divestitures would total approximately $390 million; and

•	The effective tax rate would be 32% for all years.

Opinion of First Virginia’s Financial Advisor

Morgan Stanley was engaged to provide financial advisory services to First Virginia. First Virginia selected Morgan Stanley to act as its financial advisor in connection with strategic alternatives based on Morgan Stanley’s qualifications, expertise and reputation, as well as its knowledge of the business and affairs of First Virginia. On January 17, 2003, Morgan Stanley delivered its oral opinion, subsequently confirmed in writing as of January 20, 2003 to the First Virginia Board of Directors, that subject to and based on the factors considered in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of First Virginia common stock.

The full text of Morgan Stanley’s written opinion, dated as of January 20, 2003, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in rendering its opinion, is attached as Appendix B of this document. Holders of First Virginia’s common stock are urged to, and should, read this opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the board of directors of First Virginia, addresses only the fairness from a financial point of view to the holders of First Virginia common stock of the exchange ratio pursuant to the merger agreement, and does not address any other aspect of the acquisition or constitute a recommendation to any First Virginia shareholder as to how to vote at the annual meeting. This summary is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other information of First Virginia and BB&T, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning First Virginia and BB&T, including financial forecasts and profit plans for each company, prepared by the management of First Virginia and BB&T, respectively;

•	discussed the past and current operations and financial condition and the prospects of First Virginia and BB&T, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of First Virginia and BB&T, respectively;

•	reviewed the pro forma impact of the merger on BB&T’s earnings per share and consolidated capitalization;

•	reviewed the reported prices and trading activity for First Virginia common stock and BB&T common stock;

•	compared the financial performance of First Virginia and BB&T and the prices and trading activity of the First Virginia common stock and BB&T common stock with that of certain other comparable publicly traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain precedent transactions;

•	participated in discussions and negotiations among representatives of First Virginia and BB&T and their financial and legal advisors;

•	reviewed the draft merger agreement and certain related documents; and

•	considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of this opinion. With respect to financial forecasts and profit plans, including certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley has assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of First Virginia and BB&T. Morgan Stanley has assumed that the merger will be consummated in accordance with the terms of the merger agreement, including, among other things, that the merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of First Virginia and BB&T, nor has Morgan Stanley been furnished with any such appraisals and Morgan Stanley has not made any independent examination of the loan loss reserves or examined any individual loan credit files of BB&T or First Virginia. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

Morgan Stanley has not updated its opinion from its opinion letter dated January 20, 2003 and the Morgan Stanley opinion does not speak as of the date of this document, the completion of the merger or any other date except for January 20, 2003.

The following is a brief summary of the material financial analyses performed by Morgan

Stanley, in connection with preparing its oral opinion and its written opinion letter, dated January 20, 2003. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analysis used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Summary of Analyses. Morgan Stanley performed several analyses to evaluate the exchange ratio, including analyses of comparable companies, dividend discount, implied acquisition value and precedent transactions. The table below summarizes the range of values for a share of First Virginia common stock implied by each Morgan Stanley analysis compared to the market price per share of First Virginia common stock as of January 16, 2003 and implied value of the merger consideration per share as of the same date. This summary does not include the underlying assumptions or descriptions of each analysis. In order to fully understand this summary, please read the description of each analysis that follows below.

		As of January 16, 2003:
Analysis	Price Range Implied by Analysis per share	Market Price per share	Implied Value of Merger Consideration per share
Comparable Company	$30-$36	$37.66	$46.95
Dividend Discount	$31-$38	$37.66	$46.95
Implied Acquisition Value	$36-$51	$37.66	$46.95
Precedent Transaction	$43-$48	$37.66	$46.95

Comparable Company Analysis. As part of its analysis, Morgan Stanley compared certain financial information of First Virginia with the Peer Group and the Morgan Stanley Mid Cap Bank Index.

The Peer Group included:

•	M&T Bank Corp.
•	SouthTrust Corp.
•	Regions Financial Corp.
•	AmSouth Bancorp.
•	Union Planters Corp.
•	North Fork Bancorp., Inc.
•	National Commerce Financial Corp.
•	First Tennessee National Corp.
•	Compass Bancshares, Inc.
•	Zions Bancorporation
•	Hibernia Bancshares, Inc.
•	Commerce Bancorp, Inc.
•	Mercantile Bankshares Corp.
•	Valley National Bancorp.
•	Wilmington Trust Corp.

The Morgan Stanley Mid Cap Bank Index included:

•	M&T Bank Corp.
•	Regions Financial Corp.
•	AmSouth Bancorp.
•	UnionBanCal Corp.
•	Marshall & Ilsley Corp.
•	Union Planters Corp.
•	National Commerce Financial Corp.
•	First Tennessee National Corp.

•	Huntington Bancshares, Inc.
•	Compass Bancshares, Inc.
•	Zions Bancorporation
•	Hibernia Bancshares, Inc.
•	Commerce Bancshares, Inc.
•	FirstMerit Corp.
•	BOK Financial Corp.

Morgan Stanley compared, for the Peer Group, the Morgan Stanley Mid Cap Bank Index, and First Virginia, the market price to 2003 cash earnings per share estimate from Institutional Brokers Estimate System, or I/B/E/S, available as of January 16, 2003, as well as historical information as of September 30, 2002. I/B/E/S is a database owned and operated by Thompson Financial, which contains estimated and actual earnings, cash flows, dividends, sales, and pre-tax income data for companies in the United States, Europe, Asia and emerging markets. I/B/E/S estimates are based on the consensus of many contributing analysts and are recognized as one of the industry standard sources for data of this type.

The following table reflects the results of the analysis:

Price/2003E Cash Earnings
First Virginia (as of January 16, 2003)	13.6x
Peer Group Median	12.1
Morgan Stanley Mid Cap Bank Index Median	11.8

The implied range of values for First Virginia common stock, derived from the analysis of the market price to 2003 estimated cash earnings per share for the Peer Group and for the Morgan Stanley Mid Cap Bank Index, ranged from approximately $30 to $36 per share. Morgan Stanley noted that the closing price of First Virginia common stock as of January 16, 2003, was $37.66 per share. In comparison, based on the merger exchange ratio of 1.26 and BB&T’s closing price of $37.26 as of January 16, 2003, the implied value of the merger consideration was $46.95 per share of First Virginia common stock.

Dividend Discount Analysis.    Morgan Stanley performed a dividend discount analysis to determine a range of present values of First Virginia common stock, assuming First Virginia continued to operate as a stand-alone entity. The range was determined by adding:

•	the present value of an estimated future dividend stream for First Virginia over the five-year period from 2003 through 2007, and

•	the present value of the “terminal value” of First Virginia common stock at the end of the year 2007.

Morgan Stanley made the following assumptions in performing its analysis:

•	a constant tangible common equity/tangible assets ratio of 7.0% for a projected dividend stream,

•	earnings projections were based on I/B/E/S estimates for 2003 and 2004, with an assumed earnings growth rate of 7% for 2005 through 2008, consistent with the I/B/E/S long-term growth estimate for First Virginia,

•	“terminal value” of First Virginia common stock at the end of the period was determined by applying two price-to-cash earnings multiples (10x and 12x) to year 2008 projected earnings, and

•	the dividend stream and terminal values were discounted to present values using discount rates of 10% and 13%.

Based on the above assumptions, the fully diluted stand-alone value of First Virginia common stock ranged from approximately $31 to $38 per share. In comparison, as described above under “—Comparable Company Analysis”, as of January 16, 2003, the implied value of the merger consideration was $46.95 per share of First Virginia common stock.

Implied Acquisition Value.    Morgan Stanley performed an analysis of the acquisition valuation of First Virginia in which it assumed that the net present value of assumed cost savings was added to the stand-alone value of First Virginia common stock as described above under “—Dividend Discount Analysis”. Based on pre-tax synergies ranging from 15% to 40% of First Virginia’s non-interest expense base, discount rates of 10% and 13%, phase-in of synergies over two years, and a synergies growth rate of 3%, Morgan Stanley estimated the implied acquisition value of First Virginia common stock to range from approximately $36 to $51 per share. In comparison, as described above under “—Comparable Company Analysis”, as of January 16, 2003, the implied value of the merger consideration was $46.95 per share of First Virginia common stock.

Precedent Transaction Analysis.    Morgan Stanley performed an analysis of eight precedent transactions with announced deal values of over $500 million since December 31, 2000 (the “Precedent Transactions”) by selected holding companies of commercial banks that shared characteristics with the merger to compare the multiples of book value and projected earnings indicated by the merger consideration to those multiples indicated for the Precedent Transactions. For each transaction, the acquired company’s book value was based on its most recently reported book value per share prior to the announcement of the transaction and the acquired company’s estimated earnings per share was based on I/B/E/S estimates of its earnings per share prior to announcement of the transaction.

The eight transactions constituting the Precedent Transactions were :

Acquiror	Target
M&T Bank	Allfirst
Marshall & Ilsley	Mississippi Valley
BNP Paribas	United California Bank
BNP Paribas	BancWest
First Union	Wachovia
Citigroup	EAB
Royal Bank of Canada	Centura Banks
BB&T	F&M National

The following table reflects the results of the analysis:

	Price/Book Value	Price/Forward Earnings
First Virginia/BB&T merger	2.7x	17.5x
Median of Precedent Transactions	2.3x	16.1x
Range of Precedent Transactions	1.7-3.0x	12.0-20.5x

The foregoing First Virginia multiples indicated by the merger consideration were based on the closing prices of BB&T common stock as of January 16, 2003, First Virginia’s book value per share as of September 30, 2002, and First Virginia’s 2003 I/B/E/S earnings per share estimate as of January 16, 2003.

Using a range of price to estimated forward earnings per share multiples of 16x to 18x resulted in a value of First Virginia common stock ranging from approximately $43 to $48 per share. In comparison, as described above under “—Comparable Company Analysis”, as of January 16, 2003, the implied value of the merger consideration was $46.95 per share of First Virginia common stock.

No company or transaction used in the comparable company and comparable transaction analyses is identical to First Virginia or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of First Virginia and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

Pro Forma Merger Analysis.    Morgan Stanley analyzed the financial impact of the merger on the estimated earnings per share and estimated cash earnings per share for BB&T and First Virginia, as well as the estimated dividend per share for the current holders of First Virginia common stock, using the estimated cost savings expected by BB&T management to result from the merger as well as BB&T’s earnings estimates from 2003 through 2006. This analysis indicated that the merger would be accretive to the estimated dividend per share for the current holders of First Virginia common stock, and with synergies, the merger would be accretive to BB&T’s current estimate of its 2004 cash earnings per share and its 2006 earnings per share as well as First Virginia’s current estimate of its 2004 cash earnings per share and its 2004 earnings per share.

In connection with the review of the acquisition by the First Virginia Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for the purpose of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its analyses and the opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of First Virginia or BB&T.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of First Virginia or BB&T. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. Such analyses were prepared solely as a part of Morgan Stanley’s analysis of the fairness from a financial point of view to the holders of shares of First Virginia common stock of the consideration to be paid to such holders pursuant to the merger agreement and were provided to the First Virginia Board of Directors in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals of value or to reflect the prices at which First Virginia or BB&T might actually trade. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the First Virginia Board of Directors in making its determination to approve the merger agreement. The consideration to be paid to holders of shares of First Virginia common stock pursuant to the merger agreement was determined through arm’s-length negotiations between First Virginia and BB&T and was approved by the First Virginia Board of Directors. Morgan Stanley did not recommend any specific consideration to First Virginia or advise that any given consideration constituted the only appropriate consideration for the acquisition. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the First Virginia Board of Directors with respect to the value of First Virginia or of whether the First Virginia Board of Directors would have been willing to agree to different consideration.

Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past (but not during the most recent two years), Morgan Stanley and its affiliates have provided financing services for BB&T and have received fees for the rendering of these services. In addition, Morgan Stanley and its affiliates may from time to time act as a counter-party to either First Virginia or BB&T and have received compensation for such activities. In the ordinary course of its business, Morgan Stanley and its affiliates may, from time to time, trade in the securities and indebtedness of First Virginia or BB&T for its own accounts or the account of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness for any such account.

Pursuant to a letter agreement dated as of March 30, 2001, Morgan Stanley was retained to provide financial advisory services and a financial fairness opinion in connection with the acquisition, and First Virginia agreed to pay Morgan Stanley fees for its services in connection with the merger in a total amount equal to $10 million, of which $2 million became payable upon announcement of the merger and $8 million shall be payable at the time the merger is completed.

First Virginia also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, First Virginia has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions.

Exchange Ratio

Upon completion of the merger, each outstanding share of First Virginia common stock will be converted into the right to receive 1.26 shares of BB&T common stock plus cash instead of any fractional shares of BB&T common stock that would otherwise be issued.

You should be aware that the market value of a share of BB&T common stock will fluctuate and that neither BB&T nor First Virginia can give you any assurance as to what the price of BB&T common stock will be when the merger becomes effective or when certificates for those shares are delivered following surrender and exchange of your certificates for shares of BB&T stock. We urge you to obtain information on the market value of BB&T common stock that is more recent than that provided in this proxy statement/prospectus. See “Summary—Comparative Market Prices and Dividends” on page 10.

No fractional shares of BB&T common stock will be issued in the merger. If you would otherwise be entitled to a fractional share of BB&T common stock in the merger, you will be paid an amount in cash determined by multiplying the fractional part of the share of BB&T common stock by the closing price per share of BB&T common stock on the NYSE at 4:00 p.m., Eastern Time, on the date that the merger becomes effective, as reported on NYSEnet.com.

Exchange of First Virginia Stock Certificates

When the merger is completed, without any action on the part of First Virginia or the First Virginia shareholders, shares of First Virginia common stock will be converted into and will represent the right to receive, upon surrender of the certificate representing such shares as described below, whole shares of BB&T common stock (and any declared and unpaid dividends on such shares) and cash instead of any fractional share of BB&T common stock that would otherwise be issued. Promptly after the merger becomes effective, BB&T will deliver or mail to you a form of letter of transmittal and instructions for surrender of your First Virginia stock certificates. When you properly surrender your certificates, or provide other satisfactory evidence of ownership, and return the letter of transmittal duly executed and completed in accordance with its instructions and any other documents as may be reasonably requested, BB&T will promptly deliver to you the shares of BB&T common stock (and any declared and unpaid dividends on such shares) and cash, if any, to which you are entitled.

You should not send in your stock certificates until you receive the letter of transmittal and instructions.

After the merger is completed, and until surrendered as described above, each outstanding First Virginia stock certificate will be deemed for all purposes to represent only the right to receive the merger consideration. No interest will be paid or accrued on any cash payable for fractional shares as part of the merger consideration. With respect to any First Virginia stock certificate that has been lost or destroyed, BB&T will pay the merger consideration attributable to the shares represented by such certificate upon receipt of a surety bond or other adequate indemnity, as required in accordance with BB&T’s standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares in question. After the merger is completed, First Virginia’s transfer books will be closed and no transfer of the shares of First Virginia stock outstanding immediately before the time that the merger becomes effective will be made on BB&T’s stock transfer books.

BB&T and First Virginia will coordinate the declaration of any dividends in respect of BB&T and First Virginia common stock and the record dates and payment dates for the fiscal quarter in which the merger becomes effective. Holders of First Virginia common stock will not receive two dividends, nor will they fail to receive one dividend for any quarter with respect to their shares of First Virginia common stock and any shares of BB&T common stock the holder receives in exchange therefor in the merger.

To the extent permitted by law, after the merger becomes effective, you will be entitled to vote at any meeting of BB&T shareholders the number of whole shares of BB&T common stock into which your shares of First Virginia stock are converted, regardless of whether you have exchanged your First Virginia stock certificates for BB&T stock certificates. Whenever BB&T declares a dividend or other distribution on the BB&T common stock which has a record date after the merger becomes effective, the declaration will include dividends or other distributions on all shares of BB&T common stock issuable under the merger agreement. However, no dividend or other distribution payable to the holders of record of BB&T common stock will be delivered to you until you surrender your First Virginia stock certificate for exchange as described above. Upon surrender of your First Virginia stock certificate, the certificate representing the BB&T common stock into which your shares of First Virginia stock have been converted, together with cash instead of any fractional share of BB&T common stock to which you would otherwise be entitled and any undelivered dividends, will be delivered and paid to you, without interest.

The Merger Agreement

Effective Date and Time of the Merger

The merger agreement provides that the merger will be completed on a business day designated by BB&T that is within 5 business days following the satisfaction of the conditions to the completion of the merger, or a later date mutually acceptable to the parties. The merger will become effective at the time and date specified in the articles of merger to be filed with the North Carolina Secretary of State and the Virginia State Corporation Commission. It is currently anticipated that the merger will become effective in the second quarter of 2003, assuming all conditions to the respective obligations of BB&T and First Virginia to complete the merger have been satisfied.

Conditions to the Merger

The obligations of BB&T and First Virginia to carry out the merger are subject to satisfaction (or, if permissible, waiver) of the following conditions at or before the time the merger becomes effective:

•	all corporate action necessary to authorize the performance of the merger agreement must have been duly and validly taken, including the approval of the shareholders of First Virginia of the merger agreement;

•	BB&T’s registration statement on Form S-4 relating to the merger (including any post-effective amendments) must be effective under the Securities Act of 1933, no proceedings may be pending or, to BB&T’s knowledge, threatened by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the BB&T common stock to be issued in the merger must either have been registered or exempt from registration under applicable state securities laws;

•	the parties must have received all regulatory approvals required in connection with the transactions contemplated by the merger agreement. All notice periods and waiting periods required with respect to the approvals must have passed, and all approvals must be in effect;

•	neither BB&T nor First Virginia nor any of their respective subsidiaries may be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits completion of the transactions provided in the merger agreement;

•	First Virginia and BB&T must each have received an opinion of their respective legal counsel, in form and substance satisfactory to First Virginia and BB&T, on the basis of specified facts, representations and assumptions, to the effect that the merger will constitute one or more reorganizations under Section 368 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and that the shareholders of First Virginia will not recognize any gain or loss on the exchange of their shares of First Virginia common stock for shares of BB&T common stock (except with respect to any cash received instead of fractional shares of BB&T common stock); and

•	the shares of BB&T common stock issuable pursuant to the merger must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

The obligations of First Virginia to carry out the transactions in the merger agreement are subject to the satisfaction of the following additional conditions at or before the time the merger becomes effective, unless, where permissible, waived by First Virginia:

•	BB&T must have performed in all material respects all obligations and complied in all material respects with all covenants required by the merger agreement; and

•	First Virginia must have received closing certificates from BB&T.

All representations and warranties of BB&T will be evaluated as of the date of the merger agreement and at the time the merger becomes effective as though made at the time the merger becomes effective (or, in the case of any representation and warranty that specifically relates to an earlier date, on the date designated), except as otherwise provided in the merger agreement or consented to in writing by First Virginia. The representations and warranties of BB&T concerning the following must be true and correct in all material respects:

•	its capitalization;

•	its and its subsidiaries’ organization and authority to conduct business;

•	its authorization of, and the binding nature of, the merger agreement; and

•	the absence of any conflict between the transactions in the merger agreement and BB&T’s Articles of Incorporation or bylaws.

Moreover, there must not be inaccuracies in the representations and warranties of BB&T in the merger agreement that, individually or in the aggregate, have or are reasonably likely to have a material adverse effect on BB&T and its subsidiaries taken as a whole.

The obligations of BB&T to carry out the transactions in the merger agreement are subject to satisfaction of the following additional conditions at or before the time the merger becomes effective, unless, where permissible, waived by BB&T:

•	no regulatory approval required to complete the merger shall have imposed any condition or requirement that would have a material adverse effect on BB&T;

•	First Virginia must have performed in all material respects all of its obligations and complied in all material respects with all of its covenants required by the merger agreement;

•	BB&T must have received agreements from specified affiliates of First Virginia concerning their shares of First Virginia common stock and the shares of BB&T common stock to be received by them; and

•	BB&T must have received closing certificates from First Virginia.

All representations and warranties of First Virginia will be evaluated at the date of the merger agreement and at the time the merger becomes effective as though made at the time the merger becomes effective (or, in the case of any representation and warranty that specifically relates to an earlier date, on the date designated), except as otherwise provided in the merger agreement or consented to in writing by BB&T. The representations and warranties of First Virginia concerning the following must be true and correct in all material respects:

•	its capitalization;

•	its and its subsidiaries’ organization and authority to conduct business;

•	its ownership of its subsidiaries and other equity interests;

•	its authorization of, and the binding nature of, the merger agreement;

•	the absence of conflict between the transactions in the merger agreement and First Virginia’s Articles of Incorporation or bylaws;

•	actions taken to exempt the merger from any applicable anti-takeover laws; and

•	its forbearance from taking any actions that would negatively affect the tax-free treatment of the merger under the Internal Revenue Code or the receipt of necessary regulatory approvals.

Moreover, there must not be inaccuracies in the representations and warranties of First Virginia in the merger agreement that, individually or in the aggregate, have or are reasonably likely to have a material adverse effect on First Virginia and its subsidiaries taken as a whole (evaluated without regard to whether the merger is completed).

Conduct of First Virginia’s and BB&T’s Businesses Before the Merger Becomes Effective

Except with the consent of BB&T, until the merger is effective, neither First Virginia nor any of its subsidiaries may:

•	carry on its business other than in the usual, regular and ordinary course in substantially the same manner as previously conducted, or establish or acquire any new subsidiary or engage in any new type of activity or expand any existing activities;

•	declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $.28 per share (increasing to $.29 per share in respect of the second quarter of 2003 and increasing to $.30 per share in respect of the fourth quarter of 2003) payable with respect to First Virginia common stock on record dates consistent with past practices, and other than dividends with respect to First Virginia Preferred Stock made in accordance with the applicable articles of serial designation and consistent with past practices;

•	issue any shares of capital stock (including treasury shares), except pursuant to the stock option plans with respect to the stock options outstanding as of January 20, 2003 (or that may become outstanding after January 20, 2003 other than in violation of the merger agreement) or any conversion of First Virginia preferred stock pursuant to its terms;

•	issue, grant or authorize any rights to acquire capital stock or effect any recapitalization, reclassification, stock dividend, stock split or similar change in capitalization;

•	amend its articles of incorporation or bylaws;

•	impose or permit the imposition or existence of any lien, charge or encumbrance on any share of stock held by it in any First Virginia subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

•	except to fulfill the fiduciary responsibilities of the Board of Directors under the following bullet point, merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any material assets or acquire any material assets other than in the ordinary course of its business consistent with past practices;

•	solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of or a substantial equity interest in, or any recapitalization, liquidation or dissolution involving or a business combination or similar transaction with, First Virginia or any First Virginia subsidiary other than as contemplated by the merger agreement; or authorize any officer, director, agent or affiliate of First Virginia or any First Virginia subsidiary to do any of the above; or fail to notify BB&T within forty-eight (48) hours if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this paragraph does not apply to furnishing information to or participating in negotiations or discussions with any person that has made, or that the First Virginia Board of Directors determines in good faith is reasonably likely to make, a superior offer if the First Virginia Board of Directors determines in good faith, after consultation with outside legal counsel, that it should take such actions in light of its fiduciary duty to First Virginia’s shareholders;

•	“superior offer” means a proposal or offer to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, First Virginia or any First Virginia subsidiary (including, without limitation, a tender offer or exchange offer to purchase First Virginia common stock) other than as contemplated by the merger agreement: (i) that did not arise from or involve a breach or violation by First Virginia of any provision of the merger agreement; (ii) that the First Virginia Board of Directors determines in its good faith judgment, based, among other things, on advice of the financial advisor, to be more favorable to the First Virginia shareholders than the merger; and (iii) the financing for the implementation of which, to the extent required, is then committed or in the good faith reasonable judgment of the First Virginia Board of Directors, based, among other things, on advice of the financial advisor, is capable of being obtained by the party making the proposal or offer;

•	dispose of or acquire any material assets, other than in the ordinary course of its business;

•	fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

•	increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from the exercise of stock options, or the distribution of shares or amounts in connection with other equity based awards), or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, except for increases or payments made in the ordinary course of business consistent with past practice for annual or merit- based increases in base salary to employees, other than executive officers, or pursuant to plans or arrangements in effect on the date of the merger agreement;

•	enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related to any of those contracts, plans or arrangements, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph will not prevent renewal of any of the foregoing consistent with past practice;

•	enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any material agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by First Virginia or a First Virginia subsidiary or guarantee by First Virginia or a First Virginia subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause will not apply to the election of directors by shareholders or the reappointment of officers in the normal course) except with respect to the termination of an employee other than an executive officer in the ordinary course of business consistent with past practice, or (iv) any contract, agreement or understanding with a labor union;

•	change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation or directives or as provided for in the merger agreement;

•	change its methods of accounting in effect at December 31, 2001, except as required by changes in GAAP or regulatory accounting principles as concurred in by BB&T (which may not unreasonably withhold its concurrence) or change in any material respect its methods of reporting income and deductions for federal income tax purposes from those used in the preparation of its federal income tax returns for the year ended December 31, 2001, except as required by changes in law or regulation;

•	incur any commitments for capital expenditures or obligations to make capital expenditures in excess of $500,000, for any one expenditure, or $1,000,000, in the aggregate;

•	incur any indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or the Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

•	take any action that would or could reasonably be expected to (a) result in any inaccuracy of a representation or warranty that would permit termination of the merger agreement or (b) cause any of the conditions precedent to the transactions contemplated by the merger agreement to fail to be satisfied; or

•	agree to do any of the foregoing.

In addition, First Virginia has agreed:

•	to convene and hold a meeting of shareholders to obtain the necessary vote to approve the merger as soon as reasonably practicable following the effectiveness of BB&T’s registration statement filed in connection with the merger. Subject to its fiduciary duties, the First Virginia Board of Directors will recommend to the First Virginia shareholders the approval of the merger agreement.

•	to take such actions as may be reasonably necessary to modify the structure of or to substitute parties to (so long as such substitute is BB&T or a wholly owned BB&T subsidiary) the transactions, as long as the modification does not change the consideration to be received by First Virginia shareholders, abrogate the covenants and other agreements contained in the merger agreement or substantially delay the completion of the merger;

•	to cooperate with BB&T in certain respects concerning (a) accounting and financial matters necessary to facilitate the merger, including issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (b) First Virginia’s lending, investment or asset/liability management policies;

•	to keep BB&T advised of all material developments relevant to its business prior to completion of the merger;

•	to provide BB&T access to First Virginia’s books and records;

•	use its best efforts to cause all First Virginia affiliates to execute and deliver to BB&T agreements concerning the shares of BB&T common stock to be received by them as necessary to promote compliance with federal securities laws; and

•	redeem as soon as reasonably practicable (and in any event prior to completion of the merger) all the issued and outstanding shares of First Virginia preferred stock.

Except with the consent of First Virginia, until the merger is effective, neither BB&T nor any of its subsidiaries may:

•	enter into any agreement to acquire all or substantially all of the capital stock or assets of any other person or business unless such transaction would not substantially delay completion of, or substantially impair the prospects of completing the merger pursuant to the merger agreement;

•	take any action that would or might be expected to result in any inaccuracy of a representation or warranty that would allow termination of the merger agreement;

•	amend its Articles of Incorporation or bylaws in a manner that would adversely affect the economic benefits of the merger to holders of First Virginia common or preferred stock;

•	take any action that would or might be expected to cause any of the conditions precedent to the transactions contemplated in the merger agreement to fail to be satisfied;

•	fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business; or

•	agree to do any of the foregoing.

BB&T has also agreed to keep First Virginia advised of all material developments relevant to its business before the completion of the merger.

Other Agreements

In addition to the agreements above relating to the conduct of First Virginia’s and BB&T’s businesses before completion of the merger, First Virginia and BB&T have also agreed to:

•	submit all notices and applications for prior approval of the transactions contemplated by the merger agreement to the Federal Reserve and any other federal, state or local government agency, department or body to which notice is required or from which approval is required to complete the merger;

•	promptly furnish all information as may be required by any federal, state or local government agency, department or body properly asserting jurisdiction in order to obtain the requisite approvals for the transactions contemplated by the merger agreement and to request any applicable waiting periods to expire as promptly as practicable;

•	take all other action required to obtain as promptly as practicable all necessary permits, consents, approvals, authorizations and agreements of, and to give all notices and reports and make all other filings with the Federal Reserve and any other federal, state or local government agency, department or body to which notice is required or from which approval is required to complete the merger;

•	furnish the information required in connection with and to cooperate in the preparation of the registration statement to be filed by BB&T in connection with the merger, this document and all other necessary documentation required to be filed with the appropriate governmental authorities with respect to the merger;

•	take or cause to be taken all action necessary for the satisfaction of the conditions to the parties’ obligations to complete the merger and to complete the transactions contemplated by the merger agreement at the earliest possible date;

•	agree as to the form and substance of any press release related to the merger agreement or the transactions contemplated by the merger agreement and to consult with the other party as to the form and substance of other related public disclosures;

•	file all reports required to be filed by it with the Securities and Exchange Commission and any other regulatory authorities having jurisdiction over such party and deliver to the other party copies of such reports promptly after filing;

•	use its reasonable best efforts to take such action as may be necessary to cause the merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code; and

•	coordinate with each other regarding the declaration of any dividends with respect to BB&T common stock and First Virginia common stock for the fiscal quarter during which the merger is completed.

BB&T has also agreed to:

•	pay or cause to be paid when due the merger consideration and reserve for issuance that number of shares of BB&T common stock necessary to pay the merger consideration; and

•	use its reasonable best efforts to list, prior to the completion of the merger, the shares of BB&T common stock to be issued to First Virginia shareholders pursuant to the merger agreement on the New York Stock Exchange, subject to official notice of issuance.

Waiver; Amendment; Termination; Expenses

Except with respect to any required regulatory approval, BB&T or First Virginia may at any time (whether before or after approval of the merger agreement by the First Virginia shareholders) extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies of the other party in the representations or warranties contained in the merger agreement or any document delivered pursuant to the merger agreement, (b) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained in the merger agreement, or (c) the performance by the other party of any of its obligations set out in the merger agreement. The parties may also mutually amend or supplement the merger agreement in writing at any time. However, no extension, waiver, amendment or supplement which would reduce the exchange ratio to be provided to holders of First Virginia common stock upon completion of the merger will be made after the First Virginia shareholders approve the merger agreement. If any condition to the obligation of either party to complete the merger is not fulfilled, that party will consider the materiality of such nonfulfillment.

The merger agreement may be terminated, and the merger may be abandoned:

•	at any time before the merger becomes effective, by the mutual consent in writing of BB&T and First Virginia;

•	at any time before the merger becomes effective, by either party: (a) in the event of a material breach by the other party of any covenant or agreement contained in the merger agreement or (b) in the event of an inaccuracy of any representation or warranty of the other party contained in the merger agreement if such inaccuracy or breach would allow the nonbreaching party to refuse to complete the merger under the applicable standard in the merger agreement (see “Conditions to the Merger” on page 30) and if the inaccuracy or breach is not cured by the earlier of December 31, 2003 or 30 days following notice of the breach or inaccuracy to the breaching party;

•	at any time before the merger becomes effective, by either party in writing, if any of the conditions precedent to the obligations of that party to complete the transactions contemplated by the merger agreement cannot be satisfied or fulfilled before the time the merger becomes effective, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings;

•	at any time, by either party in writing, if any of the applications for the regulatory approval required to complete the merger are denied, and the time period for appeals and requests for reconsideration has run;

•	at any time, by either party in writing, if the shareholders of First Virginia do not approve the merger agreement by the required vote;

•	at any time following December 31, 2003 by either party in writing, if the merger has not yet become effective and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings; and

•	at any time prior to the completion of the merger by BB&T if the First Virginia Board of Directors (i) withdraws its recommendation or refuses to recommend to shareholders of First Virginia that they vote to approve the merger agreement or (ii) recommends to the shareholders of First Virginia approval of a competing acquisition proposal for First Virginia.

If the merger agreement is terminated pursuant to any of the provisions described above, the merger agreement will become void and have no effect, except that (a) provisions in the merger agreement relating to confidentiality, the termination fee and expenses will survive the termination and (b) a termination for an uncured breach of a covenant or agreement or inaccuracy in a representation or warranty will not relieve the breaching party from liability for that breach or inaccuracy.

Each party will pay the expenses it incurs in connection with the merger agreement and the merger, except that printing expenses and Securities and Exchange Commission filing fees incurred in connection with the registration statement and this proxy statement/prospectus will be paid 50% by BB&T and 50% by First Virginia.

Termination Fee

In the event that the merger agreement is terminated:

•

by either First Virginia or BB&T because the shareholders of First Virginia fail to approve the merger agreement and either (1) at the time of the First Virginia shareholders’ meeting there has been an acquisition proposal for First Virginia made public and not withdrawn or (2) prior to such shareholders’ meeting, the First Virginia Board of Directors withdraws its recommendation or refuses to recommend to the shareholders of First Virginia that they vote to approve the merger agreement;

•	by BB&T because the First Virginia Board of Directors (1) withdraws its recommendation or refuses to recommend to shareholders of First Virginia that they vote to approve the merger agreement or (2) recommends to the shareholders of First Virginia approval of an acquisition proposal for First Virginia;

•	by BB&T because First Virginia has breached its non-solicitation covenant or its covenant to submit the merger agreement to the First Virginia shareholders for approval and recommend approval of the merger agreement to the First Virginia shareholders; or

•	by BB&T because First Virginia has knowingly breached its representations, warranties or covenants and (1) at the time of such termination First Virginia is not entitled to terminate the merger agreement because of a BB&T breach of its representations, warranties, or covenants and (2) an acquisition proposal for First Virginia is publicly disclosed or communicated to the First Virginia Board of Directors at or before the time of First Virginia’s breach;

and within 15 months of termination First Virginia completes or enters into a definitive agreement with respect to an acquisition proposal for First Virginia, then First Virginia will pay a cash termination fee of $155,000,000 to BB&T.

Interests of First Virginia’s Directors and Officers in the Merger

Some members of First Virginia’s management and the First Virginia Board of Directors have interests in the merger that are in addition to or different from their interests as First Virginia shareholders. The First Virginia Board of Directors was aware of these interests and considered them in approving the merger agreement and the merger.

Vesting of Stock Options

Executive officers and other employees of First Virginia have received grants of stock options under First Virginia’s stock incentive plans. Under the terms of these plans, most of the unvested options vested and became exercisable on January 20, 2003 as a result of entering into the merger agreement and the rest will vest and become exercisable upon completion of the merger. As of January 20, 2003, First Virginia executive officers in the aggregate held options to acquire 813,674 shares of First Virginia common stock that vested on an accelerated basis. Upon completion of the merger, each outstanding option to acquire First Virginia common stock will be converted into an option to acquire BB&T common stock. See “Effect on Employee Benefit Plans and Options—Stock Options” on page 47.

Employment Agreements

In connection with the merger, Branch Banking and Trust Company of Virginia, BB&T’s Virginia banking subsidiary (“Branch Bank-VA”), has entered into employment agreements for five-year terms with four senior executives of First Virginia. BB&T has also agreed to cause Branch Bank-VA, Branch Banking and Trust Company of South Carolina, BB&T’s South Carolina banking subsidiary (“Branch Bank-SC”) or Branch Banking and Trust Company, BB&T’s North Carolina banking subsidiary (“Branch Bank”), whichever is appropriate, to offer to enter into three-year employment agreements with up to twenty-six additional First Virginia officers. Included within the twenty-six officers are John P. Salop, an executive officer of First Virginia and Karen Z. Hohmann, Senior Vice President and Chief Operating Officer of First Virginia Insurance Services, Inc. Ms. Hohmann is the daughter of Albert F. Zettlemoyer who is a director of First Virginia.

The employment agreements for the four senior executives will become effective when the merger is completed and provide that:

•	Mr. Fitzpatrick will become Chief Executive Officer of Virginia operations of Branch Bank-VA and will receive an annual base salary of at least $780,000;

•	Mr. Beavers will become an Executive Vice President of Branch Bank-VA and will receive an annual base salary of at least $346,500;

•	Mr. Bowman will become an Executive Vice President of Branch Bank-VA and will receive an annual base salary of at least $300,000; and

•	Mr. Brann will become an Executive Vice President of Branch Bank-VA and will receive an annual base salary of at least $269,500.

With respect to the twenty-six additional First Virginia officers who are identified in the merger agreement, the employment agreements will be offered effective when the merger is completed. The agreement for each will provide that he or she will be a regional president or a senior vice president, and will receive a base salary at least equal to his or her base salary as of January 1, 2003, subject to possible increases following annual review.

All of the employment agreements provide that the senior executives or other officers will participate in BB&T’s short-term incentive plan on the same basis as similarly situated officers of Branch Bank-VA, subject to an equitable adjustment by Branch Bank-VA to avoid duplication with any bonus earned under First Virginia’s cash bonus program in any year for which the executive is entitled to a bonus under both the BB&T and the First Virginia plans. All of the employment agreements also provide for the granting of stock options to the executives or officers annually in accordance with BB&T’s Amended and Restated 1995 Omnibus Stock Incentive Plan or a successor plan on the same basis as similarly situated officers of Branch Bank-VA, subject to equitable adjustment by BB&T to avoid duplication with options to acquire First Virginia shares granted prior to the merger and during the one-year period ending on the first BB&T grant date.

The employment agreements further provide that the senior executives or other officers will receive, on the same basis as similarly situated officers of Branch Bank-VA, employee pension and welfare benefits and group employee benefits such as sick leave, vacation, group disability and health, dental, life and accident insurance and similar indirect compensation that may be extended to similarly situated officers, such benefits to commence as of a date determined by Branch Bank-VA to be not later than January 1 following the effective time of the merger of the last of First Virginia’s bank subsidiaries into BB&T or one of its subsidiaries. Until the date that the Branch Bank-VA benefits commence, First Virginia plans that provide benefits of the same type or class as a corresponding BB&T plan will continue in effect for the senior executives and other officers. In addition, the employment agreement for Mr. Fitzpatrick provides that he will be entitled to receive retirement benefits at least equal to the benefits provided under the First Virginia qualified and nonqualified retirement plans and programs as in effect immediately prior to the effective time of the merger, without regard to any terminations of such plans and programs after that time. Each of the four senior executives and their spouses will receive retiree medical benefits on terms at least as favorable as provided under the First Virginia retiree medical benefits program at the time of the merger if the senior executive would have been eligible for benefits under the First Virginia program at the time he terminates employment (taking into account service, if any, rendered as a consultant as described below).

The employment agreements for the senior executives further provide that, if the senior executive’s employment is terminated for any reason other than for just cause, death or disability, or if he terminates his employment for good reason, and he complies with agreed upon noncompetition covenants, he will be entitled to receive annual termination compensation equal to the sum of the highest annual bonus payable during any of the three calendar years preceding the merger, plus his annual rate of base salary in effect at the time of termination, payable for the period commencing on the date of the termination and ending at the end of the original five-year term of the agreement. If a senior executive begins receiving such payments and dies before the end of the five-year term of the agreement, the present value of the remaining payments will be paid to his beneficiary in a lump sum within 30 days following the date of death. In addition, all stock options and other stock based and performance awards and cash equivalents thereof outstanding on the date of termination of employment will immediately vest and become exercisable and other rights and benefits will become payable as and when due.

With respect to the other officers, if BB&T terminates an officer’s employment other than for just cause or disability, or if the officer terminates employment on account of a breach of the employment agreement by BB&T which is not remedied within 30 days, the officer will receive an annual amount equal to the highest amount of cash compensation, including bonuses, received during any of the three calendar years preceding the termination of employment, payable commencing with the date of termination and continuing for the period ending with the later of the end of the original three-year term of the agreement, or the number of weeks determined by multiplying by two the officer’s full and partial years of service (subject to rounding) with First Virginia and Branch Bank-VA on the date of termination (but no less than eight weeks nor more than 60 weeks). BB&T will also accelerate vesting of nonvested benefits under employee stock based or other benefit plans or arrangements to the extent permitted by their terms. Each officer will continue to participate in group medical and dental reimbursement plans and group life insurance plans. All such payments and benefits will cease if the officer dies or fails to comply (or elects to forego such payments and benefits) with agreed upon noncompetition covenants.

The duties assigned to a senior executive by Branch Bank-VA will not require an involuntary relocation of his primary place of work of more than ten miles. With respect to the other officers, the duties assigned will not require an involuntary relocation of more than thirty-five miles.

The employment agreements for the senior executives also provide that:

•	At the time of the merger, Branch Bank-VA will pay in a lump sum, in partial payment for noncompetition and other covenants set forth in the employment agreement, the amount of $525,000 to Mr. Fitzpatrick, $350,000 to Mr. Beavers, $500,000 to Mr. Bowman, and $425,000 to Mr. Brann.

•	Prior to the merger, Mr. Fitzpatrick and Mr. Brann will each receive a payment sufficient on an after-tax basis to pay up in full his existing split dollar life insurance policy. With respect to Messrs. Beavers and Bowman, Branch Bank-VA agrees to continue the split dollar life insurance policies in effect and to provide for fully paid-up insurance at age 65.

•	If it is determined that any payment in the nature of compensation to any senior executive under his employment agreement, his special pay agreement described below, or otherwise, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by a senior executive with respect to the excise tax, then Branch Bank-VA will pay to the senior executive an additional payment in an amount sufficient to pay the excise tax (and any interest or penalties) plus an additional amount to satisfy any tax (interest or penalties) due on the amount so paid. With respect to the twenty-six officers, any payment that would trigger the excise tax would be reduced by the minimum amount necessary to avoid the excise tax.

Where Branch Bank-VA is referred to in this section as employer, the reference also includes any other BB&T affiliate that employs the senior executive or other officer, including Branch Bank. The employment agreements will supersede the existing employment agreements that any of the senior executives or other officers have with First Virginia or its subsidiaries.

The four senior executives currently have employment agreements with First Virginia, effective upon a change of control of First Virginia, that require any successor to continue his employment for a term of three years after the date of the change of control. During this three-year term, each senior executive is entitled to receive annual base salary at least equal to 12 times the highest salary for any month during the 12 months preceding the change of control, subject to annual increases consistent with increases provided to peer executives. In addition, each senior executive is entitled to receive an annual bonus at least equal to the highest bonus paid to him in the three years preceding the change of control. Each senior executive also is entitled to participate in incentive, savings and retirement programs and welfare benefit programs, and is entitled to expense reimbursement, fringe benefits, office and support staff and vacation, in each case equal to the most favorable provided to him at any time within the 120- day period preceding the change of control or, if more favorable, as provided following the change of control to peer executives.

If a senior executive is terminated within the first year following a change of control of First Virginia other than for cause or disability (as those terms are defined in the agreement) or death or the senior executive terminates for good reason (as defined in the agreement), the senior executive will be entitled to receive a lump sum payment of unpaid salary at the time of termination plus pro rated bonus for the year, plus 2.99 times the sum of his annual base salary and an annual bonus amount equal to the higher of the highest bonus he received during the three years preceding the change of control, or the bonus for the most recently completed year following the change of control. In addition, for three years following the termination of employment the senior executive will continue to participate in welfare benefit plans and programs generally available to peer executives. If any payments or benefits that a senior executive is entitled to receive under the existing First Virginia employment agreement or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, his employment agreement provides for an additional payment to him to restore him to the after-tax position that he would have been in if the excise tax had not been imposed.

By special pay agreement dated January 20, 2003, each of the senior executives agreed to relinquish all rights under the current employment agreements with First Virginia as of the time of the merger in exchange for a payment to be received at that time of $3,601,200 to Mr. Fitzpatrick, of $1,433,535 to Mr. Beavers, of $1,144,500 to Mr. Bowman, and of $1,128,305 to Mr. Brann.

The employment agreement between Mr. Fitzpatrick and Branch Bank-VA provides that he may relinquish his position with Branch Bank-VA and become an independent consultant at any time upon 60 days’ notice at least one year following the merger. The employment agreement with each of Messrs. Beavers, Bowman and Brann provides that he may become an independent consultant upon 30 days’ notice at any time after the 60th day following completion of the conversion of the operating systems of First Virginia to those of BB&T.

As an independent consultant, the senior executive will render services as an independent contractor (and not as an employee) in the nature of customer and community relations, business development, employee relations and general advice and assistance relating to Branch Bank-VA’s customers and employees and to the growth and development in the Northern Virginia area of the business of Branch Bank-VA. These services will be rendered at times and on a schedule determined by the senior executive which is reasonably convenient to both Branch Bank-VA and the senior executive. The consulting period will begin on the date elected and end on the day preceding the fifth anniversary of the merger. During the consulting period, the senior executive will relinquish his executive titles and responsibilities and will not be entitled to receive base salary, bonuses, stock options or employee benefits as he would as an employee of Branch Bank-VA. Instead, he will receive during the consulting period, in consideration of covenants not to compete made in the employment agreement and as compensation for consulting services, monthly amounts equal to his monthly base salary in effect at the time his employment ends plus health and life insurance benefits comparable to the group employee benefits which Branch Bank-VA provides for its officers, at a cost to the senior executive no greater than the cost to such officers. If Branch Bank-VA breaches the agreement and fails to remedy the breach within 30 days, the senior executive may terminate his obligation to render consulting services and continue to receive the payments and benefits for the remainder of the consulting period, subject to complying with the noncompetition and other covenants. If the senior executive violates any such covenants or fails to render consulting services as requested and fails to remedy such failure within 30 days, or if he suffers disability or dies, the consulting period ends and payments and benefits will cease.

Board of Directors of BB&T and Banking Subsidiaries.

Following completion of the merger, BB&T will increase the size of its Board of Directors by three positions and elect Mr. Fitzpatrick, along with two other members of the First Virginia Board of Directors, to serve as directors on the BB&T Board of Directors until the next BB&T annual meeting of shareholders. At that meeting, BB&T will nominate the three to serve an additional term on the BB&T Board of Directors, with Mr. Fitzpatrick to be nominated for a term expiring in 2007, and the other two for terms expiring in 2005 and 2006 respectively. Each person elected to a board shall serve until the end of the term for which he or she is appointed, subject to the right of removal for cause, and thereafter so long as the director is elected and qualifies. BB&T agrees to nominate for election, in the case of the BB&T Board of Directors, and appoint, in the case of the other boards mentioned below, each person for successive terms until the earlier of (1) the date such person reaches the age of 70 or (2) the fifth anniversary of the date the merger is completed. Members of the BB&T Board of Directors who are not employees of or under contract to BB&T or an affiliate are entitled to receive fees for service as a director in accordance with the policies of BB&T as in effect from time to time. During calendar year 2003, members of the BB&T Board of Directors receive an annual retainer fee equal to $38,000 and attendance fees equal to $1,500 for each board or committee meeting that the board member attends. BB&T will also appoint two members of the First Virginia Board of Directors to the Branch Bank Board of Directors. Members of the Board of Directors of First Virginia who are not made members of the BB&T Board of Directors or the Branch Bank Board of Directors will be appointed to serve as directors on the Branch Bank-VA Board of Directors. Members of the Branch Bank and Branch Bank-VA Boards who are not employees of or under contract to BB&T or an affiliate are entitled to receive fees for service as a director in accordance with the policies of Branch Bank and Branch Bank-VA in effect from time to time. During calendar year 2003, members of the Branch Bank Board receive an annual retainer fee equal to $5,000 and attendance fees equal to $1,000 for each board or committee meeting that the board member attends. During calendar year 2003, members of the Branch Bank-VA Board receive an annual retainer fee equal to $2,000 and attendance fees ranging from $500 to $1,500 (depending upon the nature of the meeting) for each board or committee meeting that the board member attends. BB&T will also appoint Mr. Fitzpatrick to the Executive Committee of the BB&T Board of Directors.

Advisory Boards

After the merger is effective, the members of the board of directors of each First Virginia banking subsidiary that is merged into an affiliate of BB&T will be offered a seat on the BB&T advisory board for the area in which such First Virginia banking subsidiary is located. Membership of any person on any advisory board is conditional upon BB&T’s receipt of a noncompetition agreement from such person. For two years after the merger becomes effective, no advisory board member will be prohibited from serving because he or she has reached the maximum age for service (currently age 70). For two years after the completion of the merger, new advisory board members who are not employees of BB&T or a BB&T affiliate or under contract with BB&T or any BB&T affiliate, and who continue to serve, will receive their current retainer and attendance fees equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for directors of the corresponding First Virginia subsidiary in effect on January 1, 2003. Such annual fees (assuming attendance at all meetings) range from $3,600 to $8,700 depending upon the applicable subsidiary. Thereafter, if they continue to serve they will receive fees in accordance with BB&T’s standard schedule of advisory board service fees as in effect from time to time.

Following completion of the merger, the members of the advisory board of each First Virginia banking subsidiary that is merged into an affiliate of BB&T will be offered a seat on the BB&T advisory board for the area in which such First Virginia banking subsidiary is located. After the completion of the merger, the advisory board members who are neither employees of nor under contract with BB&T or any of its affiliates and who continue to serve will receive fees in accordance with BB&T’s standard schedule of advisory board service fees as in effect from time to time. During calendar year 2003, advisory board member attendance fees range from $75 to $125 (depending upon the board) for each advisory board meeting that the advisory board member attends. For two years after the merger becomes effective, no advisory board member will be prohibited from serving because he or she has reached the maximum age for service (currently age 70).

Indemnification of Directors and Officers

The merger agreement provides that BB&T or one of its subsidiaries will maintain for three years after the merger becomes effective directors’ and officers’ liability insurance covering directors and officers of First Virginia for acts or omissions or alleged acts or omissions occurring before the merger becomes effective. This insurance will provide at least the same coverage and amounts as contained in First Virginia’s policy on the date of the merger agreement, unless the annual premium on the policy would exceed 200% of the annual premium payments on First Virginia’s policy, in which case BB&T would maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to that amount. BB&T has also agreed to indemnify all individuals who are or have been officers, directors or employees of First Virginia or a First Virginia subsidiary before the merger becomes effective from any acts or omissions in such capacities before the merger becomes effective to the extent such indemnification is permitted by law.

Material Federal Income Tax Consequences of the Merger

The following is a summary of the material anticipated federal income tax consequences of the merger generally applicable to the shareholders of First Virginia and to BB&T and First Virginia. This summary is not intended to be a complete description of all of the federal income tax consequences of the merger. No information is provided with respect to the tax consequences of the merger under any other tax laws, including applicable state, local and foreign tax laws. In addition, the following discussion may not be applicable with respect to certain specific categories of shareholders, including but not limited to:

•	corporations, trusts, dealers in securities, financial institutions, insurance companies or tax exempt organizations;

•	persons who are not United States citizens or resident aliens or domestic entities (partnerships or trusts);

•	persons who are subject to alternative minimum tax (to the extent that tax affects the tax consequences of the merger), who elect to apply a mark-to-market method of accounting or who are subject to the “golden parachute” provisions of the Internal Revenue Code (to the extent that tax affects the tax consequences of the merger);

•	holders of options granted by First Virginia, or persons who acquired First Virginia stock pursuant to employee stock options or otherwise as compensation if such shares are subject to any restriction related to employment;

•	persons who do not hold their shares as capital assets; or

•	persons who hold their shares as part of a “hedge”, “constructive sale”, “straddle” or “conversion transaction or other integrated transaction.”

No ruling has been or will be requested from the Internal Revenue Service with respect to the tax effects of the merger. The federal income tax laws are complex, and a shareholder’s individual circumstances may affect the tax consequences to the shareholder. Consequently, each First Virginia shareholder is urged to consult his or her own tax advisor regarding the tax consequences, including the applicable United States federal, state, local and foreign tax consequences, of the merger to him or her.

Tax Consequences of the Merger Generally.    In the opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T:

•	the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code;

•	each of BB&T and First Virginia will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

•	no gain or loss will be recognized by BB&T or First Virginia by reason of the merger;

•	the shareholders of First Virginia will recognize no gain or loss for federal income tax purposes to the extent BB&T common stock is received in the merger in exchange for First Virginia common stock;

•	a stockholder of First Virginia who receives cash instead of a fractional share of BB&T common stock will recognize income, gain or loss as if the stockholder received the fractional share and it was then redeemed for cash in an amount equal to the amount paid by BB&T in respect of the fractional share;

•	the tax basis in the BB&T common stock received by a shareholder (including any fractional share interest deemed received and redeemed as described below) will be the same as the tax basis in the First Virginia common stock surrendered in exchange; and

•	the holding period for BB&T common stock received (including any fractional share interest deemed received and redeemed as described below) in exchange for shares of First Virginia common stock will include the period during which the shareholder held the shares of First Virginia common stock surrendered in exchange.

The completion of the merger is conditioned upon the receipt by BB&T of the legal opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T, and upon the receipt by First Virginia of the legal opinion of Wachtell, Lipton, Rosen & Katz, counsel to First Virginia, dated as of the date the merger is completed, to the effect of the first and fourth bulleted items described above. However, if First Virginia fails to receive a favorable tax opinion from its counsel and determines to waive the tax opinion condition to its obligation to complete the merger, First Virginia will resolicit the approval of its stockholders prior to proceeding with completion of the merger if the U.S. federal income tax consequences to First Virginia stockholders are materially different from those described in this document.

Cash Received Instead of a Fractional Share of BB&T Common Stock.    A stockholder of First Virginia who receives cash instead of a fractional share of BB&T common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by BB&T subject to Section 302 of the Internal Revenue Code. As a result, a First Virginia stockholder will generally recognize gain or loss equal to the difference between the amount of cash received and the portion of the basis of the shares of BB&T common stock allocable to his or her fractional interest. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such shares is greater than one year. Long-term capital gain of a non-corporate holder is generally subject to tax at a maximum federal tax rate of 20%.

Backup Withholding and Information Reporting.    Payments of cash to a holder surrendering shares of First Virginia stock will be subject to information reporting and backup withholding (whether or not the holder also receives BB&T common stock) at a rate of 30% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets other specified conditions. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service. Each holder of First Virginia common stock should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax matters are very complicated, and the tax consequences of the merger to each holder of First Virginia common stock will depend on the facts of that shareholder’s particular situation. The United States federal income tax discussion set forth above does not address all United States federal income tax consequences that may be relevant to a particular holder and may not be applicable to holders in special situations. Holders of First Virginia common stock are urged to consult their own tax advisors regarding the specific tax consequences of the merger.

Regulatory Considerations

The merger is subject to approval by the Federal Reserve under the Bank Holding Company Act. In considering the approval of a transaction such as the merger, this Act requires the Federal Reserve to review the financial and managerial resources and future prospects of the bank holding companies and the banks concerned and the convenience and needs of the communities to be served. The Federal Reserve is also required to evaluate whether the merger would result in a monopoly or would be in furtherance of any combination or conspiracy or attempt to monopolize the business of banking in any part of the United States or otherwise would substantially lessen competition or tend to create a monopoly or which in any manner would be in restraint of trade. If the Federal Reserve determines that there are anti-competitive consequences to the merger, it will not approve the transaction unless it finds that the anti-competitive effects of the proposed transaction are clearly outweighted in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

Where a transaction, such as the merger, is the acquisition by a bank holding company of a bank located in a state other than the home state of the bank holding company (in this case North Carolina), the Act authorizes the Federal Reserve to approve the transaction without regard to whether such transaction is prohibited under the laws of any state as long as the bank holding company is adequately capitalized and adequately managed and certain other limitations are not exceeded. BB&T is considered well-capitalized and well-managed under the Federal Reserve’s Regulation Y, and the transaction does not exceed the other limitations.

The Federal Reserve also must review the nonbanking activities being acquired in the merger (such as general leasing and insurance agency activities) to determine whether the acquisition of such activities reasonably can be expected to produce benefits to the public (such as greater convenience, increased competition or gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices). This consideration includes an evaluation by the Federal Reserve of the financial and managerial resources of BB&T and its subsidiaries and the nonbank subsidiaries of First Virginia, and the effect of the proposed transaction on those resources, as well as whether the merger would result in a monopoly or otherwise would substantially lessen competition.

The merger is also subject to approval by the Virginia Bureau of Financial Institutions of the Virginia State Corporation Commission under the bank holding company provisions of the Virginia Code, which permit an out-of-state bank holding company, such as BB&T, to acquire a Virginia bank, such as the banking subsidiaries of First Virginia headquartered in Virginia, if the Bureau approves the transaction. In its review of the merger, the Bureau will consider, among other things, whether the transaction would be detrimental to the safety and soundness of BB&T or the Virginia banks. In addition, since the merger results in a change of control of First Virginia Life Insurance Company, the merger is subject to the approval of the Virginia Bureau of Insurance.

The merger also is subject to approval by the Maryland Commissioner of Financial Regulation under the provisions of the Maryland Financial Institutions Code, which permit a Maryland bank, such as Atlantic Bank and Farmers Bank of Maryland, to affiliate with a bank holding company, such as BB&T, if the Maryland Commissioner approves the transaction. In its review of the merger, the Maryland Commissioner is required to consider, among other things, whether the merger is reasonably required to protect the welfare of the general economy of the state of Maryland and the Maryland bank, and whether the merger is detrimental to the public interest or to the Maryland bank.

BB&T also must provide notice of the merger to the Tennessee Department of Financial Institutions at least thirty days prior to consummation of the merger because First Vantage Bank/Tri-Cities maintains branches in Tennessee and will be undergoing a change in control as a result of the merger.

BB&T also must provide notice of the merger to the Georgia Department of Banking and Finance at least thirty days prior to consummation of the merger because BB&T owns a bank subsidiary with banking offices in Georgia.

BB&T has received approval for the merger from the Federal Reserve. The approval was conditioned on the divestiture of eleven branches and two drive-in facilities with deposits totaling approximately $290 million. In addition, BB&T has received approval for the merger from the Maryland Commissioner of Financial Regulation and the Virginia Bureau of Financial Institutions. BB&T has filed an application with the Virginia Bureau of Insurance and will file the required notices with the appropriate state banking regulators of Tennessee and Georgia. Although BB&T does not know of any reason why it will not obtain approval from all regulators in a timely manner, BB&T cannot be certain when it will obtain them or that it will obtain them at all.

Accounting Treatment

BB&T will account for the merger using the purchase method of accounting. Under this accounting method, BB&T would record the acquired identifiable assets and liabilities assumed at their fair market value at the time the merger is completed. Any excess of the cost of First Virginia over the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed would be recorded as goodwill. Based on information as of March 31, 2003, management of BB&T estimates that the total merger consideration (including issuance of common stock and assumption of options on common stock) will be approximately $3.1 billion. Utilizing information as of December 31, 2002, estimated goodwill and other intangibles would total approximately $2.0 billion. BB&T’s reported income would include the operations of First Virginia after the merger. Financial statements of BB&T issued after completion of the merger would reflect the impact of the merger with First Virginia. Financial statements of BB&T issued before completion of the merger would not be restated retroactively to reflect First Virginia’s historical financial position or results of operations. The unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method of accounting. See “Summary—Comparative Per Share Data” on page 12.

Effect on Employee Benefit Plans and Stock Options

Employee Benefit Plans

As of a date (the “benefit plan date”) determined by BB&T to be not later than the first day following the calendar year during which the last of First Virginia’s bank subsidiaries is merged into a BB&T subsidiary, BB&T will cause First Virginia’s 401(k) plan either to be merged with BB&T’s 401(k) plan or to be frozen, as determined by BB&T and subject to receipt of applicable governmental approvals. Each employee of First Virginia or any First Virginia subsidiary at the time the merger becomes effective who: (a) is a participant in First Virginia’s 401(k) plan; (b) becomes an employee of BB&T or a BB&T subsidiary (a “BB&T employer”) at the time the merger becomes effective (a “transferred employee”), and (c) continues in the employment of a BB&T employer until the benefit plan date, will be eligible to participate in BB&T’s 401(k) plan as of the benefit plan date. Any other former employee of First Virginia will be eligible to participate in BB&T’s 401(k) plan upon complying with the eligibility requirements. All rights to participate in BB&T’s 401(k) plan are subject to BB&T’s right to amend or terminate the plan. BB&T will maintain First Virginia’s 401(k) plan and any related supplemental plans for the benefit of participating employees until the benefit plan date. In administering BB&T’s 401(k) plan and any related supplemental or excess benefit plan of BB&T or excess benefit defined contribution service with First Virginia and its subsidiaries will be deemed to be service with BB&T for participation, vesting and benefit accrual purposes.

Each transferred employee will be eligible to participate in group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to employees of the BB&T employer as of the benefit plan date with respect to each such plan or program, conditional upon the transferred employee’s being employed by the BB&T employer as of the benefit plan date and subject to complying with eligibility requirements of the respective plans and programs. BB&T will cause the BB&T employer to continue the First Virginia welfare plans and programs in effect for the benefit of the transferred employees so long as they remain eligible to participate and until they become eligible to participate in the corresponding plan or program maintained by the BB&T employer (and, with respect to any such plan or program, subject to complying with eligibility requirements and subject to the right of the BB&T employer to terminate the plan or program). First Virginia retirees and transferred employees who are participating or are eligible to participate in the First Virginia retiree medical benefits plan will automatically become participants in or eligible to participate in the BB&T retiree medical benefits plan as of the benefit plan date applicable to such plan. For purposes of administering these plans and programs, service with First Virginia will be deemed to be service with the BB&T employer for the purpose of determining eligibility to participate, vesting (if applicable), benefit accruals (solely for purposes of vacation and seniority entitlements), commencement of benefits and benefit subsidies in such plans and programs. In applying the BB&T plans and programs, preexisting conditions and eligibility waiting periods under group health plans will be waived with respect to transferred employees and retirees of First Virginia who are participants in the First Virginia medical benefits plan, and BB&T will give transferred employees and retirees of First Virginia who are participants in or eligible to participate in the First Virginia retiree medical benefits plan credit for the plan year in which each becomes a participant in the BB&T plan towards applicable deductibles and out-of-pocket limits for expenses incurred in such year under the First Virginia plan.

Except to the extent of commitments in the merger agreement or other contractual commitments specifically made or assumed by BB&T, no BB&T employer will have any obligation arising from the merger to continue any transferred employees in its employ or in any specific job or to provide to any transferred employee any specified level of compensation or any incentive payments, benefits or perquisites. Each transferred employee who is terminated by a BB&T employer after the merger becomes effective, excluding any employee who has a then-existing contract providing for severance, will be entitled to severance pay in accordance with the general severance policy maintained by BB&T or a special severance plan to be adopted by First Virginia, if and to the extent that the employee is entitled to severance pay under the applicable policy. Such an employee’s service with First Virginia will be aggregated with BB&T service for purposes of determining the amount of severance pay, if any, under the applicable severance policy.

BB&T has agreed to merge the First Virginia defined benefit pension plan into the BB&T defined benefit pension plan, conditional upon receipt of all applicable governmental approvals. Each transferred employee who is a participant in the First Virginia pension plan and who continues to be employed by a BB&T employer will become a participant in the BB&T pension plan on the benefit plan date. The First Virginia pension plan and any related nonqualified plans will continue in effect until that date. Any other former employee of First Virginia who is not a participant in the First Virginia pension plan on the benefit plan date will be eligible to participate in the BB&T pension plan upon complying with eligibility requirements. All rights to participate in the BB&T pension plan are subject to BB&T’s right to amend or terminate the plan. The accrued benefit of transferred employees under the First Virginia pension plan on the benefit plan date will be their sole accrued benefit under the BB&T pension plan for service prior to the benefit plan date, and will be added to the benefit accrued under the BB&T pension plan for service and compensation on and after the benefit plan date. In applying the BB&T pension plan, service with First Virginia will be deemed to be service with BB&T for participation and vesting purposes, but not for purposes of benefit accrual. Benefits accrued under the First Virginia pension plan prior to the benefit plan date for part-time employees (having less than 1,000 hours of service in any year) will be frozen and carried forward under the BB&T plan.

BB&T has agreed to honor all employment agreements, severance agreements and deferred compensation agreements and plans that First Virginia and its subsidiaries have with or in place for their current and former employees and directors and which have been disclosed to BB&T pursuant to the merger agreement, except to the extent any agreements are superseded or terminated when the merger becomes effective or thereafter. Except as these agreements may provide otherwise, and except as otherwise described above, (i) the transferred employees will be eligible to participate in all other employee benefit and compensation plans provided to similarly situated employees of BB&T, subject to complying with eligibility requirements, (ii) service with First

Virginia will be deemed to be service with BB&T for the purpose of determining eligibility to participate and vesting (if applicable), and (iii) the employee benefit plans of First Virginia will be frozen, terminated or merged into comparable plans of BB&T, as BB&T may determine in its sole discretion.

Stock Options

At the time the merger becomes effective, each then outstanding stock option granted under First Virginia’s various stock option plans will be converted into rights with respect to BB&T common stock. Unless it elects to substitute options as described below, BB&T will assume each of these stock options in accordance with the terms of the First Virginia plan, except that: (a) BB&T and the compensation committee of the BB&T Board of Directors will be substituted for First Virginia and its committee with respect to administering its stock option plan; (b) each stock option may be exercised solely for shares of BB&T common stock; (c) the number of shares of BB&T common stock subject to each stock option will be the number of whole shares (omitting any fractional share) determined by multiplying the number of shares of First Virginia common stock subject to the stock option by the exchange ratio in the merger and (d) the per share exercise price for each stock option will be adjusted by dividing the per share exercise price for the stock option by the exchange ratio in the merger and rounding up to the nearest cent.

As an alternative to converting the stock options, BB&T may choose to substitute options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other comparable plan for all or a part of the First Virginia stock options, subject to the adjustments described in (c) and (d) in the preceding paragraph, and further subject to the condition that any incentive stock option will be adjusted as required by Section 424 of the Internal Revenue Code to continue as an incentive stock option. Except as provided above, the substituted options will continue in effect on the same terms and conditions provided in First Virginia’s stock option plans and the stock option agreements relating to the options.

BB&T will deliver to each First Virginia employee who receives converted or substitute options an appropriate notice setting forth the employee’s rights with respect to the converted or substitute options.

BB&T has reserved and will continue to reserve adequate shares of BB&T common stock for the exercise of any converted or substitute options. Within fifteen days after the merger, if it has not already done so, BB&T will file a registration statement under the Securities Act of 1933 with respect to the shares of BB&T common stock subject to converted or substitute options, and BB&T will use its reasonable efforts to maintain the effectiveness of the registration statement (and maintain the current status of the related prospectus or prospectuses) for so long as the converted or substitute options remain outstanding.

Based on stock options outstanding as of the record date, options to purchase an aggregate of approximately 1,786,378 shares of First Virginia common stock may be outstanding at the effective time of the merger. Any shares of First Virginia common stock issued pursuant to the exercise of stock options under the stock option plans before the effective time of the merger will be converted into shares of BB&T common stock in the same manner as other outstanding shares of First Virginia common stock.

Eligibility to receive stock option grants after the merger will be determined by BB&T in accordance with its plans and procedures and subject to any contractual obligations.

Restrictions on Resales by Affiliates

The shares of BB&T common stock to be issued in the merger will be registered under the Securities Act of 1933 and will be freely transferable, except any shares received by any shareholder who may be deemed to be an “affiliate” of First Virginia at the effective time of the merger for purposes of Rule 145 under the Securities Act. Affiliates of First Virginia may sell their shares of BB&T common stock acquired in the merger only in transactions registered under the Securities Act or permitted by the resale provisions of Rule 145 under the

Securities Act or as otherwise permitted by the Securities Act. Persons who may be deemed affiliates of First Virginia generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by or are under common control with First Virginia and include directors and executive officers of First Virginia. In addition, any executive officer or director of First Virginia who becomes an affiliate of BB&T will be required to comply with the resale requirements under Rule 144 of the Securities Act. The restrictions on resales by an affiliate extend also to related parties of the affiliate, including parties related by marriage who live in the same home as the affiliate.

First Virginia has agreed to use its best efforts to cause each of its affiliates to deliver to BB&T a written agreement to the effect generally that he or she will not offer to sell, transfer or otherwise dispose of any shares of BB&T common stock issued to that person in the merger, except in compliance with the Securities Act and the related rules and regulations.

No Appraisal or Dissenters’ Rights

First Virginia shareholders will not have any right to dissent from the merger and demand an appraisal of their shares of First Virginia common stock.

INFORMATION ABOUT BB&T

General

BB&T is a financial holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its business operations primarily through its banking subsidiaries, which have offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and the metropolitan Washington, D.C. area. Substantially all of BB&T’s loans are to businesses and individuals in these market areas. BB&T’s principal commercial bank subsidiaries are Branch Bank, Branch Banking and Trust Company of South Carolina (“Branch Bank-SC”) and Branch Banking and Trust Company of Virginia (“Branch Bank-VA”), excluding bank subsidiaries, if any, of recently acquired bank holding companies that are expected to be merged into one of BB&T’s subsidiaries. The principal assets of BB&T are all of the issued and outstanding shares of common stock of Branch Bank, Branch Bank-SC and Branch Bank-VA.

Operating Subsidiaries

Branch Bank, BB&T’s largest subsidiary, is the oldest bank in North Carolina and currently operates banking offices in the following:

Alabama	2 offices	2 cities	1 county
District of Columbia	7 offices	1 city
Florida	18 offices	17 cities	14 counties
Georgia	114 offices	75 cities	51 counties
Indiana	1 office	1 city	1 county
Kentucky	104 offices	39 cities	25 counties
Maryland	79 offices	48 cities	10 counties
North Carolina	335 offices	195 cities	73 counties
Tennessee	37 offices	28 cities	8 counties
West Virginia	87 offices	52 cities	26 counties

Branch Bank provides a wide range of banking and trust services in its local market for retail and commercial customers, including small and mid-size businesses, public agencies and local governments and individuals. Operating subsidiaries of Branch Bank include: Raleigh, North Carolina-based BB&T Insurance Services, Inc., which offers life, employee benefits, surety, property and casualty, title and other insurance products on an agency basis; Florence, South Carolina-based Prime Rate Premium Finance Corporation, Inc., which provides insurance premium financing primarily to customers in BB&T’s principal market area; Charlotte, North Carolina-based BB&T Leasing Corporation, which offers lease financing to commercial businesses and municipal governments; Charlotte, North Carolina-based BB&T Investment Services, Inc., which offers customers investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds, and government and municipal bonds; Charlotte, North Carolina-based Laureate Capital LLC, which specializes in arranging and servicing commercial mortgage loans; Conyers, Georgia-based Lendmark Financial Services, Inc., which offers alternative consumer and mortgage loans to clients unable to meet certain consumer and mortgage loan guidelines; and Birmingham, Alabama-based CRC Insurance Services, Inc., which was the fourth largest wholesale insurance broker in the country at December 31, 2002.

Branch Bank-SC serves South Carolina through 95 banking offices, and provides a wide range of banking and trust services in its local market for retail and commercial customers, including small and mid-size businesses, public agencies, local governments and individuals. Branch Bank-VA offers a wide range of commercial and retail banking services through 234 banking offices.

BB&T also has a number of other subsidiaries. Scott & Stringfellow, Inc. is an investment banking and full-service brokerage firm that provides services in retail brokerage, equity and debt underwriting, investment advice, corporate finance and equity research; and also facilitates the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. It also has a public finance department that provides investment banking, financial advisory services and debt underwriting services to a variety of regional tax-exempt issuers. Regional Acceptance Corporation specializes in indirect financing for consumer purchases of mid-model and late-model used automobiles. BB&T Factors Corporation buys and manages account receivables primarily in the furniture, textile and home furnishings-related industries. Stanley, Hunt, Dupree & Rhine, Inc. offers group medical plans, insurance and investment consulting and actuarial services. Sheffield Financial Corp. specializes in loans to small commercial lawn care businesses across the country. BB&T Bankcard Corporation is a special purpose credit card bank.

Completed Acquisitions

BB&T’s profitability and market share have been enhanced through internal growth and acquisitions of both financial and nonfinancial institutions during recent years. BB&T’s most recent acquisitions include the following:

On March 11, 2002, BB&T acquired MidAmerica Bancorp of Louisville, Kentucky in a tax-free transaction accounted for as a purchase. MidAmerica operated 30 banking offices in the Louisville metropolitan statistical area through the Bank of Louisville, its primary subsidiary. The acquisition of MidAmerica, together with the acquisition of AREA Bancshares Corporation, increased BB&T’s market share in Kentucky to third. BB&T merged the former banking subsidiaries of MidAmerica into Branch Bank during September 2002.

On March 21, 2002, BB&T acquired AREA Bancshares of Owensboro, Kentucky in a tax-free transaction accounted for as a purchase. AREA operated 71 banking offices in 31 communities in Kentucky through its banking subsidiary AREA Bank. It also operated a trust company and retail brokerage. The acquisition of MidAmerica Bancorp, together with AREA Bancshares, increased BB&T’s market share in Kentucky to third. BB&T merged AREA Bank into Branch Bank during July 2002.

On September 16, 2002, BB&T acquired Regional Financial Corporation of Tallahassee, Florida in a tax-free transaction accounted for as a purchase. Regional is the holding company for First South Bank. First South operated 11 full-service retail branches, three limited-service branches and eight mortgage loan production offices in Tallahassee and the Florida Panhandle, Jacksonville, and along the Gulf Coast from Beverly Hills to Naples. BB&T merged First South into Branch Bank during November 2002.

On March 14, 2003, BB&T acquired Equitable Bank of Wheaton, Maryland in a tax-free transaction accounted for as a purchase. Equitable Bank, with approximately $477 million in assets, operated five full-service banking offices in Montgomery and Prince George’s counties. The acquisition of Equitable Bank expands BB&T’s presence in the fast-growing Maryland suburbs of Washington, D.C.

Pending Acquisitions

BB&T expects, in the long term, to continue to take advantage of the consolidation of the financial services industry by developing its franchise through the acquisition of financial institutions. Such acquisitions may entail the payment by BB&T of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of BB&T capital stock or the incurring of additional indebtedness by BB&T, and could have a dilutive effect on the per share earnings or book value of BB&T common stock. Moreover, acquisitions sometimes result in significant front-end charges against earnings, although cost savings, especially incident to in-market acquisitions, are frequently anticipated.

Capital

The Federal Reserve has established a minimum requirement for a bank holding company’s ratio of capital to risk-weighted assets (including on-balance sheet activities and specified off-balance sheet activities, such as standby letters of credit) of 8%. At least half of a bank holding company’s total capital is required to be composed of common equity, retained earnings, and qualifying perpetual preferred stock, less specified intangibles. This is called Tier 1 capital. The remainder may consist of specified subordinated debt, specified hybrid capital instruments and other qualifying preferred stock, and a limited amount of the loan loss allowance. This is called Tier 2 capital. Tier 1 capital and Tier 2 capital combined are referred to as total capital. At March 31, 2003, BB&T’s Tier 1 and total capital ratios were 9.5% and 13.8%, respectively. Since January 1, 1998, the Federal Reserve has required bank holding companies that engage in trading activities to adjust their risk-based capital to take into consideration market risks that may result from movements in market prices of covered trading positions in trading accounts, or from foreign exchange or commodity positions, whether or not in trading accounts, including changes in interest rates, equity prices, foreign exchange rates or commodity prices. Any capital required to be maintained pursuant to these provisions may consist of “Tier 3 capital” consisting of forms of short-term subordinated debt. In addition, the Federal Reserve has issued a policy statement, pursuant to which a bank holding company that is determined to have weaknesses in its risk management processes or a high level of interest rate risk exposure may be required to hold additional capital.

The Federal Reserve also has established minimum leverage ratio requirements for bank holding companies. These requirements provide for a minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets equal to 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating. Bank holding companies that do not meet the specified criteria generally are required to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum. BB&T’s leverage ratio at March 31, 2003 was 7.2%. Bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, these capital requirements indicate that the Federal Reserve will continue to consider a “tangible Tier 1 leverage ratio” (deducting all intangibles) in evaluating proposals for expansion or new activity.

The FDIC has adopted minimum risk-based and leverage ratio regulations to which BB&T’s state bank subsidiaries are subject that are substantially similar to those requirements established by the Federal Reserve. Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including, in the most severe cases, the termination of deposit insurance by the FDIC and placing the institution into conservatorship or receivership. The capital ratios of each of BB&T’s bank subsidiaries exceeded all minimum regulatory capital requirements as of March 31, 2003.

Deposit Insurance Assessments

The deposits of each of BB&T’s bank subsidiaries are insured by the FDIC up to the limits required by law. A majority of the deposits of the banks is subject to the deposit insurance assessments of the Bank Insurance Fund of the FDIC. However, approximately 25% of the deposits of Branch Bank, 43% of the deposits of Branch Bank-SC and 33% of the deposits of Branch Bank-VA (related to the banks’ acquisition of various savings associations) are subject to assessments imposed by the Savings Association Insurance Fund of the FDIC.

For the semi-annual period beginning January 1, 2003, the effective rate of assessments imposed on all FDIC deposits for deposit insurance ranges from 0 to 27 basis points per $100 of insured deposits, depending on the institution’s capital position and other supervisory factors. However, because legislation enacted in 1996 requires that both SAIF-insured and BIF-insured deposits pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation, the FDIC is currently assessing for first quarter 2003 both BIF-insured deposits and SAIF-insured deposits an additional 1.68 basis points per $100 of deposits on an annualized basis to cover those obligations.

Additional Information

You can find additional information about BB&T in BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Current Reports on Form 8-K filed January 13, 2003, all of which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 89.

INFORMATION ABOUT FIRST VIRGINIA

General

First Virginia is a bank holding company headquartered in Falls Church, Virginia. It was incorporated under the laws of the Commonwealth of Virginia in October 1949 and is registered under the Bank Holding Company Act of 1956, as amended. With total assets of $11.228 billion as of December 31, 2002, First Virginia is the largest banking institution headquartered in Virginia and the fifth largest banking organization in the state based on total deposits. As of December 31, 2002, First Virginia and its subsidiaries employed 5,245 individuals (4,813 full-time equivalent). First Virginia’s principal executive offices are located at One First Virginia Plaza, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336, its phone number at that address is (703) 241-4000.

First Virginia conducts its business operations primarily through its eight commercial bank subsidiaries (the banking companies). The banking companies offer a broad array of banking services, including the acceptance of deposits in checking, money market, savings and time accounts and the making of personal and commercial loans, construction loans and commercial and residential real estate loans. Also offered are individual retirement accounts, trust and asset management services, internet banking access, online bill payment for both consumer and commercial customers and other standard banking products and services. In addition, First Virginia also owns various nonbank subsidiaries that provide banking-related services. The most significant of these are First Virginia Insurance Services, which offers commercial, consumer and title insurance services, and First Virginia Life Insurance Company, which provides credit related insurance to the loan customers of the banking subsidiaries. Income from nonbank subsidiaries represents less than 1% of First Virginia’s total income.

First Virginia has consistently been a high performing organization, producing six consecutive years of record earnings per share at an annual compound growth rate of 9%. Its performance ratios also have consistently exceeded national and regional peer group averages. First Virginia’s strategy is to provide a high level of personal service and to be a dominant bank in each of the markets it serves. In July 2001, First Virginia acquired the $531 million James River Bankshares, significantly increasing its presence in southeast Virginia. In August 2001, First Virginia sold its bank in the Knoxville, Tennessee area after determining it was unlikely it would be able to achieve its objective of becoming the dominant bank in the area either through internal growth or acquisition. In addition, First Virginia’s banking companies have purchased and sold various branches over the past five years in an effort to focus on markets where a dominant presence could be achieved. None of these transactions represented more than 6% of total assets.

As part of the ongoing process of examining business lines in the First Virginia organization, a strategic decision was made in 1999 to exit the direct servicing and ownership of credit card loans. Similarly, First Virginia sold its mortgage servicing rights in 1997 and stopped servicing consumer mortgage loans. At the same time, the corporation sought to expand its electronic delivery systems and introduced the Visa CheckCard and online banking and bill paying for both retail and commercial customers. Fees from electronic banking services represented 14.6% of noninterest income in 2002 as compared to 9.8% in 1997.

Primary Market Area

First Virginia’s banking companies operate primarily in Virginia, Maryland and eastern Tennessee. This market is particularly attractive because of population growth and above average education and income levels. Based on the most recent available data, the service area of the eight banking companies included approximately 89% of Virginia’s population with 298 offices, 40% of Maryland’s population with 55 offices, and 18% of eastern Tennessee’s population with 11 offices. The employment base of First Virginia’s market area is diverse and consists of manufacturing, general services, wholesale/retail trade, technology, financial services and government. The presence of the federal government, particularly in the greater Washington, D.C. area, contributes to the economic vitality and stability. The Northern Virginia area, where First Virginia is headquartered, is the fastest growing area in Virginia. The area is also the second largest technology sector in the United States and has a median family income of $90,000, one of the highest in the country.

Lending Activities

The following table summarizes First Virginia’s loan portfolio.

December 31	2002	2001	2000	1999	1998
Consumer
Automobile	$2,993,976	$3,156,680	$3,169,269	$3,214,659	$2,771,579
Home equity, fixed- and variable-rate	645,659	748,888	743,542	831,952	898,748
Revolving credit, including credit card	36,238	35,365	31,907	28,505	136,445
Other	129,469	160,697	170,482	184,930	210,080
Commercial	815,210	862,794	954,925	825,140	824,475
Construction and land development	113,800	158,575	181,575	151,776	121,338
Real estate
Commercial mortgage	713,330	619,356	432,053	409,590	401,330
Residential mortgage	930,184	768,204	682,711	711,848	729,220

Total loans, net of unearned income	$6,377,866	$6,510,559	$6,366,464	$6,385,400	$6,093,215

Consumer Lending

Consumer loans represent 60% of First Virginia’s overall loan portfolio. First Virginia offers a wide variety of consumer loan products to the highest quality prime customers. Loans are predominantly secured by real or personal property with regularly scheduled monthly payments. Nearly half of the total loan portfolio, and 79% of consumer loans, are automobile-related loans, particularly loans originated through automobile dealerships. The remaining portion of consumer loans is primarily home equity loans secured by residential real estate. First Virginia does not participate in the sub-prime or leasing markets.

First Virginia is one of the 25 largest automobile lenders in the nation and devotes its primary lending resources to this area. First Virginia concentrates on the highest quality loans in this area, primarily “A” and “B” credits. Most of these loans are secured by new cars with a maximum term of 66 months. First Virginia uses an experienced loan reviewer in underwriting each loan and does not rely on credit scoring models. Because individual loan amounts are relatively small and spread across many individual borrowers, the risk of any major charge-offs is minimized.

Commercial Lending

First Virginia’s commercial lending activities are primarily targeted toward small- and medium-sized businesses located in the communities served by the banking companies and include loans to government contractors, high-tech companies, hospitals, churches, and country clubs. Commercial loans represent 13% of the loan portfolio and are typically in amounts between $1 million and $5 million. First Virginia’s legal lending limit to any one borrower is approximately $111 million; however, it generally limits its loans to any one borrower and related interests to $15 million. In special cases, this internal guideline may be exceeded. First Virginia originates and retains all of its own loans and does not participate in loans with other organizations nor in nationally syndicated credits. There are no significant concentrations of credit to a single industry or borrower.

Construction Lending

Construction loans represent less than 2% of outstanding loans and are primarily for residential development projects or commercial office space built for the borrower’s own use and carry floating or adjustable interest rates. First Virginia does not make construction loans for speculative or unleased properties.

Real Estate Lending

Residential real estate loans, consisting primarily of fixed-rate loans with terms of 15 years, increased 21% at the end of 2002 and comprised 15% of total loans. These loans are originated through the branch office network of the banking companies, are secured primarily by a first lien deed of trust and generally do not exceed an 80% loan-to-value ratio at the time of origination. Mortgage loans with terms greater than 20 years are available through the company’s website but are immediately sold to an unaffiliated party. Commercial real estate loans also increased in 2002 by 15% and comprised 11% of the total loan portfolio. These loans are primarily made to business customers for owner-occupied properties and generally are well secured.

Additional Information and Incorporation of Certain Information by Reference

You can find additional information about First Virginia in First Virginia’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and Current Reports on Form 8-K filed on January 22, 2003, February 26, 2003, March 12, 2003 and April 15, 2003, all of which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 89.

DESCRIPTION OF BB&T CAPITAL STOCK

General

The authorized capital stock of BB&T consists of 1,000,000,000 shares of BB&T common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of April 30, 2003, there were 471,289,163 shares of BB&T common stock issued and outstanding, which excludes shares expected to be issued in pending acquisitions. There were no shares of BB&T preferred stock issued and outstanding as of such date, although 2,000,000 shares of BB&T preferred stock have been designated as Series B Junior Participating Preferred Stock and are reserved for issuance in connection with BB&T’s shareholder rights plan. See “—Shareholder Rights Plan” below. Based on the number of shares of First Virginia common stock outstanding at the record date, it is estimated that approximately 88.8 million shares of BB&T common stock would be issued in the merger (including as a result of the conversion of First Virginia stock options).

BB&T Common Stock

Each share of BB&T common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of BB&T common stock are entitled to receive dividends when, as, and if declared by the BB&T Board of Directors out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of BB&T available for distribution after the payment of necessary expenses and all prior claims. Holders of BB&T common stock have no preemptive rights to subscribe for any additional securities of any class that BB&T may issue, nor any conversion, redemption or sinking fund rights. Holders of BB&T common stock have no right to cumulate votes in the election of directors. The rights and privileges of holders of BB&T common stock are subject to any preferences that the BB&T Board of Directors may set for any series of BB&T preferred stock that BB&T may issue in the future. The terms of the BB&T Junior Preferred Stock reserved for issuance in connection with BB&T’s shareholder rights plan provide that the holders will have rights and privileges that are substantially identical to those of holders of BB&T common stock.

The transfer agent and registrar for BB&T common stock is Branch Bank. BB&T intends to apply for the listing on the NYSE, subject to official notice of issuance, of the shares of BB&T common stock to be issued in the merger.

BB&T Preferred Stock

Under BB&T’s Articles of Incorporation, BB&T may issue shares of BB&T preferred stock in one or more series as may be determined by the BB&T Board of Directors or a duly authorized committee. The BB&T Board of Directors or committee thereof may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any BB&T preferred stock issued may rank senior to BB&T common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of BB&T, or both. In addition, any shares of BB&T preferred stock may have class or series voting rights. Under some circumstances, the issuance of shares of BB&T preferred stock, or merely the existing authorization of the BB&T Board of Directors to issue shares of BB&T preferred stock, may tend to discourage or impede a merger or other change in control of BB&T. See “ Shareholder Rights Plan” below.

Shareholder Rights Plan

BB&T has adopted a shareholder rights plan that grants BB&T’s shareholders the right to purchase securities or other property of BB&T upon the occurrence of various triggering events involving a potentially hostile takeover of BB&T. Like other shareholder rights plans, BB&T’s plan is intended to give the BB&T Board of Directors the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether it is in the best interests of BB&T and its shareholders and to encourage potential hostile acquirors to negotiate with the BB&T Board of Directors. BB&T’s plan, like other shareholder rights plans, could also have the unintended effect of discouraging a business combination that shareholders believe to be in their best interests.

The terms of the rights are set forth in the Rights Agreement, dated as of December 17, 1996, between BB&T and Branch Bank, as Rights Agent and are summarized below:

On December 17, 1996, the BB&T Board of Directors declared a dividend to holders of BB&T common stock of one right for each share of common stock held of record as of January 17, 1997 and for each share of common stock issued thereafter. Each right entitles the holder to purchase from BB&T 1/100th of a share of BB&T Series B Junior Participating Preferred Stock (which is substantially equivalent to one share of BB&T’s common stock) at a price of $145.00, subject to anti-dilution adjustments, or, under various circumstances, other securities or property.

The rights plan is designed to enhance the ability of the BB&T Board of Directors to prevent an acquiror from depriving shareholders of the long-term value of their investment and to protect shareholders against attempts to acquire BB&T by means of unfair or abusive takeover tactics that have been prevalent in many unsolicited takeover attempts.

Under the rights plan, the rights will become exercisable only if a person or a group acquires or commences a tender offer for 20% or more of BB&T’s outstanding common stock or if the BB&T Board of Directors declares any person to be an “adverse person.” The BB&T Board of Directors will declare a person to be an adverse person if it determines that:

•	the person, alone or together with its affiliates and associates, has or will become the beneficial owner of 10% or more of BB&T’s common stock; and

•	the beneficial ownership by the person is:

•	intended or reasonably likely to cause BB&T to repurchase the common stock beneficially owned by the person or otherwise provide the person with short-term financial gain contrary to BB&T’s best long-term interests;

•	reasonably likely to have a material adverse effect on BB&T’s business or prospects; or

•	otherwise not in the best interests of BB&T and its shareholders, employees, customers and communities in which BB&T and its subsidiaries do business.

Until they become exercisable, the rights attach to and trade with BB&T’s common stock. The rights will expire December 31, 2006. The rights may be redeemed by the Board of Directors at $0.01 per right until 10 days after a person or group has accumulated 20% or more of the common stock or, if earlier, the effective date of the Board of Directors’ declaration that a person has become an adverse person. All rights held or acquired by a person or group holding 20% or more of BB&T’s shares or by an adverse person are void.

If a person or group acquired 20% or more of BB&T’s common stock or the Board of Directors declared a person to be an adverse person, the rights would then be modified to represent the right to receive, for the exercise price, common stock having a value worth twice the exercise price.

If BB&T were acquired in a merger or other business combination at any time after a person or group has acquired 20% or more of BB&T’s common stock, the rights would be modified so as to entitle a holder to buy a number of shares of common stock of the acquiring entity having a market value of twice the exercise price of each right.

Until a right is exercised, the right provides the holder with no rights as a shareholder of BB&T, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders or to BB&T, shareholders may, depending upon the circumstances, recognize taxable income if the rights become exercisable for stock (or other consideration) of BB&T or for common stock of the acquiring company.

Any provision of the rights agreement, other than provisions relating to the principal economic terms of the rights, may be amended by the BB&T Board of Directors before the date the rights are distributed. After that distribution date, the provisions of the rights agreement may be amended by the BB&T Board of Directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person or adverse person) or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to adjust the time period governing redemption may be made when the rights are not redeemable.

The rights agreement is filed as an exhibit to a registration statement on Form 8-A dated January 10, 1997 that has been filed by BB&T with the Securities and Exchange Commission. This registration statement and the rights agreement are incorporated by reference in this proxy statement/prospectus, and we refer you to them for the complete terms of the rights agreement and the rights. The foregoing discussion is qualified in its entirety by reference to the rights agreement. See “Where You Can Find More Information” on page 89.

Other Anti-takeover Provisions

Provisions of the North Carolina Business Corporation Act, or NCBCA, and BB&T’s Articles of Incorporation and bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of the BB&T Board of Directors to issue shares of BB&T preferred stock and to set the voting rights, preferences and other terms of BB&T preferred stock, may delay or prevent takeover attempts not first approved by the BB&T Board of Directors. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. BB&T believes that these provisions are appropriate to protect the interests of BB&T and its shareholders.

Control Share Acquisition Act

The Control Share Acquisition Act of the NCBCA may make an unsolicited attempt to gain control of BB&T more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. For a description of this statute, see “Comparison of the Rights of BB&T Shareholders and First Virginia Shareholders—Anti-takeover Statutes” on page 64.

Provisions Regarding the BB&T Board of Directors

BB&T’s Articles of Incorporation and bylaws separate the BB&T Board of Directors into classes and permit the removal of directors only for cause. This could make it more difficult for a third party to acquire immediate control over the BB&T Board of Directors, thereby possibly discouraging a third party from seeking control of BB&T. For a description of these provisions, see “Comparison of the Rights of BB&T Shareholders and First Virginia Shareholders-Directors” on page 60.

Meeting of Shareholders; Shareholders’ Nominations and Proposals

Under BB&T’s bylaws, meetings of the shareholders may be called only by the Chief Executive Officer, President, Secretary or the BB&T Board of Directors. Shareholders of BB&T may not require that a special meeting of shareholders be called. This provision could delay until the next annual shareholders’ meeting shareholder actions that are favored by the holders of a majority of the outstanding voting securities of BB&T.

The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in change of control in BB&T. See “Comparison of the Rights of BB&T Shareholders and First Virginia Shareholders-Shareholder Nominations and Shareholder Proposals” on page 61.

COMPARISON OF THE RIGHTS OF BB&T SHAREHOLDERS

AND FIRST VIRGINIA SHAREHOLDERS

When the merger becomes effective, holders of First Virginia common stock will become shareholders of BB&T. The following is a summary of material differences between the rights of holders of BB&T common stock and the rights of holders of First Virginia common stock. Since BB&T is organized under the laws of the State of North Carolina and First Virginia is organized under the laws of the Commonwealth of Virginia, the differences in the rights of holders of BB&T common stock and those of holders of First Virginia common stock arise from differing provisions of the NCBCA and the Virginia Stock Corporation Act (“VSCA”), in addition to differing provisions of their respective organizational documents and bylaws.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of BB&T common stock and holders of First Virginia common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the NCBCA and the VSCA and the governing corporate instruments of BB&T and First Virginia, to which the shareholders of First Virginia are referred.

Summary of Material Differences of the Rights of BB&T and First Virginia Shareholders (a more complete description of the items in this chart, immediately follows)

	BB&T	First Virginia
Authorized Capital Stock	-1,000,000,000 shares common stock -5,000,000 shares preferred stock	-175,000,000 shares common stock -3,000,000 shares preferred stock

Special Meetings of Shareholders	-May be called by Chief Executive Officer, President, Secretary or Board of Directors	-May be called by chairman of the board, chief executive officer, or President or upon written request of a majority of members of the Board of Directors

Directors

-Must have at least three, but no more than 30, members

-Divided into three classes

-May be removed from office only for cause and only by the vote of a majority of the outstanding shares entitled to vote

-Must have at least three, but no more than 30, members

-Divided into three classes

-May be removed from office with or without cause by the vote of four-fifths (80%) of the outstanding shares entitled to vote

Dividends and Other Distributions	-Subject to NCBCA requirements regarding distributions to shareholders	-Subject to VSCA requirements regarding distributions to shareholders -Preferred shareholders may receive dividends ahead of common shareholders
Shareholder Nominations and Shareholder Proposals	-Bylaws establish advance notice procedures for shareholder proposals and for the nomination of candidates for election as directors	-Bylaws establish advance notice procedures for shareholder proposals and for the nomination of candidates for election as directors

Discharge of Duties; Exculpation and Indemnification	-Directors must comply with NCBCA regarding discharge of duties -Directors have no personal liability for monetary damages for breach of duty as director

-Directors must comply with VSCA regarding discharge of duties

-Directors, officers and advisory directors have no personal liability in a proceeding by or in the right of the corporation or by or on behalf of its shareholders

	BB&T	First Virginia
	-BB&T will indemnify directors and officers against liabilities arising out of his or her status as a director or officer	-First Virginia will indemnify its directors, advisory directors and officers
Mergers, Share Exchanges and Sales of Assets	-Must be approved by majority of shareholders, unless such approval is not required	-Must be approved by more than two-thirds of shareholders
Anti-takeover Statutes	-North Carolina Control Share Acquisition Act applies to BB&T -BB&T opted out of the North Carolina Shareholder Protection Act	-VSCA provisions governing affiliated transactions (including mergers) apply to First Virginia -VSCA Control Share Acquisition law applies to First Virginia
Amendments to Articles of Incorporation and Bylaws

- The Articles of Incorporation and bylaws require the vote of more than two-thirds outstanding shares entitled to vote to approve an amendment that would amend, alter or repeal provisions of the Articles of Incorporation or bylaws relating to classification and staggered terms of the BB&T Board, removal of directors, or any requirements for a super majority vote

-BB&T Board of Directors may amend bylaws

-Articles of Incorporation may be amended by approval of majority of votes entitled to be cast by each group entitled to vote

-First Virginia Board of Directors may amend bylaws by majority vote, and shareholders holding 80% of voting power of First Virginia common stock may also amend bylaws

Consideration of Business Combinations	-Bylaws set forth specific factors for consideration by the BB&T Board of Directors	-Neither the Articles of Incorporation nor bylaws set forth specific factors for consideration by the First Virginia Board of Directors
Shareholders’ Rights of Dissent and Appraisal	-Under the NCBCA, dissenters’ rights are not available	-Under the VSCA, dissenters’ rights are not available

Liquidation Rights	-Holders of outstanding shares of BB&T common stock are entitled to share in BB&T’s assets and funds remaining after payment of BB&T’s debts and liabilities	-Holders of outstanding shares of First Virginia common stock are entitled to share in First Virginia’s assets and funds remaining after payment of First Virginia’s debts and liabilities

Authorized Capital Stock

BB&T

BB&T’s authorized capital stock consists of 1,000,000,000 shares of BB&T common stock and 5,000,000 shares of BB&T preferred stock. BB&T’s Articles of Incorporation authorize the BB&T Board of Directors to issue shares of BB&T preferred stock in one or more series and to fix the designation, powers, preferences, and rights of the shares of BB&T preferred stock in each series. As of April 30, 2003, there were 471,289,163 shares of BB&T common stock outstanding, which excludes shares expected to be issued in pending acquisitions. No shares of BB&T preferred stock were issued and outstanding as of that date, although 2,000,000 shares of BB&T preferred stock have been designated as BB&T Junior Preferred Stock and are reserved for issuance in connection with BB&T’s shareholder rights plan. See “Description of BB&T Capital Stock-Shareholder Rights Plan” on page 55.

First Virginia

First Virginia’s authorized capital stock consists of 175,000,000 shares of First Virginia common stock, $1.00 par value per share, and 3,000,000 shares of First Virginia preferred stock, $10.00 par value per share. First Virginia’s Articles of Incorporation authorize the First Virginia Board of Directors to issue shares of First Virginia preferred stock in one or more series and to fix the designation, powers, preferences, and rights of the shares of First Virginia preferred stock in each series. As of May 8, 2003, there were 68,681,372 shares of First Virginia common stock outstanding. The First Virginia Board of Directors has designated 300,000 of the shares of First Virginia preferred stock as Series E Participating Preferred Stock, none of which were outstanding as of May 8, 2003. Pursuant to the merger agreement, effective May 1, 2003, First Virginia redeemed all of the then outstanding shares of its Series A, Series B, Series C and Series D preferred stock according to their terms. All shares of preferred stock of these redeemed series were canceled and became authorized and unissued shares of preferred stock undesignated as to series.

Special Meetings of Shareholders

BB&T

Special meetings of the shareholders of BB&T may be called at any time by BB&T’s Chief Executive Officer, President or Secretary or by the BB&T Board of Directors.

First Virginia

Special meetings of the shareholders may be called by the chairman of the board, the chief executive officer, or the President or at the written request of a majority of the directors, provided that, if as of the date of the request for special meeting there is a “Related Person” as defined under the articles of incorporation, the majority must include a majority of the “Continuing Directors,” or by holders of four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

Directors

BB&T

BB&T’s Articles of Incorporation and bylaws provide for a board of directors having not less than three nor more than 30 members as determined from time to time by resolution of a majority of the members of the BB&T Board of Directors or by resolution of the shareholders of BB&T. Currently, the BB&T Board of Directors consists of 18 directors. The BB&T Board of Directors is divided into three classes, with directors serving staggered three-year terms. Under BB&T’s Articles of Incorporation and bylaws, BB&T directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

First Virginia

First Virginia’s Articles of Incorporation provide for a board of directors having not less than three and not more than 30 members to be fixed by the bylaws. First Virginia’s bylaws state that the number of directors will be 13. The First Virginia Board of Directors is divided into three classes with directors serving staggered three year terms. First Virginia’s Articles of Incorporation provide that shareholders may remove directors with or without cause, but only by the affirmative vote of the holders of at least four-fifths (80%) of the stock entitled to vote generally in the election of directors at a meeting called for that purpose.

Dividends and Other Distributions

The NCBCA prohibits a North Carolina corporation from making any distributions to shareholders, including the payment of cash dividends, that would render it insolvent or unable to meet its obligations as they become due in the ordinary course of business or that would result in its total assets being less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. BB&T is not subject to any other express regulatory restrictions on payments of dividends and other distributions. The ability of BB&T to pay distributions to the holders of BB&T common stock will depend, however, to a large extent upon the amount of dividends its bank subsidiaries, which are subject to restrictions imposed by regulatory authorities, pay to BB&T. In addition, the Federal Reserve could oppose a distribution by BB&T if it determined that such a distribution would harm BB&T’s ability to support its bank subsidiaries. There can be no assurances that dividends will be paid in the future. The declaration, payment and amount of any such future dividends would depend on business conditions, operating results, capital, reserve requirements and the consideration of other relevant factors by the BB&T Board of Directors.

First Virginia

The holders of First Virginia common stock are entitled to share ratably in dividends when and if declared by the First Virginia Board of Directors out of legally available funds. Pursuant to the VSCA, a Virginia corporation may declare and pay dividends to its shareholders, unless, after giving the effect to the dividends: (1) the corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the corporation’s total assets would be less than liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The ability of First Virginia to pay distributions to the holders of First Virginia common stock will depend, however, to a large extent upon the amount of dividends its bank subsidiaries, which are subject to restrictions imposed by regulatory authorities, pay to First Virginia. In addition, the Federal Reserve could oppose a distribution by First Virginia if it determined that such a distribution would harm First Virginia’s ability to support its bank subsidiaries. There can be no assurances that dividends will be paid in the future. The declaration, payment and amount of any such future dividends would depend on business conditions, operating results, capital, reserve requirements and the consideration of other relevant factors by the First Virginia Board of Directors.

First Virginia’s Articles of Incorporation permit the First Virginia Board of Directors to issue preferred stock with terms set by the First Virginia Board of Directors, which terms may include the right to receive dividends ahead of the holders of First Virginia common stock. There are no shares of First Virginia preferred stock outstanding.

Shareholder Nominations and Shareholder Proposals

BB&T

BB&T’s bylaws establish advance notice procedures for shareholder proposals and the nomination, other than by or at the direction of the BB&T Board of Directors or one of its committees, of candidates for election as directors. BB&T’s bylaws provide that a shareholder wishing to nominate a person as a candidate for election to the BB&T Board of Directors must submit the nomination in writing to the Secretary of BB&T at least 60 days before the one year anniversary of the most recent annual meeting of shareholders, together with biographical information about the candidate and the shareholder’s name, shareholdings and any material interests of the shareholder in the nomination. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the Chairman of the meeting. In addition, a shareholder intending to make a proposal for consideration at a regularly scheduled annual meeting of shareholders that is not intended to be included in the proxy statement for such meeting must notify the Secretary of BB&T in writing at least 60 days before the one year anniversary of the most recent annual meeting of shareholders of the shareholder’s intention. The notice must contain: (a) a brief description of the proposal, (b) the name and shareholdings of the shareholder submitting the proposal and (c) any material interest of the shareholder in the proposal.

In accordance with Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by BB&T at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to shareholders. As provided in the Securities and Exchange Commission rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before BB&T begins to print and mail its proxy materials.

First Virginia

Under First Virginia’s bylaws, in order for a shareholder to nominate a candidate for director, written notice of the nomination must be given to First Virginia in advance of the meeting. Ordinarily, such notice must be given not less than 90 nor more than 120 days before the meeting. However, if First Virginia gives less than 70 days’ notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. This notice must include, among other things:

•	the name and address of, as shown on the corporation’s records, and the class and amount of voting securities of First Virginia owned by, the shareholder proponent and any other shareholder known to be supporting such nominee;

•	the name, age, business address, residence address and occupation of, and the class and amount of voting securities of First Virginia owned by, the nominee; and

•	all the information that would be required under the SEC rules in a proxy statement soliciting proxies for such nominee.

In order for a shareholder to bring other business before an annual meeting of shareholders, written notice must be given to First Virginia within the same time limits described above for the nomination of a candidate for director. The notice must include, among other things:

•	the name and address of, as shown on the corporation’s records, and the class and amount of voting securities of First Virginia owned by, the shareholder proponent and any other shareholder known to be supporting such proposal;

•	a brief description of the proposed business and the reasons for conducting such business at the annual meeting; and

•	any financial or other interest of the shareholder in such proposal.

These advance notice requirements are separate from and in addition to the requirements the shareholder must meet to have a proposal included in First Virginia’s proxy statement. In each case, the notice must be given to the Secretary of First Virginia at its principal executive offices.

In accordance with the SEC Rule 14a-8 under the Securities and Exchange Act of 1934, shareholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by First Virginia at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to shareholders. As provided in the SEC rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before First Virginia begins to print and mail its proxy material.

Discharge of Duties; Exculpation and Indemnification

BB&T

The NCBCA requires that a director of a North Carolina corporation discharge his or her duties as a director (a) in good faith, (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (c) in a manner the director reasonably believes to be in the best interests of the corporation. The NCBCA expressly provides that a director facing a change of control situation is not subject to any different duties or to a higher standard of care. BB&T’s Articles of Incorporation provide that, to the fullest extent permitted by applicable law, no director of BB&T will have any personal liability for monetary damage for breach of a duty as a director. BB&T’s bylaws require BB&T to indemnify its directors and officers, to the fullest extent permitted by applicable law, against liabilities arising out of his or her status as a director or officer, excluding any liability relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interests of BB&T.

First Virginia

The VSCA requires that a director of a Virginia corporation discharge his or her duties as a director, including his or her duties as a member of a committee, in accordance with his or her good faith business judgment of the best interest of the corporation.

The VSCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director or (2) the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the VSCA or a corporation’s articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. First Virginia’s Articles of Incorporation eliminate liability of any director, advisory director or officer of First Virginia in connection with a proceeding by or in the right of the corporation or by or on behalf of its shareholders, unless the director, advisory director or officer engaged in willful misconduct or knowingly violated any criminal or securities law.

Under the VSCA, a Virginia corporation may indemnify a director or officer against liability if the director or officer conducted himself in good faith and believed that his official conduct was in the best interest of the corporation and all other non-official conduct was not opposed to the corporation’s best interest, or in the case of a criminal proceeding, had no reasonable basis to believe his or her conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding in which the director or officer is adjudged liable on the basis that he received an improper personal benefit. A director or officer also cannot be indemnified in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation. In addition, under the VSCA, any corporation may indemnify, including an indemnity with respect to a proceeding by or in the right of the corporation, and may provide for advances or reimbursement of expenses to, any director, officer, employee or agent that is authorized by the articles of incorporation or any bylaw approved by the shareholders or any resolution adopted before or after the subject event by the shareholders, except an indemnity against (1) willful misconduct or (2) a knowing violation of criminal law. To the fullest extent permitted by the VSCA, First Virginia’s Articles of Incorporation require indemnification of all directors, advisory directors and officers of First Virginia, and permit indemnification of employees and agents of First Virginia and directors, advisory directors, officers, employees and agents of subsidiaries and affiliates of First Virginia.

Mergers, Share Exchanges and Sales of Assets

BB&T

The NCBCA generally requires that any merger, share exchange or sale of all or substantially all the assets of a corporation other than in the ordinary course of business must be approved by the affirmative vote of the majority of the issued and outstanding shares of each voting group entitled to vote. Approval of a merger by the shareholders of the surviving corporation is not required in some instances, however, including (as in the case of the merger of BB&T with First Virginia) a merger in which the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, does not exceed by more than 20% the number of voting shares outstanding immediately before the merger. BB&T is also subject to statutory anti-takeover provisions. See “—Anti-takeover Statutes” below.

First Virginia

Under the VSCA, more than a two-thirds vote of all votes entitled to be cast at a meeting is required for approval of a merger. First Virginia’s Articles of Incorporation provide that a “business combination” (as defined therein) will require only the affirmative vote otherwise required by law if:

•	it has been approved by a majority of First Virginia’s directors (including a majority of all “Continuing Directors” as that term is defined in the articles of incorporation);

•	the business combination is solely between First Virginia and a subsidiary; or

•	specified price conditions and procedures are satisfied.

The VSCA provides that, unless a corporation’s articles of incorporation provide for a higher or lower vote, specified significant corporate actions must be approved by the affirmative vote of the holders of more than two- thirds of the votes entitled to be cast on the matter. Corporate actions requiring more than a two-thirds vote include an amendment to a corporation’s articles of incorporation, adoption of plans of merger or exchange, sales of all or substantially all of the corporation’s assets other than in the ordinary course of business and adoption of plans of dissolution. The VSCA provides that a corporation’s articles may either increase the vote required to approve these actions or may decrease the required vote to not less than a majority of the votes entitled to be cast. First Virginia’s Articles of Incorporation increase the vote required to at least 80% in specified mergers, sales of assets, liquidations and other significant transactions involving First Virginia and any beneficial holder of 5% or more of First Virginia’s outstanding capital stock.

Anti-takeover Statutes

BB&T

The North Carolina Control Share Acquisition Act applies to BB&T. This Act is designed to protect shareholders of publicly owned North Carolina corporations based within the state against changes in control and to provide shareholders with the opportunity to vote on whether to afford voting rights to some types of shareholders. The Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

The North Carolina Shareholder Protection Act requires that certain business combinations with existing shareholders either be approved by a supermajority of the other shareholders or meet certain “fair price” requirements. BB&T has elected to opt out of the North Carolina Shareholder Protection Act, as permitted by that Act.

First Virginia

The VSCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases or other dispositions of material assets, issuances of securities, dissolutions and similar transactions with an “interested stockholder.” An interested stockholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the day a stockholder becomes an interested stockholder, any affiliated transaction with the interested stockholder must be approved by a majority of the “disinterested directors” (those directors who were directors before the interested stockholder became an interested stockholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote by the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested stockholder. The foregoing requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approved the interested stockholder’s acquisition of voting shares making such a person an interested stockholder before such acquisition. Beginning three years after the stockholder becomes an interested stockholder, the corporation may engage in an affiliated transaction with the interested stockholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested stockholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•	subject to additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to insure that all stockholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the VSCA’s Control Share Acquisitions law, voting rights of shares of a stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of one-fifth, one-third and one-half of the outstanding shares may, under some circumstances, be denied. The voting rights may be denied unless conferred by special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation, or among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than one-half of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

Amendments to Articles of Incorporation and Bylaws

BB&T

The NCBCA provides generally that a North Carolina corporation’s articles of incorporation may be amended only upon approval by a majority of the votes cast within each voting group entitled to vote. BB&T’s Articles of Incorporation and bylaws impose a greater requirement, the affirmative vote of more than two-thirds of the outstanding shares entitled to vote, to approve an amendment that would amend, alter, or repeal the provisions of the articles of incorporation or bylaws relating to classification and staggered terms of the BB&T Board of Directors, removal of directors or any requirement for a supermajority vote on such an amendment. The NCBCA provides that a North Carolina corporation’s bylaws may be amended by its board of directors or its shareholders, except that, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise, the board of directors may not amend a bylaw approved by the shareholders. BB&T’s Articles of Incorporation authorize the BB&T Board of Directors to amend BB&T’s bylaws and set forth the procedures for doing so.

First Virginia

The VSCA generally requires that any amendment to the articles of incorporation to be adopted will be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the VSCA otherwise requires a greater vote or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups so long as the vote provided for is not less than a majority of all the votes cast on the amendment by each voting group entitled to vote. First Virginia’s Articles of Incorporation provide that, except where otherwise explicitly required by the articles of incorporation, the articles of incorporation may be amended by the affirmative vote of a majority of all votes entitled to be cast by each voting group of First Virginia entitled to vote on the amendment at a meeting at which a quorum of each voting group exists. Under the VSCA, unless other provision is made in the articles of incorporation or bylaws, a majority of the directors or a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws. First Virginia’s Articles of Incorporation include a provision which requires that, in order to adopt, amend or repeal the bylaws, (i) an affirmative vote of a majority of First Virginia’s board of directors is necessary, unless there exists a “Related Person” as defined in the articles of incorporation, in which case such majority will include a majority of the Continuing Directors as defined in the articles of incorporation or (ii) an affirmative vote of the shareholders holding 80% of the voting power of First Virginia common stock would be necessary.

Consideration of Business Combinations

BB&T

BB&T’s Articles of Incorporation do not specify any factors to which the BB&T Board of Directors must give consideration in evaluating a transaction involving a potential change in control of BB&T. BB&T’s bylaws, however, do set forth such specific factors for consideration of the BB&T Board of Directors.

First Virginia

Neither First Virginia’s Articles of Incorporation nor its bylaws specify any factors to which the First Virginia Board of Directors must give consideration in evaluating a transaction involving a potential change in control of First Virginia.

Shareholders’ Rights of Dissent and Appraisal

BB&T

The NCBCA provides that dissenters’ rights are not available to the holders of shares of a corporation, such as BB&T, that are either listed on a national securities exchange or held by more than 2,000 record shareholders by reason of a merger, share exchange, or sale or exchange of property unless (a) the articles of incorporation of the corporation that issued the shares provide otherwise or (b) in the case of a merger or share exchange, the holders of the shares are required to accept anything other than (1) cash, (2) shares in another corporation that are either listed on a national securities exchange or held by more than 2,000 record shareholders, or (3) a combination of cash and such shares. BB&T’s Articles of Incorporation do not authorize any special dissenters’ rights.

First Virginia

The VSCA provides that appraisal rights are not available to holders of common stock of a constituent corporation in a merger when such stock is either listed on a national securities exchange or a Nasdaq Stock Market or is held by at least 2,000 record shareholders. Despite this exception, appraisal rights will be available to holders of a common stock of a constituent corporation in a merger if (1) the articles of incorporation provide otherwise (First Virginia’s Articles of Incorporation do not authorize such special dissenters’ rights); (2) in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for the shares other than cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by record by more than 2,000 shareholders, or a combination of cash or such shares; or (3) the merger is an “affiliated transaction”, as described under “Anti-takeover Statutes” above, and it has not been approved by a majority of the disinterested directors. Holders of First Virginia common stock do not have appraisal rights in connection with the merger with BB&T because, as of the record date, First Virginia common stock and BB&T common stock were listed on the New York Stock Exchange.

Liquidation Rights

BB&T

In the event of the liquidation, dissolution, or winding up of the affairs of BB&T, holders of outstanding shares of BB&T common stock are entitled to share, in proportion to their respective interests, in BB&T’s assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of BB&T.

Because BB&T is a financial holding company, its rights, the rights of its creditors and of its shareholders, including the holders of the shares of any BB&T preferred stock that may be issued, to participate in the assets of any subsidiary upon the latter’s liquidation or recapitalization may be subject to the prior claims of (a) the subsidiary’s creditors, except to the extent that BB&T may itself be a creditor with recognized claims against the subsidiary, and (b) any interests in the liquidation accounts established by savings associations or savings banks acquired by BB&T for the benefit of eligible account holders in connection with conversion of the savings associations from mutual to stock form.

First Virginia

In the event of the liquidation, dissolution, or winding up of the affairs of First Virginia holders of outstanding shares of First Virginia common stock are entitled to share, in proportion to their respective interest, in First Virginia’s assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of First Virginia.

Because First Virginia is a bank holding company, its rights, the rights of its creditors and of its shareholders to participate in the assets of any subsidiary upon the latter’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that First Virginia may itself be a creditor with recognized claims against the subsidiary.

SHAREHOLDER PROPOSALS

In the event that the merger is not completed, any proposal that a shareholder wishes to have presented at the next annual meeting of shareholders and included in First Virginia’s proxy materials must be received at the main office of First Virginia, 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336, by January 15, 2004. Shareholders wishing to present proposals at such meeting (but not include them in First Virginia’s proxy materials) must also give notice of such proposals to First Virginia in accordance with First Virginia’s Articles of Incorporation and bylaws as described above (see “Comparison of Shareholders’ Rights—Shareholder Nominations and Shareholder Proposals” on page 61). It is urged that any proposals be sent by certified mail, return receipt requested.

OTHER BUSINESS

The First Virginia Board of Directors is not aware of any business to come before the meeting other than those matters described in this proxy statement/prospectus. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited by this proxy statement/prospectus will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

LEGAL MATTERS

The validity of the shares of BB&T common stock offered by this proxy statement/prospectus has been passed upon by Womble Carlyle Sandridge & Rice, PLLC, as counsel to BB&T. As of the date of this proxy statement/prospectus, certain members of Womble Carlyle Sandridge & Rice, PLLC owned an aggregate of approximately 75,343 shares of BB&T common stock.

EXPERTS

The consolidated financial statements of BB&T Corporation and its subsidiaries as of and for the year ended December 31, 2002 which are incorporated by reference into this proxy statement/prospectus from BB&T’s annual report on Form 10-K for the year ended December 31, 2002 and filed with the SEC on March 7, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, incorporated by reference in this proxy statement/prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report incorporated by reference herein.

On March 20, 2002, BB&T announced that it had appointed PricewaterhouseCoopers LLP to replace Arthur Andersen LLP as its independent accountants. After reasonable efforts, we have been unable to obtain Arthur Andersen’s updated written consent to the incorporation by reference into this registration statement of Arthur Andersen’s audit reports with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to omit Arthur Andersen’s updated written consent from this registration statement.

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

Accordingly, Arthur Andersen may not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement. We believe, however, that other persons who may be liable under Section 11(a) of the Securities Act, including our officers and directors, may still rely on Arthur Andersen’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

The consolidated financial statements of First Virginia Banks, Inc. and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference into this proxy statement/prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

OTHER INFORMATION FOR THE FIRST VIRGINIA ANNUAL MEETING

Annual Report

An Annual Report to shareholders for the year ended December 31, 2002, including consolidated financial statements, has been mailed to shareholders of record. The annual report is not part of this document.

Multiple Shareholders Sharing the Same Address

The Securities and Exchange Commission rules allow a company to send a single set of the Proxy Statement and Annual Report to any household at which two or more shareholders reside if the company believes that the shareholders are members of the same family. This practice, known as “Householding,” benefits both shareholders and the company. It reduces the volume of duplicate information received by the shareholder at his house and helps to reduce the company’s printing and postage expenses. Each shareholder would still continue to receive a separate proxy card for voting.

At this time, First Virginia does not offer Householding to registered shareholders. However, if you own shares through a broker, bank, or other beneficial holder of record, you already may be experiencing Householding. If your broker, bank or other record holder did not send you a Proxy Statement and/or Annual Report this year and you would like to receive these documents, you may obtain copies promptly by contacting First Virginia at 800-995-9416 or sending your request to the Corporate Secretary, First Virginia Banks, Inc., 6400 Arlington Boulevard, Falls Church, Virginia 22042-2336. On the other hand, if you share an address with another First Virginia shareholder and, together, both of you wish to receive only a single set of First Virginia’s Proxy Statement and Annual Report, you should contact your bank, broker or other intermediary directly to request Householding.

ELECTION OF DIRECTORS

General Information

The Board of Directors is divided into three classes (A, B and C). The term of office for Class A directors will expire at this Annual Meeting. The five incumbent directors have been nominated for re-election, and, if elected, the five nominees will serve for a term of three years.

With respect to the election of directors, the five nominees receiving the greatest number of votes cast for the election of directors will be elected, if a quorum is present at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote on the matter will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy’s authority to vote (including broker nonvotes) will count toward a quorum but will not count for or against the election of directors.

Proxies received from shareholders will be voted in favor of the five nominees unless shareholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors. The Board of Directors recommends a vote “for” the election of the nominees.

The Directorate

Certain information concerning the nominees for election at this meeting and the Class B and Class C directors who will continue in office after the meeting is set forth on the following pages, as furnished by them.

Name, Age and Year Became a Director	Principal Occupation, Business Experience in Last Five Years, Other Directorships	Common Stock Beneficially Owned December 31, 2002 and Percentage of Class[1]
	Nominees for Class A Directors (To serve until the Annual Meeting in 2006)

Jennifer S. Banner Age 43 2001	CPA and Principal, Pershing Yoakley & Associates, P.C, a public accounting and consulting firm headquartered in Knoxville, Tennessee, since 1987. Director and Secretary-Treasurer, Tennessee Aquatics, Inc., a nonprofit amateur athletic organization, since 1995. Director, First Vantage Bank-Tennessee, Knoxville, 2000-2001.	1,080

Barry J. Fitzpatrick Age 62 1995

Chairman of the Board, President and Chief Executive Officer of First Virginia since 1995. Chairman of the Board, First Virginia Bank in Falls Church, and a director and principal officer of numerous First Virginia affiliated nonbanking companies since 1995. Trustee, Marymount University, Arlington, Virginia. Trustee, Virginia Foundation for Independent Colleges, Richmond, Virginia Member, Executive Advisory Board, Virginia Coalfield Economic Development Authority.

		318,532[2]

Lawrence T. Jennings Age 60 2000	Director (since 1983), President (1983 to 2000), Chairman of the Board (since 2001), and Chief Executive Officer (since 1983) of L. F. Jennings, Inc., a regional commercial building contractor headquartered in Falls Church, Virginia.	450

W. Lee Phillips, Jr. Age 67 1985

Professional engineer since 1959; former Chairman of the Board, Walter L. Phillips, Inc., engineers, planners and surveyors, Falls Church, Virginia. Partner, Talbot Investment Group. Director, First Virginia Bank, Falls Church.

		19,771[3]

Albert F. Zettlemoyer Age 68 1978	Retired President, Government Systems Group of UNISYS Corporation in McLean, Virginia; retired Executive Vice President, UNISYS Corporation.	5,000

[1]	No director or executive officer owned as much as 1.0% of First Virginia Common Stock.
[2]	Includes options to purchase 125,998 shares of Common Stock which are exercisable as of December 31, 2002 and within sixty days thereafter.
[3]	Includes 8,250 shares held by a trust of which Mr. Phillips is a trustee.

Name, Age and Year Became a Director	Principal Occupation, Business Experience in Last Five Years, Other Directorships	Common Stock Beneficially Owned December 31, 2002 and Percentage of Class[1]
	Class B Directors (Serving until the Annual Meeting in 2004)

Edward L. Breeden, III Age 67 1982

Of Counsel, Breeden, Salb, Beasley & DuVall, P.L.C., a law firm in Norfolk, Virginia, since 1968. Director, First Virginia Bank-Hampton Roads, Norfolk. Director, First Virginia Life Insurance Company, Falls Church, 1982-2000. Chairman of the Board and President, The Hunter Foundation, which operates a Victorian museum and a home for elderly men in Norfolk, Virginia (1970 to present), and The Breeden-Adams Foundation, a private foundation which provides financial support for cancer research (1988 to present). President, The Tanners Creek Company and B&H Associates, both of which are real estate investment companies in the Tidewater area of Virginia (1990 to present).

		147,874[4]

Eric C. Kendrick Age 56 1986

Director and President, Mereck Associates, Inc., a real estate management and development firm in Arlington, Virginia, since 1989. Director and President, Murteck Construction Company, Inc., Upton Corporation, and Old Dominion Warehouse Corporation, Arlington.

		127,222[5]

Joseph W. Richmond, Jr. Age 58 2001	Senior Partner, Richmond and Fishburne, L.L.P., a law firm located in Charlottesville, Virginia, since 1971. Director, Jefferson Area Board for Aging and Director and President, Jefferson Elder Care, Inc. Director, First Virginia Bank-Blue Ridge, Staunton, Virginia, 1990-2001.	600

Robert H. Zalokar Age 75 1959	Retired Chairman of the Board and Chief Executive Officer of First Virginia, 1984-1994. Director, First Virginia Bank, First Virginia Life Insurance Company, 1980-2000, and First Virginia Mortgage Company, 1973-2000, Falls Church, Virginia.	287,344

	Class C Directors (Serving until the Annual Meeting in 2005)

Paul H. Geithner, Jr. Age 72 1984

Retired President and Chief Administrative Officer, First Virginia, 1985-1995. Director, First Virginia Life Insurance Company, 1988-2000. Director, Ellicott Machine Corporation, Baltimore, Maryland, 1996 to 2001. Trustee and Secretary-Treasurer, Fairfax Symphony Orchestra Foundation, and Director, Fairfax Symphony. Trustee and Secretary-Treasurer, Dorothy Farnham Feuer Foundation. Trustee and Member, Investment Committee, Bridgewater College.

		62,759[6]

[4]	Includes 16,875 shares held indirectly by a corporation, of which Mr. Breeden is President, 85,893 shares held by two trusts, of which he is a trustee, and 33,930 shares held by two foundations, of which Mr. Breeden is Chairman of the Board and President.
[5]	Includes 95,257 shares held in a revocable trust, 28,076 shares held by his spouse, and 3,889 shares held by a corporation of which Mr. Kendrick is a director and President.
[6]	Includes 53,236 shares held in a revocable trust and 9,508 shares held indirectly through his spouse’s trust.

Name, Age and Year Became a Director	Principal Occupation, Business Experience in Last Five Years, Other Directorships	Common Stock Beneficially Owned December 31, 2002 and Percentage of Class[1]
L. H. Ginn, III Age 69 1978

Partner, Ginn & Ginn, a real estate management partnership in Richmond, Virginia, since 1987; President, Lighting Affiliates, Inc., Richmond, 1975-2000; retired U.S. Army Reserve Major General. Chairman of the Board, First Virginia Bank-Colonial, Richmond. Chairman, Westminster-Canterbury Foundation, a foundation associated with a retirement facility in Richmond. Chairman, Church Schools in the Diocese of Virginia, Episcopal Diocese of Virginia, Richmond; Member, Board of Governors, Roslyn Management Corporation, an Episcopal Conference Center in Richmond.

33,553[7]

Edward M. Holland Age 63 1974

Attorney-at-Law in Northern Virginia since 1966; former Senator, Virginia General Assembly, 1972-1996. Director, First Virginia Bank, Falls Church. Trustee, Chesapeake Bay Foundation. Trustee, Vice President and Manager, Tidewater Research Foundation, a private charitable foundation supporting marine research and aquaculture, Arlington, Virginia. Member of Council, Virginia Institute of Marine Science, Gloucester Point, Virginia.

81,949[8]

Lynda S. Vickers-Smith Age 55 1999

Director (since 1987), President (since 1995) and Treasurer (1995-2000), Snell Construction Corporation, a privately held company headquartered in Arlington, Virginia, which owns and operates commercial and residential properties located in the Northern Virginia area. Director (since 1997), Virginia Management, Inc., a real estate management company located in Arlington. Trustee (since 1996), Flint Hill School, an independent school for grades K through 12 located in Oakton, Virginia. Corporator, Northeastern University, Boston, since 1998.

17,325[9]

Beneficial Ownership of Equity Securities

As of December 31, 2002, directors and executive officers as a group beneficially owned 1,820,321 shares of Common Stock, representing approximately 2.5% of those shares outstanding (including shares covered by options exercisable as of December 31, 2002, and sixty days thereafter), and 100 shares of Preferred Stock, representing less than one percent of those shares outstanding. Messrs. Breeden and Holland are members of or are associated with law firms which have been in the last three years retained by subsidiaries of First Virginia and Mr. Holland is associated with a law firm which, in the future, may be retained by subsidiaries of First Virginia. Directors Banner, Breeden, Fitzpatrick, Geithner, Ginn, Holland, Jennings, Phillips, Richmond, Vickers-Smith and Zalokar, have been directors of various subsidiaries of First Virginia during the past five years. Ages of the directors are stated as of December 31, 2002. The total shares outstanding for the directors and executive officers as a group includes the shares held by two senior advisory directors and one Director Emeritus: Robert M. Rosenthal, Chairman and Chief Executive Officer, Rosenthal Automotive Organization, Josiah P. Rowe, III, President of The Free Lance-Star Publishing Co. of Fredericksburg, Va., and Thomas K. Malone, former Chairman and Chief Executive Officer of First Virginia. As of December 31, 2002, Mr. Rosenthal owned 46,224 shares of First Virginia Common Stock, Mr. Rowe owned 3,375 shares of First Virginia Common Stock and 100 shares of First Virginia Preferred Stock, and Mr. Malone owned 100,419 shares (including 22,780 shares owned by his spouse) of First Virginia Common Stock.

[7]	Includes 705 shares held indirectly through his spouse’s Individual Retirement Account and 4,527 shares held by a trust of which Mr. Ginn is trustee.
[8]	Includes 7,750 shares held in two trusts in which he is the beneficiary and 7,500 shares held in trust in which he is a co-trustee.
[9]	Includes 16,875 shares held indirectly by a corporation in which Ms. Vickers-Smith is an officer and director (shared voting and investment power).

The following table sets forth the shares of First Virginia Common Stock beneficially owned by the named executive officers as of December 31, 2002.

Name of Officer	Number of Shares of Common Stock of First Virginia Beneficially Owned*
Barry J. Fitzpatrick	318,532
Shirley C. Beavers, Jr.	155,866
Richard F. Bowman	115,784
Raymond E. Brann, Jr.	153,246
Thomas P. Jennings	63,398

*	The amounts shown represent the total shares owned beneficially by such individuals as of December 31, 2002, together with shares which are issuable upon the exercise of all stock options that are exercisable. Specifically, the following individuals have stock options that are exercisable as of December 31, 2002 (and sixty days thereafter), which give them the right to acquire the shares indicated after their name upon the exercise of those options: Mr. Fitzpatrick, 125,998; Mr. Beavers, 109,495; Mr. Bowman, 68,135; Mr. Brann, 92,249; and Mr. Jennings, 16,050. None of the named executive officers owned as much as 1.0% of First Virginia Common Stock.

Committees and Meetings of the Board of Directors

First Virginia’s Board of Directors has a standing Audit Committee, Nominating and Governance Committee, Compensation and Benefits Committee, Public Policy Committee, and Executive Committee.

The Audit Committee, comprised of Directors Breeden, Banner, Kendrick, and Phillips, held five meetings during 2002. The members of the Audit Committee are independent under the current standards of the New York Stock Exchange. The Report of the Audit Committee appears in this Proxy Statement on page 83. The Audit Committee charter, which was revised by the Board of Directors on November 20, 2002 and which is attached hereto as Appendix C, sets forth the functions and responsibilities of that Committee, which include the appointment of the independent auditor, approving all audit engagement fees and terms, reviewing the scope of First Virginia’s audit, the activities of the internal auditors, the financial statements and the accounting policies employed therein.

The Nominating and Governance Committee, comprised of Directors Zalokar, Fitzpatrick, Ginn, Jennings, and Vickers-Smith, held one meeting in 2002. The functions of the Committee include annually recommending to the Board the names of persons to be considered for nomination and election by First Virginia’s shareholders and, as necessary, recommending to the Board the names of persons to be appointed to the Board between annual meetings, recommending corporate governance guidelines for First Virginia, recommending to the Board the directors to serve as members of board committees and engaging in on-going management succession planning for the chief executive officer. The Nominating and Governance Committee will consider nominees recommended by shareholders. Such recommendations should be addressed in writing to the First Virginia Nominating and Governance Committee, c/o the Corporate Secretary’s Office.

The Compensation and Benefits Committee, comprised of Directors Zettlemoyer, Holland, Jennings, Kendrick and Phillips, held two meetings in 2002. The Committee has the authority to annually approve compensation for the chief executive officer and the executive officers of First Virginia, including short and long term compensation, and to make recommendations to the Board with respect to the compensation of directors.

The Public Policy Committee, comprised of Directors Vickers-Smith, Fitzpatrick, Geithner, Richmond, and Zalokar, met two times during 2002. This Committee oversees First Virginia’s charitable contributions and matching gifts programs. The Committee also monitors the affirmative action and equal employment programs.

The Executive Committee, comprised of Directors Zalokar, Breeden, Fitzpatrick, Geithner, Ginn, Holland, and Zettlemoyer, held six meetings in 2002. The Committee exercises all of the powers of the Board of Directors when the Board is not in session, except for those powers reserved for the Board under state law and by First Virginia’s Articles of Incorporation and Bylaws.

All incumbent directors attended more than 75% of the aggregate total number of meetings of the Board and committees of the Board on which they served. The Board of Directors met 6 times in 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires First Virginia’s directors and executive officers to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulation to furnish First Virginia with copies of all Section 16(a) forms they file.

Based on a review of the forms that were filed and written representations from the directors and executive officers, First Virginia believes that during the year 2002, all filing requirements applicable to its directors and officers were met on time except that two directors, Edward M. Holland and Lawrence T. Jennings, each had one late filing and four executive officers, Shirley C. Beavers, Jr., Raymond E. Brann, Jr., Barbara J. Chapman and Cynthia A. Williams, each had one late filing.

EXECUTIVE COMPENSATION

The Summary Compensation Table on the next page shows the annual compensation for the last three fiscal years for First Virginia’s Chief Executive Officer and for the four other most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Options/ SARs Awarded (#)(4)	All Other Compensation ($)(5)
Barry J. Fitzpatrick Chairman, President and Chief Executive Officer of First Virginia	2002 2001 2000	780,000 720,000 690,000	635,733 475,956 450,692	4,549 4,426 4,165	45,000 45,000 45,000	87,471 77,051 75,407

Shirley C. Beavers, Jr. Senior Executive Vice President of First Virginia	2002 2001 2000	346,015 320,000 291,000	265,874 211,532 196,418	4,457 5,023 4,791	22,500 22,500 22,500	42,659 40,616 39,136

Richard F. Bowman Executive Vice President, Treasurer and Chief Financial Officer of First Virginia	2002 2001 2000	295,962 268,800 258,500	263,744 209,863 194,592	5,044 5,047 4,703	22,500 22,500 22,500	30,576 27,101 34,362

Raymond E. Brann, Jr. Executive Vice President of First Virginia	2002 2001 2000	268,442 247,500 236,500	262,346 208,946 193,831	4,179 4,197 4,189	22,500 22,500 22,500	73,109 70,598 69,417

Thomas P. Jennings Senior Vice President and General Counsel	2002 2001 2000	200,216 185,400 178,500	24,185 21,673 31,616	0 0 0	0 4,500 0	15,801 15,450 15,126

(1)	The Salary column (c) includes the base salary earned by the executive officer, which includes amounts that are deferred under the First Virginia Banks, Inc. Employees Thrift Plan, the First Virginia Thrift Restoration and Deferred Compensation Plan and the First Virginia Pre-Tax Health Benefit Plan.

(2)	The Bonus column (d) includes the amounts earned as a bonus for that year even if paid in the following year. It also includes amounts earned for that year under the First Virginia Banks, Inc. Profit Sharing Plan.

(3)	The Other Annual Compensation column (e) includes the amount of taxes paid by First Virginia for certain benefits.

(4)	Column (f) includes the number of stock options that were granted in 2002.

(5)	The All Other Compensation column (g) includes the amount paid by the employer under the First Virginia Banks, Inc. Employees Thrift Plan which, for each of the named officers, was $8,250. It also includes the amounts paid by the employer under the First Virginia Thrift Restoration and Deferred Compensation Plan. This plan provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. For 2002 these amounts were: for Mr. Fitzpatrick, $55,018; Mr. Beavers, $16,850; Mr. Bowman, $16,773; Mr. Brann, $13,243; and Mr. Jennings, $1,735. It also includes the premium amounts paid by the employer under the First Virginia Split Dollar Life Insurance Plan. For 2002 these amounts were: for Mr. Fitzpatrick, $20,370; Mr. Beavers, $13,678; Mr. Bowman, $4,818; Mr. Brann, $43,022; and Mr. Jennings, $4,071. It also includes the “above-market” earnings on deferred compensation earned during 2002. These amounts were: for Mr. Fitzpatrick, $3,833; Mr. Beavers, $3,881; Mr. Bowman, $735; Mr. Brann, $8,594; and Mr. Jennings, $1,745.

Stock Option Grants in 2002

The following table shows for each of the named executive officers (1) the number of stock options that were granted during 2002, (2) out of the total number of options granted to all employees, the percentage granted to the named executive officer, (3) the exercise price, (4) the expiration date, and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at annualized rates of 5% and 10%. No freestanding or tandem SARs were granted in 2002.

Stock Option Grants In 2002

Name	Number of Securities Underlying Options Granted (# Shs.)(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh.)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Barry J. Fitzpatrick	45,000	16.92	37.22	12/17/2012	1,053,336	2,669,359
Shirley C. Beavers, Jr.	22,500	8.46	37.22	12/17/2012	526,668	1,334,680
Richard F. Bowman	22,500	8.46	37.22	12/17/2012	526,668	1,334,680
Raymond E. Brann, Jr.	22,500	8.46	37.22	12/17/2012	526,668	1,334,680
Thomas P. Jennings	0	0	—	—	0	0

(1)	Options granted to the named executive officers in 2002 vest over the lesser of (a) a five-year period or (b) the period of time based on the normal retirement age of the executive. All of the options that were granted in 2002 include a provision that would accelerate the vesting of the options upon a “change in control” of First Virginia. For an explanation of the “change in control” provision, see “Certain Director Relationships and Plans Which Include Change in Control Arrangements.”

(2)	Options to purchase 266,000 of First Virginia Common Stock were granted to employees during 2002. No freestanding SARs were granted in 2002 to employees, and none of the options that were granted had any tandem SARs.

2002 Option Exercises and Year-end Values

The table on the next page shows for each of the named executive officers the number of shares of First Virginia Common Stock acquired upon the exercise of stock options during 2002, the value realized upon their exercise, the number of unexercised stock options at the end of 2002, and the value of unexercised “in-the-money” stock options at the end of 2002. Stock options are considered “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the option. Some of the stock options which were granted to First Virginia’s executive officers include a provision that would accelerate the vesting of the options upon a “change in control” of First Virginia.

Aggregated Options Exercises in 2002 and Year-end Options

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Yearend (#) Exercisable/ Unexercisable	Value of Unexercised In-the- Money Options at Year end ($) Exercisable/Unexercisable
Barry J. Fitzpatrick	34,698	483,394	116,997/136,501	655,202/550,135
Shirley C. Beavers, Jr.	0	0	104,994/71,250	1,258,112/287,850
Richard F. Bowman	7,614	131,519	63,634/71,250	413,714/287,850
Raymond E. Brann, Jr.	4,500	104,814	87,748/66,000	776,412/259,449
Thomas P. Jennings	12,375	110,822	13,800/11,700	56,656/69,283

Pension and Thrift Plans and Supplemental Arrangements

The following table shows the estimated annual benefit payable upon retirement (assuming retiree elected single life only) under the First Virginia Pension Trust Plan and under the First Virginia Supplemental Pension Trust Plan based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 2002, at age 65. Credited service in excess of thirty years is not taken into account in determining benefits under either plan.

Annual Benefits Under First Virginia’s Pension Trust Plan and

the First Virginia Supplemental Pension Trust Plan

Average Annual Pay	10 years	15 years	20 years	25 years	30 years
$200,000	$30,028	$45,042	$60,056	$75,070	$90,084
$300,000	$46,028	$69,042	$92,056	$115,070	$138,084
$400,000	$62,028	$93,042	$124,056	$155,070	$186,084
$500,000	$78,028	$117,042	$156,056	$195,070	$234,084
$600,000	$94,028	$141,042	$188,056	$235,070	$282,084
$700,000	$110,028	$165,042	$220,056	$275,070	$330,084
$800,000	$126,028	$189,042	$252,056	$315,070	$378,084
$900,000	$142,028	$213,042	$284,056	$355,070	$426,084
$1,000,000	$158,028	$237,042	$316,056	$395,070	$474,084
$1,100,000	$174,028	$261,042	$348,066	$435,070	$522,084
$1,200,000	$190,028	$285,042	$380,056	$475,070	$570,084
$1,300,000	$206,028	$309,042	$412,056	$515,070	$618,084
$1,400,000	$222,028	$333,042	$444,056	$555,070	$666,084

Under the First Virginia Pension Trust Plan, a participant retiring at age 65 with 30 years of credited service under the Plan will receive a maximum annual pension benefit equal to 1.1% of average annual pay multiplied by 30 years of credited service plus 0.5% of average annual pay in excess of covered compensation multiplied by 30 years of credited service. The calculation of “average annual pay” is based on annual compensation for the highest five consecutive years out of the participant’s final 10 years of service. “Covered compensation” is calculated by multiplying the annual average of Social Security taxable wage base in effect for the 35 years ending with the last day of the year in which the participant attains Social Security retirement age. First Virginia also has the First Virginia Supplemental Pension Trust Plan for certain key employees which provides for the payment of supplemental pension benefits as a result of the IRS restrictions on benefits under the First Virginia Pension Trust Plan. All of the named executive officers (except for Mr. Fitzpatrick who would receive benefits at retirement under a separate Supplemental Compensation Agreement) participate in the Supplemental Pension Trust Plan.

Remuneration or earnings determining pension benefits under both the Pension Trust Plan and the Supplemental Pension Trust Plan include salaries and bonuses (which are listed in the Summary Compensation Table) and any other taxable compensation. Compensation resulting from the exercise of nonqualified options, SARs, and deferred compensation are excluded from the computation of benefits under both plans. For purposes of determining benefits under the Pension Trust Plan, each of the named executives had the following years of service as of December 31, 2002 (30 years is the maximum): Mr. Fitzpatrick, 30 years; Mr. Beavers, 30 years; Mr. Bowman, 27.5 years; Mr. Brann, 30 years; and Mr. Jennings, 24.8 years. If a participant retired on December 31, 2002, at age 65, the participant would receive the pension benefits as determined by using the Summary Compensation and Pension Tables shown above in conjunction with the formula described in the previous paragraph.

Mr. Fitzpatrick’s Supplemental Compensation Agreement (“Agreement”) provides him with supplemental retirement benefits in addition to those pension benefits he would receive from the First Virginia Pension Trust Plan. Under the Agreement, if he resigns, retires or leaves First Virginia for any reason, he is entitled to receive for the rest of his life, supplemental compensation equal to sixty percent of the average of his highest five years of annual salary and bonus, reduced by the amount he would receive under the First Virginia Pension Trust Plan. Highest annual salary includes salary and bonus and any profit sharing payments received under the First Virginia Profit Sharing Plan but does not include any other form of compensation that is not salary or bonuses, such as compensation arising from the exercise of SARs and nonqualified options. To avoid a possible doubling up of benefits from this Agreement and a separate Employment Agreement (see below), payments to Mr. Fitzpatrick pursuant to his Agreement would be delayed for three years upon a change of control. Should Mr. Fitzpatrick die, his spouse would be entitled to one-half of his total annual benefit for the rest of her life. Under his Agreement, once benefits begin to be paid, Mr. Fitzpatrick is to remain available to provide consulting and advisory services if he is physically and mentally capable of doing so. Furthermore, his benefits are forfeitable under certain circumstances.

On December 31, 1996, Messrs. Fitzpatrick, Beavers, Bowman, Brann, and Jennings entered into employment agreements with First Virginia which provide for their continued employment for a three-year period following the date on which a “change of control” takes place (the “Employment Period”). These agreements require First Virginia (or any successor corporation) to employ the executive during the Employment Period following a change of control in a position with authority, duties and responsibilities at least commensurate to what the executive had prior to a change of control, and at compensation levels (including benefits) at least equal to what the executive was making prior to the change of control. If, during the first year of his Employment Period, the executive is terminated other than for “cause” or “disability” or the executive terminates his employment for “good reason” (as those terms are defined under the employment agreements), then First Virginia (or its successor) would pay the executive a lump sum equal to 2.99 times the sum of his annual base salary and bonus. If, during the second or third year of his Employment Period, the executive is terminated other than for cause or disability or terminates his employment for good reason, then First Virginia or its successor would pay the executive a lump sum equal to two times the sum of his annual base salary and bonus. During a thirty-day period after the first year, the executive could terminate his employment for any reason and receive two times the sum of his annual base salary and bonus. Furthermore, if any payments or benefits made under the agreements or otherwise subject the executive to excise taxes under Internal Revenue Code Section 4999, such payments would be “grossed up” to put the executive in the same after-tax position as if no excise taxes had been imposed. On January 20, 2003, Messrs. Fitzpatrick, Beavers, Bowman and Brann entered into Special Pay Agreements with First Virginia which provide for a monetary payment to these employees on the Effective Date of the merger of First Virginia into BB&T as settlement of all rights and benefits under their employment agreements. Mr. Fitzpatrick would receive $3,601,200; Mr. Beavers, $1,433,535; Mr. Brann, $1,128,305 and Mr. Bowman, $1,144,500 under these Special Pay Agreements. Mr. Jennings did not enter into a Special Pay Agreement and his employment agreement remains in effect.

Executive officers are eligible to participate in the First Virginia Banks, Inc. Employees’ Thrift Plan (“Thrift Plan”). Under the Thrift Plan, employees of First Virginia and its subsidiaries who have completed six months of service can contribute up to six percent of their compensation and receive matching employer contributions (after one year of service) equal to 50% of their employee contributions. Employees also can contribute up to an additional six percent of their compensation without receiving a matching contribution. For the years when First Virginia meets an earnings test under the Thrift Plan, employees can receive matching contributions equal to 75% of employee contributions. The Thrift Plan complies with Section 401(k) of the Internal Revenue Code so that employee contributions can be made on a pretax basis. Employees can direct the investment of their contributions and the matching employer contributions into one or more of three funds that are administered by the Trust and Asset Management Services Department of First Virginia Bank. Reference is made to Footnote 5 of the Summary Compensation Table for the amount of contributions made on behalf of the named executive officers under the Thrift Plan.

First Virginia also maintains a First Virginia Thrift Restoration and Deferred Compensation Plan which provides supplemental retirement benefits for those key officers who are restricted from receiving further benefits under the Thrift Plan as a result of the limitation on pretax contributions imposed by the Internal Revenue Code. Under the First Virginia Thrift Restoration and Deferred Compensation Plan, executive officers can continue to make pretax contributions in excess of the IRS limits imposed on the Thrift Plan and receive matching contributions from First Virginia identical to what they would have received if they were in the Thrift Plan and there were no limitations on contributions. Reference is made to Footnote 5 of the Summary Compensation Table for the amount of the employer contributions made on behalf of the named executive officers under the First Virginia Thrift Restoration and Deferred Compensation Plan.

Certain Director Relationships and Plans Which Include Change in Control Arrangements

In 2003 directors of First Virginia who are not salaried officers will be paid an annual retainer of $16,500 per year and a fee of $1,300 for each meeting of the Board of Directors attended. Committee chairmen will receive $975 for each committee meeting they chair and other Committee members will receive $850 for each committee meeting they attend. Directors are reimbursed for out-of-town expenses incurred in connection with attendance at Board and Committee meetings.

During 2002, Thomas K. Malone, Jr., former Chairman and Chief Executive Officer of First Virginia, was paid $153,132, under a supplemental compensation agreement, in addition to the amount he received from the First Virginia Pension Trust Plan and the fees he received as Director Emeritus for attending Board meetings. When requested, Mr. Malone is required to provide consulting services under his supplemental compensation agreement. Also, during 2002, Robert H. Zalokar, former Chairman and Chief Executive Officer of First Virginia, and Paul H. Geithner, Jr., former President and Chief Administrative Officer of First Virginia, were paid $521,316 and $282,527, respectively, under supplemental compensation agreements, in addition to amounts they received from the First Virginia Pension Trust Plan and their director fees. When requested, both Zalokar and Geithner are required to provide consulting services under their supplemental compensation agreements. First Virginia paid country club membership fees for Zalokar and Malone of $1,885 and $1,740, respectively, during 2002. During 2002, Virginia H. Brown, formerly Virginia H. Beeton, received $71,000 pursuant to her former spouse’s Supplemental Retirement Agreement with First Virginia, in addition to what she received from the First Virginia Pension Trust Plan. Her former spouse, Ralph A. Beeton, who is now deceased, was Chairman and Chief Executive Officer of First Virginia.

First Virginia also has two key employee salary reduction deferred compensation plans, one of which began in 1983 and the other in 1986, and three directors deferred compensation plans, two of which also began in 1983 and 1986, and the other which began in 1998 (“Deferred Compensation Plans”). Under the 1983 and 1986 Deferred Compensation Plans, participants elect to defer some or all of their compensation from First Virginia, and First Virginia agrees to pay at normal retirement age or earlier (or to participant’s beneficiary or estate on participant’s death) a sum substantially in excess of what each participant has deferred. To fund the benefits under the 1983 and 1986 Deferred Compensation Plans, First Virginia has purchased life insurance policies on the lives of the participants, with First Virginia as the beneficiary. For the period ending December 31, 2002, none of the named executive officers of First Virginia deferred any compensation under the Deferred Compensation Plans. Under the 1998 Directors Deferred Compensation Plan, directors may defer their fees and receive earnings on those deferrals at the distribution date, the amount of which depends on the investment they choose.

The 1983 Deferred Compensation Plans include a provision regarding “change in control.” If there is a “change in control” of First Virginia, and a director is terminated under the directors’ plan, or in the case of the employee plan, an employee is terminated “without cause” or the employee terminates his/her employment for “good reason,” as those terms are defined under the employee plan, then the director or employee, as the case may be, becomes entitled to receive his/her benefits under the 1983 Deferred Compensation Plans at retirement, notwithstanding the fact that his/her affiliation with First Virginia has terminated.

First Virginia has a Split Dollar Life Insurance Plan (“Split Dollar Plan”) which currently includes certain executive employees of First Virginia including those named in the Summary Compensation Table. Under the Split Dollar Plan, an executive can purchase ordinary life insurance policies with coverage of at least two times what is projected to be the executive’s base salary at retirement, up to a limit of $1,000,000. A portion of the premiums will be loaned to the executives by First Virginia up to the later of ten years or the executive’s retirement date. At the end of this period, if assumptions about mortality, dividends and other factors are realized, First Virginia will recover all of its loans for premiums from the cash value of the policy. The policy will then be transferred to the executive, who will pay all further premiums, if any, under the policy. Executives who participate in the Split Dollar Plan forego any insurance coverage over $50,000 under the First Virginia Group Life Insurance Plan. The Split Dollar Plan includes a “change in control” provision which allows the executive to terminate the policy upon such an event.

First Virginia’s Board of Directors approved in 1992 the establishment of a trust with JP Morgan Chase Bank as the trustee to partially secure the benefits of some of First Virginia’s nonqualified compensation plans, including the Deferred Compensation Plans and the First Virginia Thrift Restoration and Deferred Compensation Plan, in case of a change in control. Under the trust agreement establishing the trust, if a “change in control” takes place, the trustee would pay the benefits under the covered compensation plans out of the trust assets that have been contributed to the trust by First Virginia, if First Virginia or its successor refused to pay the benefits. The trust is considered a “grantor trust” subject to the claims of First Virginia’s general creditors. For accounting purposes, the trust assets are considered corporate assets and, therefore, no balance sheet impact to First Virginia resulted from the establishment of the trust. The trust agreement does not include a provision which would accelerate the vesting or payment of any of the benefits under the covered compensation plans in case of a change in control.

The 1983 Deferred Compensation Plans, the Split Dollar Plan, the above described trust agreement with JP Morgan Chase Bank, Mr. Fitzpatrick’s Supplemental Compensation Agreement, certain stock option agreements, and the above-described employment agreements all include change in control provisions. Under this definition, a change in control means: (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of First Virginia Common Stock or (ii) the combined voting power of the then outstanding voting securities of First Virginia entitled to vote generally in the election of directors (the “Outstanding First Virginia Voting Securities”); provided, however, that any acquisition directly from or by First Virginia or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by First Virginia or an affiliated company or any acquisition by a company pursuant to a transaction which complies with clauses (i), (ii) and (iii) of (c) below would be excluded; or (b) individuals who, as of the date when the change in control provisions were adopted, constitute the Board (the “Incumbent Board”) of First Virginia, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by First Virginia’s shareholders, was approved by vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of First Virginia (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding First Virginia Common Stock and Outstanding First Virginia Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns First Virginia or all or substantially all of First Virginia’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding First Virginia Common Stock and the outstanding First Virginia Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of First Virginia or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or (d) approval by the shareholders of First Virginia of a complete liquidation or dissolution of First Virginia.

Compensation Committee Interlocks and Insider Participation

The current members of First Virginia’s Compensation and Benefits Committee are Edward M. Holland, Lawrence T. Jennings, Eric C. Kendrick, W. Lee Phillips, Jr., and Albert F. Zettlemoyer. As noted above, Edward M. Holland’s sister, Virginia H. Brown, receives a benefit pursuant to her former spouse’s Supplemental Retirement Agreement with First Virginia. Albert F. Zettlemoyer’s daughter is an officer of First Virginia Insurance Services, Inc., a subsidiary of First Virginia. None of the members of the Compensation and Benefits Committee served as members of the compensation committees of another entity. No executive officer of First Virginia served as a director of another entity that had an executive officer serving on First Virginia’s compensation committee. No executive officer of First Virginia served as a member of the compensation committee of another entity which had an executive officer who served as a director of First Virginia.

Compensation and Benefits Committee Report Concerning First Virginia’s Executive Compensation Policy

The Compensation and Benefits Committee (the “Committee”) of the Board of Directors establishes the policy for the compensation of the executive officers of First Virginia. It is also responsible for administering most of First Virginia’s executive compensation programs. The Committee is composed entirely of outside directors who are not eligible to participate in any First Virginia executive compensation program.

The overall goal of First Virginia’s compensation policy is to motivate, reward, and retain its key executive officers. The Committee believes this should be accomplished through an appropriate combination of competitive base salaries and, at times, both short-term and long-term incentives.

The primary components of First Virginia’s executive compensation program are base salaries, bonuses (i.e., short-term compensation), and equity compensation (i.e., long-term compensation). Executive officers also participate in other broad-based employee compensation and benefit programs. In its determination of executive compensation, the Committee noted the potential effect of the one million dollar deduction limitation under Section 162(m) of the Internal Revenue Code but declined to alter its policy in determining executive compensation to meet the requirements for deductibility under Section 162(m) because the amount of compensation affected is not material.

Base Salary

The Committee uses two primary factors to determine base salaries:

(1)	the degree of responsibility the executive officer has, the executive officer’s experience, and the number of years the executive officer has been in office; and

(2)	the compensation levels of corresponding positions at other banking companies.

For those executive officers who are not among the five executive officers named in the Proxy Statement, the Committee considers surveys of salaries and other compensation information that it receives from First Virginia’s Human Resources Department to determine base salaries. For the five named executive officers, the committee compares their salaries with a “National Peer Group” of regional bank holding companies. This group consists of 20 bank holding companies with assets between $10 and $25 billion as defined by Keefe Bruyette and Woods, a New York securities firm which specializes in the banking and thrift industry. Base salaries for the named executive officers are then targeted to be the median salaries of corresponding positions in the National Peer Group. For 2002, Mr. Fitzpatrick’s annual base salary was $750,000 which was 97% of the median for salaries paid to his counterparts in the “National Peer Group”.

Short-Term Incentives/Bonuses

The Committee grants bonuses to the executive officers based on the extent to which First Virginia achieves or exceeds annual performance objectives. The Committee may award bonuses to the executive officers if First Virginia achieves a return on total average assets (ROA) of at least 1% (the same basis for determining payments of profit sharing to all employees). ROA generally is considered by the Committee to be the most important single factor in measuring the performance of a banking company, and achievement of a 1% ROA generally is considered by the Committee to be the minimum for a good performing banking company.

Bonus awards are based on the following:

(a)	The Committee establishes target amounts each year for return on average assets (“ROA”), return on total stockholders’ equity (“ROE”), asset quality, and capital strength consistent with First Virginia’s Profit Plan target amounts. Up to 50% of an executive’s salary may be awarded if the corporation achieves an ROA equivalent to 80% or more of the ROA target amount for the year. For the chief executive officer, First Virginia would also have to achieve 80% of targeted amounts for ROE, asset quality as determined by the ratio of nonperforming assets to total loans (NPA ratio) and net loan charge-offs (CO ratio) and capital strength based on the average equity-to-asset ratio (Equity/Asset ratio) and the Tier I risk-based capital ratio; and/or

(b)	Up to 30% of an executive’s salary may be awarded based on the degree to which First Virginia’s earnings, asset quality, and capital ratios exceed the average for the National Peer Group; and/or

(c)	Up to 20% of an executive’s salary may be awarded at the discretion of the Committee based on an individual executive’s performance.

Within the above parameters, prior to the beginning of each year, the Committee establishes for the CEO a target bonus which is based on a projected return on assets for First Virginia. Toward the end of the year, the Committee considers a preliminary bonus after taking into account the target bonus, First Virginia’s actual return on assets for the first three quarters of the year, and a formula which is based on a set relationship between the actual versus the projected return on assets.

The Committee then exercises its judgment in light of the foregoing parameters and other considerations, including the Committee’s view of individual performance and potential and the recommendations of the CEO (for executive officers other than the CEO), to establish a bonus for each executive officer. The Committee does not use a formula to determine a final bonus decision. Among other things, Mr. Fitzpatrick’s bonus reflected First Virginia’s success in achieving a 1.68% return on assets (for the first nine months) and the other above-described results. Consistent with the Committee’s desire to avoid a strict formula approach, the Committee’s conclusions were based on a subjective analysis of the factors noted above. The Committee believes that the use of the above approach provides a flexible yet effective method of motivating First Virginia’s management.

Listed below are the annualized ratios for First Virginia and the National Peer Group based on results for the first nine months of 2002, the latest data available to the Committee at the time the incentive awards were made.

First Virginia

	Profit Plan or Target Amount	Actual	National Peer Group
Earnings (Higher is better)

Return on Average Assets (ROA)	1.59	1.68	1.53

Return on Equity (ROE)	14.43	15.18	16.23

Asset Quality (Lower is better)

Nonperforming Assets Ratio (NPA)	.28	.22	.62
Charge-Off Ratio (CO)	.20	.16	.34

Capital (Higher is better)

Equity/Asset Ratio	10.25	11.19	8.76
Tier I Risk Based Capital	10.00	14.62	10.20

First Virginia’s actual results were greater than 80% of the profit plan or target amount in every category and exceeded the National Peer Group in every category except Return on Equity. Based on all these factors, the Committee awarded Mr. Fitzpatrick a bonus of $600,000.

Long-Term Compensation/Stock Options

The Committee believes that the granting of stock options is the most appropriate form of long-term compensation for executives and that such awards of equity encourage the executive to achieve a significant ownership stake in the success of First Virginia.

At the end of 2002, the Committee granted options covering a total of 266,000 shares of First Virginia Common Stock at $37.22 per share to the CEO and to certain officers. Most options that were awarded by the Committee vest over a five-year period in equal annual installments. Those optionees who are expected to retire in the next few years were awarded options that vest fully shortly before their anticipated retirement dates.

The size of each option award was not based on a formula and did not necessarily correlate to the degree by which First Virginia’s results exceeded those of its National Peer Group or the amount of each executive’s current stock-based holdings. Instead, the size of each award was based on a number of factors, some of which were subjective, including the performance of the CEO and each executive officer and the degree of responsibility each executive officer has with First Virginia. Mr. Fitzpatrick received options covering 45,000 shares. The size of his grant was primarily based on the performance of First Virginia as described above.

Edward M. Holland

Lawrence T. Jennings

Eric C. Kendrick

W. Lee Phillips, Jr.

Albert F. Zettlemoyer

REPORT OF FIRST VIRGINIA’S AUDIT COMMITTEE

The First Virginia Audit Committee reviews First Virginia’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. First Virginia’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the 2002 audited financial statements and related controls, procedures and other matters. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee has determined that the nonaudit services provided to the Company by the independent auditors are compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in First Virginia’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

For the year ended December 31, 2002, the Audit Committee was composed of Messrs. Breeden, Kendrick and Phillips and Ms. Banner, each of whom is “independent” under the current New York Stock Exchange’s Listing standards. During 2002, the Audit Committee met five times.

Jennifer S. Banner

Edward L. Breeden, III

Eric C. Kendrick

W. Lee Phillips, Jr.

Comparison of Five-Year Cumulative Return

The following performance chart compares the yearly percentage change in First Virginia’s cumulative total shareholder return on its Common Stock with (1) the cumulative total return of the “S&P MidCap 400,” a broad market index that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization and (2) the cumulative total return of the “KBW 50,” a published industry or line-of-business index for the period beginning December 31, 1997, through December 31, 2002. The performance chart assumes $100 invested at the closing price on December 31, 1997, and the reinvestment of all dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

First Virginia Banks, Inc., S&P MidCap 400 and

KBW 50 Index (with dividends reinvested)

	First Virginia	S&P 400 MidCap	KBW 50
1997	100.00	100.00	100.00
1998	93.17	119.04	108.28
1999	87.81	136.50	104.52
2000	101.64	160.41	125.53
2001	111.19	159.51	120.36
2002	126.10	136.39	112.00

First Virginia believes the most appropriate equity market indices to be used to measure the price performance of First Virginia’s Common Stock are the S&P MidCap 400 and the KBW 50. First Virginia is included as a component of the S&P MidCap 400.

The Standard & Poor’s MidCap 400 is comprised of 400 securities with market value between approximately $200 million and $4 billion. Given that the market capitalization of the companies included in the S&P MidCap 400 are in a similar range to the market capitalization of First Virginia (year-end 2002 market capitalization of approximately $2.6 billion), First Virginia considers it more representative of companies its size and a more appropriate measurement base than the S&P 500 Index which is heavily dominated by large capitalization stocks (the 50 largest stocks account for 50% of the total value of the S&P 500). Also, financial stocks represent approximately 15% of the S&P MidCap 400.

The KBW 50 is an index comprised of 50 banking companies, including all the money center banks and most large regional banks. It was developed by Keefe, Bruyette & Woods, a New York securities firm which specializes in the banking and thrift industry. The KBW 50 is considered more representative of price performance of the major banking companies in the United States and thus provides an appropriate measurement base to compare First Virginia’s cumulative shareholder return. As is the case with the S&P MidCap 400, the KBW 50 is a market capitalization weighted index and assumes quarterly reinvestment of dividends.

Comparison of Return on Average Assets

As indicated in the Compensation and Benefits Committee Report above, return on average assets (ROA) is an important factor for determining First Virginia’s performance and for determining short-term and long-term compensation for First Virginia’s executive officers. The following chart compares First Virginia’s ROA during the period 1998-2002 with the KBW Southern Regional Peer Group and with a local peer group consisting of Compass Bancshares, Hibernia Corporation, Mercantile Bankshares Corporation, First Tennessee National Corporation, Allfirst Financial Inc., National Commerce Financial Corporation and Riggs National Corporation. As noted in the Management Compensation and Benefits Committee Report, the Compensation Committee compared First Virginia’s ROA with both these groups as part of their evaluation of executive compensation.

COMPARISON OF RETURN ON AVERAGE ASSETS

First Virginia Banks, Inc., Southern Regional

and Local Peer Groups

Return On Assets	First Virginia	Southern Regionals	Local Peer
1998	1.40	1.22	1.35
1999	1.59	1.24	1.33
2000	1.51	1.17	1.07
2001	1.65	1.19	1.17
2002	1.69	1.37	1.39

Loan Transactions With Management

During the past year, certain of the directors and officers of First Virginia and their associates had loans outstanding from First Virginia’s banking subsidiaries. Each of these loans was made in the ordinary course of the lending bank’s business. None of the named executive officers had any below-market-rate loans from First Virginia and none of them had any loans from any of First Virginia’s banking subsidiaries at favorable interest rates. All other loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Independent Auditor Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the company’s annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP.

Audit fees, excluding audit-related fees	$336,000
Financial information systems design and implementation	$—
All other fees:
Audit-related fees (1)	$103,500
Other non-audit services (2)	$23,650

Total all other fees	$127,150

Total fees	$463,150

(1)	Audit related fees consisted principally of audits of financial statements of employee benefit plans, common trust funds and an insurance subsidiary.

(2)	Other non-audit fees consisted of tax compliance services.

NOTICE REGARDING ADMITTANCE TO THE ANNUAL MEETING

Admission to the Annual Meeting is limited to shareholders, press, special guests and essential staff. Two registration tables will be set up to greet meeting attendees. If you hold stock in registered name, please proceed to the registered holders registration table when you arrive to register and be prepared to show a photo ID. If you hold stock through a broker, bank, or otherwise, please proceed to the street name holders registration table and be prepared to furnish an account statement from your broker or bank, or other proof of ownership of First Virginia stock and a photo ID. Persons without such proof will not be admitted to the meeting. Nonshareholders who are attending the meeting as special guests should proceed to the nonshareholders registration table to register and be prepared to show a photo ID. All attendees must wear the official admittance badge provided at registration to enter the meeting room and throughout the meeting.

Shareholders submitting proxies should indicate on the proxy whether they intend to attend the Annual Meeting. Whether shareholders vote by telephone, the Internet, or by written proxy, they will have the opportunity to respond indicating whether they will be attending the annual meeting.

DIRECTIONS TO THE HILTON McLEAN TYSONS CORNER

FROM DULLES INTERNATIONAL AIRPORT

Dulles Access Road East.

Exit at I-495 South (Exit 18), towards Richmond (stay in right lane).

Exit at 46A (Tysons Corner/Rt. 123 South exit).

Turn right at first light onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light (Jones Branch Drive); turn right.

The Hilton McLean Tysons Corner is the second building on the right.

FROM REAGAN NATIONAL AIRPORT

George Washington Parkway North to McLean (Rt. 123, Chain Bridge Road).

Take Route Rt. 123 South to Tysons Boulevard (the first right after the I-495 overpass).

Turn right at first light onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light (Jones Branch Drive); turn right.

The Hilton McLean Tysons Corner is the second building on the right.

FROM BALTIMORE/WASHINGTON INTERNATIONAL AIRPORT (BWI)

I-195 West to 195 South exit, exit number 4B (towards Washington).

Take I-495 West exit, exit number 27-25 (towards US-1/College Park/Silver Spring).

Exit 46A, Tysons Corner/Rt. 123. Turn right at first light (Tysons Boulevard).

Turn right at next light (Galleria/Westpark Drive).

Turn right at next light (Jones Branch Drive).

The Hilton McLean Tysons Corner is the second building on the right.

FROM McLEAN

Rt. 123 South to Tysons Boulevard (the first right after the I-495 overpass).

Turn right at first light onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light (Jones Branch Drive); turn right.

The Hilton McLean Tysons Corner is the second building on the right.

FROM FAIRFAX AND VIENNA

Rt. 123 North to Tysons Boulevard (last traffic light before I-495 on-ramps).

Turn left at first light onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light (Jones Branch Drive); turn right.

The Hilton McLean Tysons Corner is the second building on the right.

FROM RICHMOND AND SOUTH

I-95 North to I-495 North, Exit 170B (Tysons Corner).

Take I-495 North to Exit 46A (Tysons Corner/Rt. 123 South exit).

Turn right at first light onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light (Jones Branch Drive); turn right.

The Hilton McLean Tysons Corner is the second building on the right.

FROM SOUTHWESTERN MARYLAND AND NORTH, VIA I-270

I-495 South to Exit 46A (Tysons Corner/Rt. 123 South exit).

Turn right at first light onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light (Jones Branch Drive); turn right.

The Hilton McLean Tysons Corner is the second building on the right.

FROM WASHINGTON, D.C. DOWNTOWN

I-66 West to Exit 67 (I-495/Baltimore/Dulles Airport) to exit 19A (Tysons Corner/Rt. 123 South).

Continue on Rt. 123 South under I-495; turn right at the next light after overpass onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light (Jones Branch Drive); turn right.

The Hilton McLean Tysons Corner is the second building on the right.

FROM NEW YORK, PHILADELPHIA AND BALTIMORE, VIA I-95 SOUTH

I-95 South to I-495 West, Exit 27 (Silver Spring).

I-495 West will turn into I-495 South.

I-495 South to Exit 46A (Tysons Corner/Rt. 123 South exit).

Turn right at first light onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light (Jones Branch Drive); turn right.

The Hilton McLean Tysons Corner is the second building on the right.

FROM FRONT ROYAL, MANASSAS, VIA RT. 66 EAST

Rt. 66 East to Exit 46A (I-495 North).

I-495 North to Exit 46A (Tysons Corner/Rt. 123 South exit).

Turn right at first light onto Tysons Boulevard.

Continue on Tysons Boulevard for 1 block to light (Galleria Drive/Westpark Drive); turn right.

Go to the next light onto Jones Branch Drive; turn right.

The Hilton McLean Tysons Corner is the second building on the right.

WHERE YOU CAN FIND MORE INFORMATION

BB&T and First Virginia file their annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or certain other information that the companies file with the Securities and Exchange Commission at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.” Reports, proxy statements and other information should also be available for inspection at the offices of the NYSE.

BB&T has filed the registration statement to register with the Securities and Exchange Commission the BB&T common stock to be issued to First Virginia shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of BB&T. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in BB&T’s registration statement or the exhibits to the registration statement.

The Securities and Exchange Commission allows First Virginia and BB&T to “incorporate by reference” information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents set forth below that First Virginia and BB&T have previously filed with the Securities and Exchange Commission. These documents contain important information about First Virginia and BB&T and their businesses.

BB&T Securities and Exchange Commission Filings (File No. 1-10853)
Annual Report on Form 10-K	For the fiscal year ended December 31, 2002

Current Reports on Form 8-K	Filed January 13, 2003

Registration Statements on Form 8-A (describing BB&T’s common stock and concerning BB&T’s shareholder rights plan)	Filed September 4, 1991, January 10, 1997 and April 28, 1999

First Virginia Securities and Exchange Commission Filings (File No. 06580)
Annual Report on Form 10-K/A	For the fiscal year ended December 31, 2002

Quarterly Report on Form 10-Q	For the quarter ended March 31, 2003

Current Reports on Form 8-K	Filed January 22, 2003, February 26, 2003 March 12, 2003 and April 15, 2003

First Virginia and BB&T also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission between the date of this proxy statement/prospectus and (a) in the case of BB&T, the completion of the merger or the termination of the merger agreement and (b) in the case of First Virginia, the date of the annual meeting of shareholders or, if sooner, the termination of the merger agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

BB&T has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to BB&T, and First Virginia has supplied all such information relating to First Virginia before the merger.

If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission’s Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits except those that the companies have specifically incorporated by reference in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

BB&T Corporation	First Virginia Banks, Inc.
Shareholder Reporting	Corporate Secretary
Post Office Box 1290	One First Virginia Plaza
Winston-Salem, North Carolina 27102	6400 Arlington Boulevard
(336) 733-3021	Falls Church, Virginia 22042
(800) 995-9416

If you would like to request documents, please do so by June 19, 2003 to receive them before the meeting.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. BB&T and First Virginia have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement/prospectus is dated May 14, 2003. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of BB&T common stock in the merger creates any implication to the contrary.

Representatives of KPMG LLP, the firm that was selected as First Virginia’s principal independent accountants for the year 2002, a capacity in which it has served since 1999, are expected to be present at the annual meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

Appendix A

AGREEMENT AND PLAN OF REORGANIZATION

BETWEEN

FIRST VIRGINIA BANKS, INC.

and

BB&T CORPORATION

i

ANNEXES
Annex A	Articles of Merger
Annex B	Form of CEO Employment Agreement
Annex C	Form of Executive Vice President
Employment Agreement
Annex D	Form of Regional President
Employment Agreement
Annex E	Form of Senior Vice President
Employment Agreement

ii

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”), dated as of January 20, 2003 is among FIRST VIRGINIA BANKS, INC. (“First Virginia”), a Virginia corporation having its principal office at Falls Church, Virginia, and BB&T CORPORATION (“BB&T”), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

R E C I T A L S:

The parties desire to effect a strategic business combination by merging First Virginia into BB&T (said transaction being hereinafter referred to as the “Merger”) pursuant to a plan of merger (the “Plan of Merger”) substantially in the form attached as Annex A hereto, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. For United States federal income tax purposes, the parties intend that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code (as defined below).

The Boards of Directors of BB&T and First Virginia have each determined that the Merger will further their respective business strategies and goals and is in the best interest of their respective shareholders, and each has consequently approved the Merger, this Agreement and the Plan of Merger.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1     Definitions

When used herein, the capitalized terms set forth below shall have the following meanings:

“Affiliate” means, with respect to any person, any other person, who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such person and, without limiting the generality of the foregoing, includes any executive officer or director of such person and any Affiliate of such executive officer or director.

“Articles of Merger” shall mean the Articles of Merger required to be filed with the office of the Secretary of State of North Carolina, as provided in Section 55-11-05 of the NCBCA, and with the office of the Virginia State Corporation Commission, as provided in Section 13.1-720 of the VSCA.

“Bank Holding Company Act” shall mean the Federal Bank Holding Company Act of 1956, as amended, and rules and regulations promulgated thereunder.

“Bank Secrecy Act” shall mean the Federal Bank Secrecy Act of 1970, as amended, and rules and regulations promulgated thereunder.

“BB&T Common Stock” shall mean the shares of voting common stock, par value $5.00 per share, of BB&T, with rights attached issued pursuant to Rights Agreement dated December 17, 1996 between BB&T and Branch Banking and Trust Company, as Rights Agent, relating to BB&T’s Series B Junior Participating Preferred Stock, $5.00 par value per share.

“BB&T Subsidiaries” shall mean Branch Banking and Trust Company, Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia.

“Benefit Plan Determination Date” shall mean, with respect to each employee pension or welfare benefit plan or program maintained by First Virginia at the Effective Time, the date determined by BB&T with respect to such plan or program which shall be not later than January 1 following the close of the calendar year in which the last of the First Virginia Subsidiaries which is a bank or other savings institution is merged into BB&T or one of the BB&T Subsidiaries.

“Business Day” shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

“CERCLA” shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“CRA” shall mean the Community Reinvestment Act of 1977, as amended, and rules and regulations promulgated thereunder.

“Disclosed” shall mean disclosed in the First Virginia Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

“Environmental Claim” means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

“Environmental Laws” means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Financial Advisor” shall mean Morgan Stanley & Co. Incorporated as applied to First Virginia, and Keefe, Bruyette & Woods, Inc. as applied to BB&T.

“Financial Statements” shall mean (a) with respect to BB&T, (i) the consolidated balance sheet (including related notes and schedules, if any) of BB&T as of December 31, 2001, 2000, and 1999, and the related consolidated statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2001, 2000, and 1999, as filed by BB&T in Securities Documents and (ii) the consolidated balance sheets of BB&T (including related notes and schedules, if any) and the related consolidated statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by BB&T with respect to periods ended subsequent to December 31, 2001, and (b) with respect to First Virginia, (i) the consolidated statements of financial condition (including related notes and schedules, if any) of First Virginia as of December 31, 2001, 2000 and 1999, and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2001, 2000 and 1999 as filed by First Virginia in Securities Documents and (ii) the consolidated statements of financial condition of First Virginia (including related notes and schedules, if any) and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) included in Securities Documents filed by First Virginia with respect to periods ended subsequent to December 31, 2001.

“First Virginia Common Stock” shall mean the shares of voting common stock, par value $1.00 per share, of First Virginia, with rights attached issued pursuant to the Amended and Restated Rights Agreement dated July 29, 1988, as amended August 27, 1997, between First Virginia and Registrar and Transfer Company, as Rights Agent, relating to Series E Participating Preferred Stock, par value $10 per share.

“First Virginia Disclosure Memorandum” shall mean the written information in one or more documents, each of which is entitled “First Virginia Disclosure Memorandum” and dated on or before the date of this Agreement and delivered not later than the date of execution of this Agreement by First Virginia to BB&T. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced.

“First Virginia Preferred Stock” shall mean the shares of Series A, Series B, Series C and Series D Preferred Stock, $10.00 par value, of First Virginia.

“First Virginia Subsidiaries” shall mean the subsidiaries of First Virginia set forth in the First Virginia Disclosure Memorandum, and any and all other Subsidiaries of First Virginia as of the date hereof.

“GAAP” shall mean generally accepted accounting principles applicable to financial institutions and their holding companies, as in effect at the relevant date.

“Gramm-Leach-Bliley Act” shall mean the Gramm-Leach-Bliley Act of 1999, as amended and rules and regulations promulgated thereunder.

“Hazardous Substances” means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

“IRS” shall mean the Internal Revenue Service.

“Joint Proxy Statement/Prospectus” shall mean the joint proxy statement and prospectus, together with any supplements thereto, to be sent to shareholders of BB&T (if approval of BB&T shareholders is sought) and First Virginia to solicit their votes in connection with a proposal to approve this Agreement and the Plan of Merger.

“Material Adverse Effect” on BB&T or First Virginia shall mean an event, change, effect, occurrence or state of facts which, individually or together with any other event, change, effect, occurrence or state of facts, (i) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or stockholder’s equity of BB&T and the BB&T Subsidiaries taken as a whole, or First Virginia and the

First Virginia Subsidiaries taken as a whole, or (ii) materially impairs the ability of BB&T or First Virginia to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) any event, change, effect, occurrence or state of facts to the extent relating to or arising from the United States or local economy or financial or securities markets in general, (b) any event, change, effect, occurrence or state of facts to the extent relating to or arising from announcement of this Agreement or the actions and omissions of BB&T or First Virginia taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and the effects of compliance with this Agreement on the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger.

“NCBCA” shall mean the North Carolina Business Corporation Act, as amended.

“NYSE” shall mean the New York Stock Exchange, Inc.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, agency, other entity or group of entities, or governmental body.

“Registration Statement” shall mean the registration statement of BB&T as declared effective by the Commission under the Securities Act, including any post-effective amendments or supplements thereto as filed with the Commission under the Securities Act, with respect to the BB&T Common Stock to be issued in connection with the transactions contemplated by this Agreement.

“Rights” shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreements described under the definitions of “BB&T Common Stock” and “First Virginia Common Stock”), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and in each case the rules and regulations of the Commission promulgated thereunder.

“Stock Option” shall mean any option to acquire shares of First Virginia Common Stock granted under the Stock Option Plans and outstanding and unexercised.

“Stock Option Plans” shall mean First Virginia’s 1986 Incentive Stock Option Plan, Nonqualified Stock Option Plan and Stock Appreciation Rights Plan, 1991 Incentive Stock Option Plan, Nonqualified Stock Plan and Stock Appreciation Rights Plan, and 1998 Stock Incentive Plan.

“Subsidiaries” shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled only by the beneficial owner).

“Superior Offer” shall mean a proposal or offer to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, First Virginia or any First Virginia Subsidiary (including, without limitation, a tender offer or exchange offer to purchase First Virginia Common Stock) other than as contemplated by this Agreement: (i) that did not arise from or involve a breach or violation by First Virginia of Section 5.9(k) or any other provision of this Agreement; (ii) that the First Virginia Board of Directors determines in its good faith judgment, based, among other things, on advice of the Financial Advisor, to be more favorable to the First Virginia shareholders than the Merger; and (iii) the financing for the implementation of which, to the extent required, is then committed or in the good faith reasonable judgment of the First Virginia Board of Directors, based, among other things, on advice of the Financial Advisor, is capable of being obtained by the party making the proposal or offer.

“TILA” shall mean the Truth in Lending Act, as amended, and rules and regulations promulgated thereunder.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and rules and regulations promulgated thereunder.

“VSCA” shall mean the Virginia Stock Corporation Act, as amended.

1.2  Terms Defined Elsewhere

The capitalized terms set forth below are defined in the following sections:

Agreement Introduction	Introduction
BB&T	Introduction
BB&T Option Plan	Section 2.9(a)
Closing	Section 2.4
Closing Date	Section 2.4
Closing Value	Section 2.7(b)
Common Exchange Ratio	Section 2.7(a)
Constituent Corporations	Section 2.1
Effective Time	Section 2.3
Employer Entity	Section 5.12(a)
First Virginia	Introduction
First Virginia Acquisition Proposal	Section 7.1(g)
Merger	Recitals
Merger Consideration	Section 2.7(a)
PBGC	Section 3.14(b)(iv)
Plan	Section 3.14(b)(i)
Plan of Merger	Recitals
Rights Agreement	Section 3.1
Surviving Corporation	Section 2.1(a)
Termination Fee	Section 7.6(a)
Transferred Employee	Section 5.12(a)

ARTICLE II

THE MERGER

2.1  Merger

BB&T and First Virginia are constituent corporations (the “Constituent Corporations”) to the Merger as contemplated by the NCBCA and the VSCA. At the Effective Time:

(a) First Virginia shall be merged into BB&T in accordance with the applicable provisions of the NCBCA and the VSCA, with BB&T being the surviving corporate entity (hereinafter sometimes referred to as the “Surviving Corporation”).

(b) The separate existence of First Virginia shall cease and the Merger shall in all respects have the effects provided in Section 2.5.

(c) The Articles of Incorporation of BB&T at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

(d) The Bylaws of BB&T at the Effective Time shall be the Bylaws of the Surviving Corporation.

2.2  Filing; Plan of Merger

The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by shareholders holding more than two-thirds of the shares of First Virginia Common Stock and Preferred Stock, voting together as a single group, and if approval of BB&T shareholders is sought, by shareholders holding at least a majority of the shares of BB&T Common Stock. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be executed and filed with the Secretary of State of North Carolina and the Virginia State Corporation Commission, as provided in Section 55-11-05 of the NCBCA and Section 13.1-720 of the VSCA, respectively. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of the Constituent Corporations shall constitute adoption and approval of the Plan of Merger.

2.3  Effective Time

The Merger shall be effective at the day and hour specified in the Articles of Merger as filed as provided in Section 2.2 (herein sometimes referred to as the “Effective Time”).

2.4  Closing

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on a date selected by BB&T, which date shall be within five Business Days following the satisfaction of the conditions to Closing set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such later date as the parties may otherwise agree (the “Closing Date”).

2.5  Effect of Merger

From and after the Effective Time, the separate existence of First Virginia shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Corporations;

and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.

2.6  Further Assurances

If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

2.7  Merger Consideration

(a) As used herein, the term “Merger Consideration” shall mean the number of shares of BB&T Common Stock (to the nearest ten thousandth of a share) to be exchanged for each share of First Virginia Common Stock and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock which would otherwise be distributable to a First Virginia shareholder as provided in Section 2.7(b). The number of shares of BB&T Common Stock (to the nearest ten thousandth of a share) to be issued for each issued and outstanding share of First Virginia Common Stock (the “Common Exchange Ratio”) shall be 1.26.

(b) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the Closing Value. The “Closing Value” shall mean the 4:00 p.m. eastern time closing price per share of BB&T Common Stock on the NYSE on the Closing Date as reported on NYSEnet.com.

2.8  Conversion of Shares; Payment of Merger Consideration

(a) At the Effective Time, by virtue of the Merger and without any action on the part of First Virginia or the holders of record of First Virginia Common Stock, each share of First Virginia Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of First Virginia Common Stock (as provided in subsection (d) below), the Merger Consideration.

(b) Each share of BB&T Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

(c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of First Virginia Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration and any declared and unpaid dividends with respect to First Virginia Common Stock and any declared and unpaid dividends or other distributions with respect to the Merger Consideration as provided in the last two sentences of Section 2.8(e). No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of First Virginia Common Stock. With respect to any certificate for First Virginia Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T’s standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, First Virginia’s transfer books shall be closed and no transfer of the shares of First Virginia Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

(d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each First Virginia shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of First Virginia Common Stock. Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of Section 2.8(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

(e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared by First Virginia in respect of shares of First Virginia Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, subject to compliance by First Virginia with Section 5.20. Prior to the redemption of the First Virginia Preferred Stock as required by Section 5.21, First Virginia shall pay a per share dividend in respect of shares of First Virginia Preferred Stock in accordance with the applicable articles of serial designation, consistent with past practices. The quarterly dividend amount for each Series is as follows:

Series	Quarterly Dividend Amount

A	$.125
B	$.175
C	$.175
D	$.200

Payment of such amount with respect to each Series shall constitute the sole right of the holders of the First Virginia Preferred Stock to a dividend with respect to First Virginia Preferred Stock. To the extent permitted by law, former shareholders of record of First Virginia shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of First Virginia Common Stock are converted, regardless of whether such holders have exchanged their certificates representing First Virginia Common Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing First Virginia Common Stock until such holder surrenders such certificate for exchange as provided in this Section 2.8. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to the shares of First Virginia Common Stock represented by such certificate.

2.9  Conversion of Stock Options

(a) At the Effective Time, each Stock Option then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become rights with respect to BB&T Common Stock, and BB&T shall assume each Stock Option in accordance with the terms of the Stock Option Plans, except that from and after the Effective Time (i) BB&T and its Compensation Committee shall be substituted for First Virginia and the Committee of First Virginia’s Board of Directors with respect to administering the Stock Option Plans, (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T Common Stock, (iii) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of First Virginia Common Stock subject to such Stock Option immediately prior to the Effective Time by the Common Exchange Ratio, and (iv) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Common Exchange Ratio and rounding up to the nearest cent. Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the “BB&T Option Plan”) for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of (iii) and (iv) above shall be met; (B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options and shall be tax neutral to the option holder; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the Stock Option Agreements and the Stock Option Plans governing each Stock Option. BB&T shall cause each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Commission Rule 16b-3 be duly approved in accordance with the provisions of Rule 16b-3 such that the receipt thereof shall be exempt from Section 16(b) of the Exchange Act. Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. BB&T and First Virginia agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.9. BB&T has reserved and shall continue to reserve adequate shares of BB&T Common Stock for delivery upon exercise of any converted or substitute options. Within fifteen days after the Effective Time, if it has not already done so, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to converted or substitute options and shall maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the Exchange Act, BB&T shall administer the Stock Option Plans assumed pursuant to this Section 2.9 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time. First Virginia hereby represents that the Stock Option Plans in their current forms have been administered in compliance with Rule 16b-3 to the extent, if any, required as of the date hereof.

(b) As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant’s rights pursuant thereto.

(c) Eligibility to receive new stock option grants following the Effective Time with respect to BB&T Common Stock shall be determined by BB&T in accordance with its plans and procedures as in effect from time to time, and subject to any contractual obligations.

2.10  Merger of Subsidiaries

In the event that BB&T shall request, First Virginia shall take such actions, and shall cause the First Virginia Subsidiaries to take such actions, as may be required in order to effect, immediately after the Effective Time, the merger of one or more of the First Virginia Subsidiaries with and into, in each case, one of the BB&T Subsidiaries; provided, however, that such actions, merger or mergers shall not (i) impose any significant additional costs on First Virginia or the First Virginia Subsidiaries or (ii) impede or materially delay consummation of the Merger.

2.11  Anti-Dilution

In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding at or prior to the Effective Time as a result of any reclassification, recapitalization, stock split, stock dividend or other similar event, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be at or prior to the Effective Time, the Common Exchange Ratio shall be proportionately adjusted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FIRST VIRGINIA

Except as Disclosed, First Virginia represents and warrants to BB&T as follows (the representations and warranties herein of First Virginia are made subject to the applicable standard set forth in Section 6.3(a), and no such representation or warranty shall be deemed to be inaccurate or incomplete unless it is inaccurate or incomplete to the extent that BB&T would be entitled to refuse to consummate the Merger pursuant to Section 7.1(b)(ii) on account of such inaccuracy):

3.1  Capital Structure

The authorized capital stock of First Virginia consists of 175,000,000 shares of First Virginia Common Stock and 3,000,000 shares of First Virginia Preferred Stock. As of December 31, 2002, First Virginia had 70,898,919 shares of First Virginia Common Stock issued and outstanding and 38,068 shares of First Virginia Preferred Stock issued and outstanding, of which 14,357 represent Series A Preferred Stock 2,950 represent Series B Preferred Stock, 4,936 represent Series C Preferred Stock, and 15,825 represent Series D Preferred Stock. Except for the foregoing, no other classes of capital stock of First Virginia, common or preferred, are authorized, issued or outstanding other than the Series E Participating Preferred Stock authorized in connection with the Amended and Restated Rights Agreement dated July 29, 1988, as amended August 27, 1997, between First Virginia and Registrar and Transfer Company, as Rights Agent, relating to Series E Participating Preferred Stock, par value $10 per share (the “Rights Agreement”). All outstanding shares of First Virginia capital stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for shares of First Virginia Common Stock reserved in connection with the Stock Option Plans, in connection with the conversion of the First Virginia Preferred Stock and in connection with the Rights Plan. As of December 31, 2002, First Virginia had outstanding options to acquire 1,871,612 shares of First Virginia Common Stock under the Stock Option Plans or other outstanding agreements and awards. Except as set forth in this Section 3.1, there are no Rights authorized, issued or outstanding with respect to, nor are there any agreements, understandings or commitments with First Virginia or its Subsidiaries relating to the right of any First Virginia shareholder to own, to vote or to dispose of, the capital stock of First Virginia. Holders of First Virginia Common Stock do not have preemptive rights.

3.2  Organization, Standing and Authority

First Virginia is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. First Virginia is not required to be qualified to do business in any other state of the United States or foreign jurisdiction. First Virginia is registered as a bank holding company under the Bank Holding Company Act.

3.3  Ownership of Subsidiaries

Section 3.3 of the First Virginia Disclosure Memorandum lists all of the First Virginia Subsidiaries and, with respect to each, its jurisdiction of organization, the number of shares or ownership interests owned by First Virginia (directly or indirectly), the percentage ownership interest so owned by First Virginia and its business activities. The outstanding shares of capital stock or other equity interests of the First Virginia Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by First Virginia free and clear of all liens, claims and encumbrances. No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the First Virginia Subsidiaries, and there are no agreements, understandings or commitments relating to the right of First Virginia to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the First Virginia Subsidiaries have been issued in violation of the preemptive rights of any person. Section 3.3 of the First Virginia Disclosure Memorandum also sets forth a list, as of the date hereof, of all investments of First Virginia or its

Subsidiaries in any corporation, partnership, joint venture, or other organization (other than the First Virginia Subsidiaries and stock or other securities held in a fiduciary capacity, and other than securities issued by any federal, state or municipal entity, agency or organization) owned directly or indirectly by First Virginia.

3.4  Organization, Standing and Authority of the Subsidiaries

Each First Virginia Subsidiary which is a depository institution is a state chartered bank with its deposits insured by the FDIC. Each of the First Virginia Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the First Virginia Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary.

3.5  Authorized and Effective Agreement

(a) First Virginia has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the First Virginia shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Agreement and the Plan of Merger. The execution and delivery of this Agreement and the Articles of Merger, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, in the case of this Agreement and the Plan of Merger, the approval of the First Virginia shareholders pursuant to and to the extent required by applicable law. This Agreement and the Plan of Merger constitute legal, valid and binding obligations of First Virginia, and each is enforceable against First Virginia in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors of FDIC-insured institutions or the enforcement of creditors’ rights generally; and (ii) general principles of equity (whether applied in a court of law or in equity).

(b) Neither the execution and delivery of this Agreement or the Articles of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by First Virginia with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of First Virginia or any First Virginia Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of First Virginia or any First Virginia Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to First Virginia or any First Virginia Subsidiary.

(c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by First Virginia of the Merger and the other transactions contemplated in this Agreement.

3.6  Securities Filings; Financial Statements; Statements True

(a) First Virginia has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1999. First Virginia has Disclosed or made available to BB&T a true and complete copy of each Securities Document filed by First Virginia with the Commission after December 31, 1999 and prior to the date hereof, which are all of the Securities Documents that First Virginia was required to file during such period. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Financial Statements of First Virginia fairly present or will fairly present, as the case may be, the consolidated financial position of First Virginia and the First Virginia Subsidiaries as of the dates indicated and the consolidated statements of income and changes in shareholders’ equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

(c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by First Virginia or any First Virginia Subsidiary to BB&T, taken as a whole, contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7  Minute Books

The minute books of First Virginia and each of the First Virginia Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.8  Adverse Change

Since December 31, 2001, (a) First Virginia and the First Virginia Subsidiaries have not (i) incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent First Virginia Financial Statements, or (ii) entered into any transactions with Affiliates, in each of (i) or (ii) other than in the ordinary course of business consistent with past practices or in connection with this Agreement or the transactions contemplated hereby, and (b) there has not been any event or circumstance which has had or is reasonably likely to have a Material Adverse Effect on First Virginia.

3.9  Absence of Undisclosed Liabilities

All liabilities (including without limitation contingent liabilities and any off-balance-sheet loans, financings, liabilities, obligations or indebtedness) of First Virginia and the First Virginia Subsidiaries are disclosed in the most recent Financial Statements of First Virginia or are normally recurring business obligations incurred in the ordinary course of its business since the date of First Virginia’s most recent Financial Statements or in connection with this Agreement or the transactions contemplated hereby.

3.10  Properties

(a) First Virginia and the First Virginia Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible and intangible, reflected on the consolidated balance sheet included in the Financial Statements of First Virginia as of December 31, 2001 or acquired after such date, except for (i) liens for current taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business, or (v) matters otherwise reflected on such consolidated balance sheet or any other Financial Statements of First Virginia included in Securities Documents of First Virginia filed prior to the date hereof.

(b) All leases and licenses pursuant to which First Virginia or any First Virginia Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property are valid and enforceable against First Virginia or such Subsidiary and, as of the date hereof and to the knowledge of First Virginia, against the other parties thereto, in accordance with their respective terms.

3.11  Environmental Matters

(a) First Virginia and the First Virginia Subsidiaries are and at all times have been in compliance with all Environmental Laws. Neither First Virginia nor any First Virginia Subsidiary has received any communication alleging that First Virginia or the First Virginia Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

(b) There are no pending Environmental Claims, neither First Virginia nor any First Virginia Subsidiary has received notice of any pending Environmental Claims, and there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) First Virginia or any First Virginia Subsidiary, (ii) any person or entity whose liability for any Environmental Claim First Virginia or any First Virginia Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by First Virginia or any First Virginia Subsidiary, or any real or personal property which First Virginia or any First Virginia Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv) any real or personal property in which First Virginia or any First Virginia Subsidiary holds a security interest securing a loan recorded on the books of First Virginia or any First Virginia Subsidiary. Neither First Virginia nor any First Virginia Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.

(c) First Virginia and the First Virginia Subsidiaries are in compliance with all recommendations contained in any environmental audits, analyses and surveys received by First Virginia relating to all real and personal property owned or leased by First Virginia or any First Virginia Subsidiary and all real and personal property of which First Virginia or any First Virginia Subsidiary has or is judged to have managed or supervised or participated in the management of.

(d) There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against First Virginia or any First Virginia Subsidiary or against any person or entity whose liability for any Environmental Claim First Virginia or any First Virginia Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12  Loans; Allowance for Loan Losses

(a) All of the loans, leases, installment sales contracts and other credit transactions on the books of First Virginia and the First Virginia Subsidiaries are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, leases, installment sales contracts and other credit transactions, nor any of the documentation evidencing such transactions, nor the manner in which such loans, leases, installment sales contracts and other credit transactions have been administered and serviced, nor First Virginia’s procedures and practices of approving or rejecting applications for such transactions, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

(b) The allowances for losses respecting loans, leases, installment sales contracts and other credit transactions reflected on the consolidated balance sheets included in the Financial Statements of First Virginia are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.13  Tax Matters

(a) First Virginia and the First Virginia Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or have set up a reserve or accrual that is adequate under GAAP for the payment of, all taxes shown as due in respect of the periods covered by such returns. First Virginia and the First Virginia Subsidiaries have paid, or set up a reserve or accrual that is adequate under GAAP for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

(b) All federal, state and local (and, if applicable, foreign) tax returns filed by First Virginia and the First Virginia Subsidiaries are complete and accurate. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against First Virginia or any First Virginia Subsidiary which have not been settled or paid. There are currently no agreements in effect with respect to First Virginia or any First Virginia Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

(c) Deferred taxes of First Virginia and its Subsidiaries have been provided for in accordance with GAAP consistently applied.

(d) Neither First Virginia nor any of the First Virginia Subsidiaries is a party to any tax allocation or sharing agreement (other than such an agreement exclusively between or among First Virginia and the First Virginia Subsidiaries) or has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was First Virginia or a First Virginia subsidiary) or has any liability for taxes of any person (other than First Virginia and the First Virginia Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

(e) Each of First Virginia and the First Virginia Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(f) Neither First Virginia nor any of the First Virginia Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.14  Employees; Compensation; Benefit Plans

(a) Compensation. First Virginia has previously made available information relating to the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each executive officer of First Virginia.

(b) Employee Benefit Plans.

(i) First Virginia has Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by First Virginia or any First Virginia Subsidiary, or to which First Virginia or any First Virginia Subsidiary is obligated to contribute for the benefit of current or former employees of First Virginia or any First Virginia Subsidiary. For purposes of this Agreement, the term “Plan” shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) that is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated (only if such plan has assets or liabilities), (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated (only if such plan has assets or liabilities), including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

(ii) Neither First Virginia nor any First Virginia Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other “welfare-type” benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

(iii) None of the Plans obligates First Virginia or any First Virginia Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a “change in control,” as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

(iv) Each Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any “accumulated funding deficiency” as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always satisfied the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation (“PBGC”) (except for routine payment of premiums) has been or is reasonably expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) for which the PBGC has not waived notice has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of First Virginia or any First Virginia Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither First Virginia nor any First Virginia Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could reasonably be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject First Virginia or any First Virginia Subsidiary to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

(v) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

(vi)    No underfunded “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which First Virginia or any First Virginia Subsidiary is a member or was a member during such five-year period. There does not now exist, nor do any circumstances exist, that would result in, any liability with respect to any employee benefit plan that is maintained, sponsored or contributed to by any entity that is a member of the First Virginia controlled group of corporations (as defined above) (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, or (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, or (v) under any other statute, rule or regulation that would reasonably be expected to be a liability of First Virginia or a First Virginia Subsidiary solely as a result of an entity being a member of the First Virginia controlled group of corporations (as defined above), that would be a liability of First Virginia or any First Virginia Subsidiary, other than such liabilities that arise solely out of, or relate solely to, the Plans Disclosed in Section 3.14(b) of the First Virginia Disclosure Memorandum.

(vii)    As of December 31, 2002, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested liabilities thereunder determined in accordance with the actuarial methods, factors and assumptions contained in such Plan’s most recent actuarial valuation, which such actuarial methods, factors and assumptions are reasonable as of the date of such actuarial valuation. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No tax qualified Plan has any unfunded liabilities.

(viii)    No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither First Virginia nor, to the best knowledge of First Virginia, any First Virginia Subsidiary, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject First Virginia or any First Virginia Subsidiary to any liability for breach of fiduciary duty under ERISA.

(ix)    With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

(x)    First Virginia and each First Virginia Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

(xi)    Neither First Virginia nor any First Virginia Subsidiary has a liability as of December 31, 2002 under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the consolidated balance sheet included in the Financial Statements of First Virginia as of December 31, 2002, or any Financial Statements of First Virginia as of a later date that are contained in Securities Documents of First Virginia filed prior to the date hereof or otherwise Disclosed.

(xii)    Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) First Virginia’s or any First Virginia Subsidiary’s obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting, accelerated allocation of previously unallocated Plan assets or by the conversion of all stock options in accordance with Section 2.9).

(xiii)    With respect to each Plan, First Virginia has Disclosed or made available to BB&T, true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, if any, (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

(xiv)    Each of the Plans as applied to First Virginia and any First Virginia Subsidiary may be amended or terminated at any time by action of First Virginia’s Board of Directors, or such First Virginia’s Subsidiary’s Board of Directors, as the case may be, or a committee of such Board of Directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of First Virginia or a First Virginia Subsidiary thereunder).

3.15  Certain Contracts

(a)    Neither First Virginia nor any First Virginia Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), outstanding on the date hereof, or any agreement expressly restricting in any material respect its business activities, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, outstanding on the date hereof, relating to the borrowing of money by First Virginia or any First Virginia Subsidiary or the guarantee by First Virginia or any First Virginia Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by First Virginia or any First Virginia Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank or Federal Reserve Bank advances), where the amount borrowed or guaranteed exceeds $500,000 in the aggregate (iii) any agreement, arrangement or commitment, written or oral, outstanding on the date hereof, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by First Virginia or any First Virginia Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the application of which is altered, upon the occurrence of a transaction involving First Virginia of the nature contemplated by this Agreement, or (iv) any agreement or plan, written or oral, including any stock option plans, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each agreement, arrangement, commitment, indenture and plan Disclosed pursuant to this Section 3.15(a) is as of the date hereof valid and binding on First Virginia or its applicable Subsidiary and, to the knowledge of First Virginia, against the other parties thereto.

(b)    Neither First Virginia nor any First Virginia Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16  Legal Proceedings; Regulatory Approvals

There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of First Virginia, threatened against First Virginia or any First Virginia Subsidiary or against any asset, interest, Plan or right of First Virginia or any First Virginia Subsidiary, or, to the best knowledge of First Virginia, against any officer, director or employee of any of them in their capacity as such involving claims against First Virginia, any First Virginia Subsidiary, any such asset, interest, Plan or any such officer, director or employee reasonably expected to exceed $500,000 in the aggregate. There are no actions, suits or proceedings instituted, pending or, to the best knowledge of First Virginia, threatened against any present or former director or officer of First Virginia or any First Virginia Subsidiary that would reasonably be expected to give rise to a claim against First Virginia or any First Virginia Subsidiary for indemnification. As of the date hereof, there are no actual or, to the best knowledge of First Virginia, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. To the best knowledge of First Virginia, no fact or condition relating to First Virginia or any First Virginia Subsidiary exists (including, without limitation, noncompliance with the CRA or the USA PATRIOT ACT) that would prevent First Virginia or BB&T from obtaining all of the federal and state regulatory approvals required to consummate the Merger.

3.17  Compliance with Laws; Filings

Each of First Virginia and each First Virginia Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations necessary to the conduct of its business as presently conducted, and since December 31, 1999 neither First Virginia nor any First Virginia Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations (other than general regulatory restrictions applicable to similarly situated banks and bank holding companies). Neither First Virginia nor any First Virginia Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and since December 31, 1999 none of them has received any communication requesting that it enter into any of the foregoing. Since December 31, 2001, First Virginia and each of the First Virginia Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the Commission, FDIC, Federal Reserve Board and applicable state regulators. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

3.18  Brokers and Finders

Neither First Virginia nor any First Virginia Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or in the Plan of Merger, except for an obligation to the Financial Advisor for investment banking services, the nature and extent of which has been Disclosed, and except for fees to accountants and lawyers.

3.19  Repurchase Agreements; Derivatives

(a)    With respect to all agreements currently outstanding pursuant to which First Virginia or any First Virginia Subsidiary has purchased securities subject to an agreement to resell, First Virginia or the First Virginia Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which First Virginia or any First Virginia Subsidiary has sold securities subject to an agreement to repurchase, neither First Virginia nor the First Virginia Subsidiary has pledged collateral having a value at the time of entering into such pledge that exceeds the amount of the debt secured thereby. Neither First Virginia nor any First Virginia Subsidiary has pledged collateral having a value at the time of entering into such pledge that exceeds the amount required under any interest rate swap or other similar agreement currently outstanding.

(b)    Neither First Virginia nor any First Virginia Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20  Deposit Accounts

The deposit accounts of the First Virginia Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the First Virginia Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.21  Related Party Transactions

First Virginia has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which First Virginia or any First Virginia Subsidiary is a party with any director, executive officer or 5% shareholder of First Virginia or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to First Virginia than could be obtained from unrelated parties.

3.22  Certain Information

When the Joint Proxy Statement/Prospectus is mailed, and at the time of the meetings of shareholders of First Virginia and of BB&T to vote on the Plan of Merger, the Joint Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by First Virginia, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23  Tax and Regulatory Matters

Neither First Virginia nor any First Virginia Subsidiary has taken or agreed to take any action or knows of any circumstance which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

3.24  State Takeover Laws

First Virginia and each First Virginia Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws, and no such law shall be activated or applied as a result of such transactions. Neither the Articles of Incorporation nor the Bylaws of First Virginia, nor any other document of First Virginia or to which First Virginia is a party, contains a provision that requires more than two-thirds of the shares of First Virginia Common Stock and First Virginia Preferred Stock entitled to vote (voting together as a single class) plus one additional share of First Virginia Common Stock or First Virginia Preferred Stock, or the vote or approval of any other class of capital stock or voting security, to approve the Merger or any other transactions contemplated in this Agreement. The rights attached to shares of First Virginia Common Stock described in the definition of First Virginia Common Stock are not and will not become exercisable by holders thereof as a result of execution of this Agreement or consummation of the transactions contemplated herein.

3.25  Labor Relations

Neither First Virginia nor any First Virginia Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is First Virginia or any First Virginia Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving First Virginia or any First Virginia Subsidiary, pending or threatened, or to the best knowledge of First Virginia, is there any activity involving any employees of First Virginia or any First Virginia Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.26  Fairness Opinion

First Virginia has received from its Financial Advisor an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of First Virginia from a financial point of view.

3.27  No Right to Dissent

Nothing in the Articles of Incorporation or the Bylaws of First Virginia or any First Virginia Subsidiary provides or would provide to any person, including without limitation the holders of First Virginia Common Stock or Preferred Stock, upon execution of this Agreement or the Plan of Merger and consummation of the transactions contemplated hereby and thereby, rights of dissent and appraisal of any kind.

3.28  Shares and Rights

Between December 31, 2002 and the date hereof, First Virginia has not: (1) issued, granted or authorized any Rights or effected any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; or (2) issued any shares of its capital stock (including treasury shares), except pursuant to the Stock Option Plans with respect to Stock Options outstanding on December 31, 2002 or any conversion of the Preferred Stock pursuant to its terms.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BB&T

BB&T represents and warrants to First Virginia as follows (the representations and warranties herein of BB&T are made subject to the applicable standard set forth in Section 6.2(a), and no such representation or warranty shall be deemed to be inaccurate unless it is inaccurate to the extent that First Virginia would be entitled to refuse to consummate the Merger pursuant to Section 7.1(b)(ii) on account of such inaccuracy):

4.1  Capital Structure of BB&T

The authorized capital stock of BB&T consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred Stock and the remainder are undesignated, and none of which shares are issued and outstanding, and (ii) 1,000,000,000 shares of BB&T Common Stock of which 470,452,260 shares were issued and outstanding as of December 31, 2002. All outstanding shares of BB&T Common Stock, and all shares thereof to be issued as Merger Consideration, have been duly authorized and are or shall be (when issued) validly issued, fully paid and nonassessable. The shares of BB&T Common Stock reserved as provided in Section 5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Holders of BB&T Common Stock do not have preemptive rights.

4.2  Organization, Standing and Authority of BB&T

BB&T is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. BB&T is registered as a financial holding company under the Bank Holding Company Act.

4.3  Authorized and Effective Agreement

(a) BB&T has all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the Articles of Merger and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BB&T. This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of BB&T, and each is enforceable against BB&T in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity.

(b) Neither the execution and delivery of this Agreement or the Articles of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by BB&T with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of BB&T or any BB&T Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BB&T or any BB&T Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BB&T or any BB&T Subsidiary.

(c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by BB&T of the Merger and the other transactions contemplated in this Agreement.

4.4  Organization, Standing and Authority of BB&T Subsidiaries

Each of the BB&T Subsidiaries is duly organized, validly existing and in good standing under applicable laws. BB&T owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the BB&T Subsidiaries. Each of the BB&T Subsidiaries (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5  Securities Documents; Financial Statements

(a) BB&T has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1999. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Financial Statements of BB&T fairly present or will fairly present, as the case may be, the consolidated financial position of BB&T and its Subsidiaries as of the dates indicated and the consolidated statements of income and retained earnings, changes in shareholders’ equity and statements of cash flows for the periods then ended (subject in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

4.6  Certain Information

When the Joint Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meetings of shareholders of First Virginia and of BB&T (if approval of BB&T shareholders is sought) to vote on the Merger, the Joint Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to BB&T, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.7  Tax and Regulatory Matters

Neither BB&T nor any BB&T Subsidiary has taken or agreed to take any action, or knows of any circumstance, which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

4.8  Share Ownership

As of the date of this Agreement, BB&T does not own (except in a fiduciary capacity) any shares of First Virginia Common Stock or First Virginia Preferred Stock.

4.9  Legal Proceedings; Regulatory Approvals

There are no actual or, to the best knowledge of BB&T, threatened actions, suits or proceedings instituted, which present a claim to restrain or prohibit the transactions contemplated herein. To the best knowledge of BB&T, no fact or condition relating to BB&T or any BB&T Subsidiary exists (including, without limitation, noncompliance with the CRA or the USA PATRIOT ACT) that would prevent BB&T or First Virginia from obtaining all of the federal and state regulatory approvals contemplated herein.

4.10  Adverse Change

Since December 31, 2001, (a) BB&T and the BB&T Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent BB&T Financial Statements or not required to be disclosed under GAAP, other than in the ordinary course of business consistent with past practices or in connection with this Agreement or the transactions contemplated hereby; and (b) there has not been any event or circumstance which has had or is reasonably likely to have a Material Adverse Effect on BB&T.

4.11  Fairness Opinion

BB&T has received from its Financial Advisor an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of BB&T from a financial point of view.

4.12  Compliance with Laws; Filings

Each of BB&T and each BB&T Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations necessary to the conduct of its business as presently conducted, and since December 31, 1999 neither BB&T nor any BB&T Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations (other than general regulatory restrictions applicable to similarly situated banks and bank holding companies). Neither BB&T nor any BB&T Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum or understanding or commitment, and since December 31, 1999 none of them has received any communication requesting that it enter into any of the foregoing. Since December 31, 2001, BB&T and each of the BB&T Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the Commission, FDIC, Federal Reserve Board and applicable state regulators.

Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

4.13  Tax Matters

(a)    BB&T and the BB&T Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or have set up a reserve or accrual that is adequate under GAAP for the payment of, all taxes shown as due in respect of the periods covered by such returns. BB&T and the BB&T Subsidiaries have paid, or set up a reserve or accrual that is adequate under GAAP for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

(b)    All federal, state and local (and, if applicable, foreign) tax returns filed by BB&T and the BB&T Subsidiaries are complete and accurate in all material respects. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing against BB&T and the BB&T Subsidiaries which have not been settled or paid.

ARTICLE V

COVENANTS

5.1  Shareholder Meetings

First Virginia shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as reasonably practicable following the effectiveness of the Registration Statement. By approving this Agreement and authorizing its execution, the Board of Directors of First Virginia agrees that it shall, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of First Virginia, recommend that First Virginia’s shareholders vote for such approval; provided that, if the Board of Directors of First Virginia, after consultation with (and based on the advice of) counsel, determines in good faith that, following a Superior Offer, it would more likely than not result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement and the Plan of Merger, then in submitting this Agreement and the Plan of Merger to First Virginia’s shareholders, the Board of Directors of First Virginia may submit this Agreement and the Plan of Merger to First Virginia’s shareholders without recommendation (although the resolutions adopting this Agreement and the Plan of Merger as of the date hereof may not be rescinded or amended), in which event the Board of Directors of First Virginia may communicate the basis for its lack of a recommendation to the First Virginia shareholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that it may not take any actions under this sentence until after giving BB&T at least five Business Days to respond to such Superior Offer (and after giving BB&T notice of the latest material terms, conditions and third party in the Superior Offer) and then taking into account any amendment or modification to this Agreement proposed by BB&T. At the time of execution of this Agreement, each member of the Board of Directors of First Virginia has executed an agreement with BB&T obligating the director to vote all shares over which such director has voting control in favor the Plan of Merger. If required by applicable law or the requirements of the NYSE, or if BB&T elects in its discretion to submit this Agreement and the Plan of Merger to its shareholders for approval, BB&T shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as reasonably practicable, and by approving execution of this Agreement the Board of Directors of BB&T agrees that it shall, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of BB&T, recommend that BB&T’s shareholders vote for such approval; provided that BB&T’s determination as to whether it shall submit this Agreement and the Plan of Merger to its shareholders for approval shall be made prior to the mailing of the Registration Statement. BB&T and First Virginia agree to exercise their best efforts to hold their respective meetings of shareholders within five Business Days of each other.

5.2  Registration Statement; Joint Proxy Statement/Prospectus

As promptly as practicable after the date hereof, BB&T shall prepare and file the Registration Statement with the Commission. First Virginia will furnish to BB&T the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and First Virginia shall have the right to reasonably approve the form of, and any characterizations of such information included in, the Registration Statement prior to the filing with the Commission. Such Registration Statement, at the time it becomes effective and on the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission. The Registration Statement shall include the form of Joint Proxy Statement/Prospectus. BB&T and First Virginia shall use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be approved by the Commission for mailing to the BB&T and First Virginia shareholders, and such Joint Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the Commission thereunder. BB&T and First Virginia shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective shareholders in accordance with all applicable notice requirements under the Securities Laws, the NCBCA (with respect to BB&T) and the VSCA (with respect to First Virginia).

5.3  Plan of Merger; Reservation of Shares

At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In connection therewith, BB&T acknowledges that it (i) has adopted the Plan of Merger and (ii) will pay or cause to be paid when due the Merger Consideration. BB&T has reserved for issuance such number of shares of BB&T Common Stock as shall be necessary to pay the Merger Consideration and agrees not to take any action that would cause the aggregate number of authorized shares of BB&T Common Stock available for issuance hereunder not to be sufficient to effect the Merger. If at any time the aggregate number of shares of BB&T Common Stock reserved for issuance hereunder is not sufficient to effect the Merger, BB&T shall take all appropriate action as may be required to increase the number of shares of BB&T Common Stock reserved for such purpose.

5.4  Additional Acts

(a) First Virginia agrees to take such reasonable actions requested by BB&T as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is BB&T or a wholly owned BB&T Subsidiary) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration (including the tax treatment thereof) or abrogate the covenants and other agreements contained in this Agreement, including, without limitation, the covenant not to take any action that would substantially delay completion of, or substantially impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

(b) As promptly as practicable after the date hereof, BB&T and First Virginia shall submit all notices and/or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. In addition, BB&T and First Virginia shall each promptly furnish all information as may be required by any federal, state or local government agency, department or body properly asserting jurisdiction in order that the requisite approvals for the transactions contemplated hereby may be obtained or to request any applicable waiting periods to expire as promptly as practicable. First Virginia and BB&T shall, as soon as practicable, take all other action required to obtain as promptly as practicable all necessary permits, consents, approvals, authorizations and agreements of, and to give all notices and reports and make all other filings with, the Federal Reserve Board and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby, and BB&T and First Virginia shall cooperate with each other with respect thereto. BB&T and First Virginia shall promptly provide to each other copies of all applications, documents, correspondence or oral (to the extent material) or written comments that each of them or any of their Subsidiaries files with, sends to or receives from the Federal Reserve Board and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby, or the staff or supervisory agents of any of them, relating to this Agreement and the transactions contemplated hereby, including any applications filed for the purpose of obtaining any necessary regulatory consents, approvals or waivers. First Virginia and BB&T each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its respective Subsidiaries, and any of its respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

5.5  Best Efforts

Each of BB&T and First Virginia shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and 5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI, including, without limitation, executing and delivering, or causing to be executed and delivered, such representations, certificates and other instruments or documents as may be reasonably requested by BB&T’s or First Virginia’s legal counsel for such counsel to issue the opinion contemplated by Section 6.1(e), and to consummate the transactions herein contemplated at the earliest possible date. Neither BB&T nor First Virginia shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6  Certain Accounting Matters

First Virginia shall cooperate reasonably with BB&T concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account BB&T’s policies, practices and procedures).

5.7  Access to Information

First Virginia and BB&T will each use reasonable best efforts to keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, First Virginia shall afford to representatives of BB&T reasonable access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of First Virginia and the First Virginia Subsidiaries and, during such period, shall make available all information concerning their businesses as may be reasonably requested. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. The Confidentiality Agreement entered into by BB&T and First Virginia dated April 20, 2001, as modified by the letter agreement dated January 14, 2003 shall continue in effect in accordance with its terms and shall govern all disclosures made pursuant to this Agreement, including this Section 5.7.

5.8  Press Releases

BB&T and First Virginia shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to and, if practicable, consultation with, the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9  Forbearances of First Virginia

Except with the prior written consent of BB&T or as Disclosed in Section 5.9 of the First Virginia Disclosure Memorandum, between the date hereof and the Effective Time, First Virginia shall not, and shall cause each of the First Virginia Subsidiaries not to:

(a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new type of activity or expand any existing activities;

(b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $.28 per share (increasing to $.29 per share in respect of the second quarter of 2003 and increasing to $.30 per share in respect of the fourth quarter of 2003) payable with respect to First Virginia Common Stock on record dates and in amounts consistent with past practices, and other than dividends with respect to First Virginia Preferred Stock as set forth in Section 2.8(e); provided that with respect to the First Virginia Preferred Stock, dividends shall be made in accordance with the applicable articles of serial designation and consistent with past practices of First Virginia;

(c) issue any shares of its capital stock (including treasury shares), except pursuant to the Stock Option Plans with respect to the Stock Options outstanding on the date hereof (or that become outstanding after the date hereof other than in violation of this Agreement) or any conversion of the Preferred Stock pursuant to its terms;

(d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

(e) amend its Articles of Incorporation or Bylaws;

(f) impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any First Virginia Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

(g) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any material assets or acquire any material assets other than in the ordinary course of its business consistent with past practices;

(h) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

(i) increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from the exercise of (i) Stock Options, or (ii) the distribution of shares or amounts in connection with other equity based awards, in the case of (i) or (ii) that are outstanding on the date hereof or that become outstanding after the date hereof other than in violation of this Agreement), or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, except for increases or payments made in the ordinary course of business consistent with past practice for annual or merit-based increases in base salary to employees, other than executive officers, or pursuant to plans or arrangements in effect on the date hereof.

(j)    enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

(k)    solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of or a substantial equity interest in, or any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, First Virginia or any First Virginia Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of First Virginia or any First Virginia Subsidiary to do any of the above; or fail to notify BB&T within forty-eight (48) hours of any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this Section 5.9(k) shall not apply to furnishing information to or participating in negotiations or discussions with any Person that has made, or that the First Virginia Board of Directors determines in good faith is reasonably likely to make, a Superior Offer, if the First Virginia Board of Directors determines in good faith, after consultation with outside legal counsel, that it should take such actions in light of its fiduciary duty to First Virginia’s shareholders;

(l)    enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any material agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by First Virginia or a First Virginia Subsidiary or guarantee by First Virginia or a First Virginia Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers in the normal course) except with respect to the termination of an employee other than an executive officer in the ordinary course of business consistent with past practice, or (iv) any contract, agreement or understanding with a labor union;

(m)    change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders and after receipt of the requisite regulatory approvals for the transactions contemplated by this Agreement and the Plan of Merger, First Virginia shall cooperate in good faith with BB&T as provided in Section 5.6;

(n)    change its methods of accounting in effect at December 31, 2001 except as required by changes in GAAP or regulatory accounting principles as reasonably concurred in by BB&T, which concurrence shall not be unreasonably withheld, or change in any material respect its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2001, except as required by changes in law or regulation;

(o)    incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $500,000, for any one expenditure, or $1,000,000, in the aggregate;

(p)    incur any indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

(q)    take any action which would or could reasonably be expected to (i) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement pursuant to 7.1(b)(ii), or (ii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

(r)    dispose of any material assets other than in the ordinary course of business; or

(s)    agree to do any of the foregoing.

5.10  Employment Agreements

Concurrently with the execution hereof, BB&T and Barry J. Fitzpatrick have entered into an Employment Agreement in the form set forth in Annex B hereto, which Agreement shall be effective only upon the Closing, and BB&T has entered into an Employment Agreement substantially in the form set forth in Annex C hereto, which Agreement shall be effective only upon the Closing, with each of Shirley C. Beavers, Jr., Richard F. Bowman and Raymond E. Brann, Jr. As of the Effective Time, BB&T (or its specified BB&T Subsidiary) shall offer to enter into an Employment Agreement with the five persons designated on Schedule 5.10 as regional presidents substantially in the form of Annex D hereto, and with the twenty-one persons designated on Schedule 5.10 substantially in the form of Annex E hereto.

5.11  Affiliates

First Virginia shall use its best efforts to cause all persons who are Affiliates of First Virginia to deliver to BB&T promptly following execution of this Agreement a written agreement in the form attached as Exhibit 5.11 providing that such person will not dispose of BB&T Common Stock received in the Merger, except in compliance with the Securities Act and the rules and regulations promulgated thereunder, and in any event shall use its best efforts to cause such affiliates to deliver to BB&T such written agreement prior to the Closing Date.

5.12  Section 401(k) Plan; Other Employee Benefits

(a)    Effective on the Benefit Plan Determination Date with respect to the 401(k) plan of First Virginia (the “First Virginia 401(k) Plan”), BB&T shall cause such plan to be merged with the 401(k) plan maintained by BB&T and the BB&T Subsidiaries, or to be frozen, in each case as determined by BB&T and subject to the receipt of all applicable regulatory or governmental approvals. Each employee of First Virginia or any First Virginia Subsidiary at the Effective Time (i) who is a participant in the First Virginia 401(k) Plan, (ii) who becomes an employee immediately following the Effective Time of BB&T or of any subsidiary of BB&T (collectively with BB&T an “Employer Entity”), and (iii) who continues in the employment of an Employer Entity until the Benefit Plan Determination Date for the First Virginia 401(k) Plan, shall be eligible to participate in BB&T’s 401(k) plan as of the Benefit Plan Determination Date. Until the Benefit Plan Determination Date, BB&T shall continue in effect for the benefit of participating employees (including those Transferred Employees who become eligible to participate in the First Virginia 401(k) Plan after the Effective Time but prior to the Benefit Plan Determination Date) the First Virginia 401(k) Plan and any related supplemental or excess benefit defined contribution plans, without amendment except as may be required by applicable law. Any employee of First Virginia or any First Virginia Subsidiary, who is not a participant in the First Virginia 401(k) Plan as of the Benefit Plan Determination Date, shall be eligible to be a participant in the BB&T 401(k) plan upon complying with the eligibility requirements after taking into account the service crediting provisions set forth below. All rights to participate in BB&T’s 401(k) plan are subject to BB&T’s right to amend or terminate the plan. For purposes of administering BB&T’s 401(k) plan and any related supplemental or excess benefit plan of BB&T, service with First Virginia and the First Virginia Subsidiaries (or any predecessor entities to the extent such service was recognized by First Virginia) shall be deemed to be service with BB&T or any other Employer Entity for purposes of participation, vesting and benefit accruals. Each employee of First Virginia or a First Virginia Subsidiary at the Effective Time who becomes an employee immediately following the Effective Time of an Employer Entity is referred to herein as a “Transferred Employee.”

(b)    Each Transferred Employee shall be eligible to participate in group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to similarly situated employees of the Employer Entity, subject to the terms of such plans and programs, as of the Benefit Plan Determination Date for each such plan or program, conditional upon the Transferred Employee’s being employed by an Employer Entity as of such Benefit Plan Determination Date and subject to complying with the eligibility requirements of the respective plans and programs after taking into account the service crediting and other provisions set forth below. Following the Effective Time, BB&T shall or shall cause the applicable Employer Entity to continue each welfare benefit plan or program of First Virginia or the First Virginia Subsidiaries in effect for the benefit of the Transferred Employees without amendment except as may be required by applicable law, so long as the Transferred Employees remain eligible to participate and until they shall become eligible to become participants in the corresponding plan or program maintained by the Employer Entity (and, with respect to any such plan or program, subject to complying with the eligibility requirements after taking into account the service crediting and other provisions set forth below and subject to the right of the Employer Entity to terminate such plan or program). Retirees of First Virginia or a First Virginia Subsidiary and Transferred Employees, who are either participants in or eligible to participate in the First Virginia retiree medical benefits plan, shall automatically become participants in or eligible to participate in (as applicable to each such individual) the BB&T retiree medical benefits plan as of the retiree medical Benefit Plan Determination Date, and BB&T shall continue the First Virginia retiree medical benefits plan in effect without amendment except as may be required by applicable law until such Benefit Plan Determination Date. For purposes of administering the welfare plans and programs subject to this Section 5.12(b), service with First Virginia or any First Virginia Subsidiary (or any predecessor entities to the extent such service was recognized by First Virginia) shall be deemed to be service with BB&T or another Employer Entity for the purpose of determining eligibility to participate, vesting (if applicable), benefit accruals (solely for purposes of vacation and seniority entitlements), commencement of benefits and benefit subsidies (including without limitation for retiree medical benefit subsidies) in such welfare plans and programs. From and after the Effective Time (or the Benefit Plan Determination Date, as applicable), BB&T shall or shall cause another Employer Entity to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of an Employer Entity to be waived with respect to the Transferred Employees and the retirees of First Virginia and the First Virginia Subsidiaries who are participants in or eligible to participate in the First Virginia retiree medical benefits plan and (ii) give each Transferred Employee and the retirees of First Virginia and the First Virginia Subsidiaries who are participants in or eligible to participate in the First Virginia retiree medical benefits plan (when retired) credit for the plan year in which the Effective Time (or the Benefit Plan Determination Date, as applicable) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the Benefit Plan Determination Date, as applicable). The provisions of this Section 5.12(b) shall apply equally to the eligible dependents of a Transferred Employee and of a retiree of First Virginia and the First Virginia Subsidiaries.

(c)    Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed hereunder or otherwise by BB&T, neither BB&T nor any Employer Entity shall have any obligation arising from the Merger to continue any Transferred Employees in its employ or in any specific job or to provide to any Transferred Employee any specified level of compensation or any incentive payments, benefits or perquisites. Each Transferred Employee who is terminated by an Employer Entity subsequent to the Effective Time, excluding any employee who has a then existing contract providing for severance in lieu of severance plan benefits, shall be entitled to severance pay in accordance with the general severance policy of BB&T as then in effect or the special severance policy to be adopted by First Virginia, subject to Section 5.9(i), to be in effect immediately prior to the Effective Time, if and to the extent that such Transferred Employee is entitled to severance pay and benefits under the applicable policy. Prior to the Closing Date, First Virginia shall determine which of such severance policies shall be applicable and shall give BB&T notice thereof, and the selected severance policy shall apply with respect to all Transferred Employees. If BB&T shall not receive such notice prior to the Closing Date, First Virginia shall be deemed to have selected the BB&T severance policy. Each Transferred Employee’s severance pay and benefits, if any, under the applicable severance policy, shall be determined based on aggregate service of a Transferred Employee with First Virginia and the First Virginia Subsidiaries (or any predecessor entities to the extent such service was recognized by First Virginia) prior to the Effective Time and with BB&T or another Employer Entity on and after the Effective Time, with all service with First Virginia and the First Virginia Subsidiaries (or any predecessor entities to the extent such service was recognized by First Virginia) being deemed to be service with BB&T or another Employer Entity.

(d)    With respect to the defined benefit pension plan of First Virginia (the “First Virginia Pension Plan”), BB&T shall cause such plan to be merged with the defined benefit pension plan maintained by BB&T and the BB&T Subsidiaries (the “BB&T Pension Plan”), subject to and conditional upon the receipt of all applicable regulatory or governmental approvals. Each Transferred Employee, who is a participant in the First Virginia Pension Plan at the Effective Time and who continues in the employment of an Employer Entity until the Benefit Plan Determination Date with respect to the First Virginia Pension Plan, shall be eligible to participate in the BB&T Pension Plan as of the Benefit Plan Determination Date. Until the Benefit Plan Determination Date, BB&T shall continue in effect for the benefit of participating employees (including those Transferred Employees who become eligible to participate in the First Virginia Pension Plan after the Effective Time but prior to the Benefit Plan Determination Date) the First Virginia Pension Plan and any related supplemental or excess defined benefit plans, without amendment except as required by applicable law. Any employee of First Virginia or a First

Virginia Subsidiary who is not a participant in the First Virginia Pension Plan as of the Benefit Plan Determination Date shall be eligible to participate in the BB&T Pension Plan upon complying with the eligibility requirements after taking into account the service crediting provisions set forth below. All rights to participate in the BB&T Pension Plan are subject to BB&T’s right to amend or terminate the plan. As of the close of business on the date immediately preceding the Benefit Plan Determination Date, BB&T shall determine the accrued benefit under the First Virginia Pension Plan with respect to participants continuing in the service of an Employer Entity. Such accrued benefit shall be determined by taking into account service and compensation following the Effective Time and preceding the Benefit Plan Determination Date, and the accrued benefit as so determined shall be the accrued benefit under the BB&T Pension Plan for service prior to the Benefit Plan Determination Date (and shall be added to the benefit accrued under the BB&T Pension Plan for service and compensation beginning with the Benefit Plan Determination Date). For purposes of administering the BB&T Pension Plan, service with First Virginia and the First Virginia Subsidiaries (and any predecessor entities to the extent such service was recognized by First Virginia) shall be deemed to be service with BB&T for participation and vesting purposes, but not for purposes of benefit accrual. All benefits accrued under the First Virginia Pension Plan prior to the pension Benefit Plan Determination Date for employees having less than 1,000 hours of service in any year shall be frozen and carried forward in the BB&T Pension Plan, but no accruals shall be made with respect to such employees following the pension Benefit Plan Determination Date.

(e)    BB&T agrees to honor all employment agreements, severance agreements, supplemental retirement and deferred compensation agreements and plans that First Virginia and the First Virginia Subsidiaries have with or in place with respect to their current and former employees and directors and which have been Disclosed to BB&T pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date, to the extent permitted by and in accordance with their terms. Except for the agreements described in the preceding sentence and except as otherwise provided in this Section 5.12, following the Effective Time, (i) the Transferred Employees shall be eligible to participate in such other employee benefit and compensation plans as are provided to similarly situated employees of BB&T and its Subsidiaries and subject to complying with applicable eligibility requirements, (ii) for purposes of administering such other plans, service with First Virginia or any First Virginia Subsidiary (or any predecessor entities to the extent such service was recognized by First Virginia) shall be deemed to be service with BB&T or another Employer Entity for the purpose of determining eligibility to participate and vesting (if applicable), and (iii) the employee benefit plans of First Virginia may, in the sole discretion of BB&T, be frozen or merged into comparable plans of BB&T, or terminated in the case of non-qualified retirement plans, effective as of such time as BB&T shall determine in its sole discretion, to the extent permitted by and in accordance with their terms.

5.13  Directors and Officers Protection

BB&T or a BB&T Subsidiary shall provide and keep in force for a period of three years after the Effective Time directors’ and officers’ liability insurance providing coverage to directors and officers of First Virginia for acts or omissions or alleged acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in First Virginia’s policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 200% of the annual premium payments on First Virginia’s policy in effect as of the date hereof (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BB&T shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, BB&T further agrees to indemnify from and after the Effective Time all individuals who are or have been officers, directors or employees of First Virginia or any First Virginia Subsidiary prior to the Effective Time with respect to any acts or omissions or alleged acts or omissions in such capacities prior to the Effective Time, to the fullest extent permitted by law.

5.14    Forbearances of BB&T

Except with the prior written consent of First Virginia, between the date hereof and the Effective Time, neither BB&T nor any BB&T Subsidiary shall take any action which would or might reasonably be expected to

(i) result in any inaccuracy of a representation or warranty herein that would allow for termination of this Agreement; (ii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied; (iii) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business; (iv) amend its Articles of Incorporation or bylaws in a manner that would adversely affect the economic benefits of the Merger to the holders of First Virginia Common Stock or Preferred Stock; (v) enter into any agreement to acquire all or substantially all of the capital stock or assets of any other person or business unless such transaction would not substantially delay completion of, or substantially impair the prospects of completing, the Merger pursuant to this Agreement and the Plan of Merger; (vi) agree to do any of the foregoing.

5.15  Reports

Each of First Virginia and BB&T shall file (and shall cause the First Virginia Subsidiaries and the BB&T Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to BB&T or First Virginia, as the case may be, copies of all such reports promptly after the same are filed.

5.16  Exchange Listing

BB&T shall use its reasonable best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of BB&T Common Stock to be issued to the holders of First Virginia Common Stock and Preferred Stock pursuant to the Merger, and BB&T shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17  Advisory Board

(a) Following the Effective Time, as of a date selected by BB&T (the “Advisory Board Establishment Date”) no later with respect to each First Virginia Subsidiary which is a bank than the effective time of the merger of such First Virginia Subsidiary into an Affiliate of BB&T, BB&T shall offer to the members of the Board of Directors of each such First Virginia Subsidiary a seat on the BB&T Advisory Board for the area in which each such Subsidiary is located. During the period following the Effective Time and until the Advisory Board Establishment Date, the directors of each such Subsidiary shall continue to serve as such so long as they continue to meet the requirements for serving. For two years following the Effective Time, the Advisory Board members appointed pursuant to this Section 5.17(a) who are not employees of BB&T or a BB&T Affiliate or under contract with BB&T or any BB&T Affiliate, and who continue to serve, shall receive, as compensation for service on the Advisory Board, Advisory Board member’s fees (annual retainer and attendance fees) equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for directors of the corresponding First Virginia Subsidiary in effect on January 1, 2003. Following such two-year period, Advisory Board Members, if they continue to serve in such capacity, shall receive fees in accordance with BB&T’s standard schedule of fees for service thereon as in effect from time to time. For two years after the Effective Time, no such Advisory Board member shall be prohibited from serving thereon because he or she shall have attained the maximum age for service thereon (currently age 70). Membership of any person on any Advisory Board shall be conditional upon execution of an agreement providing that such person will not engage in activities competitive with BB&T or its Subsidiaries for two years following the Effective Time or, if longer, the period that he or she is a member of the Advisory Board.

(b) As of the Advisory Board Establishment Date, BB&T shall offer to the members of the advisory board of each First Virginia Subsidiary which is a bank a seat on the BB&T Advisory Board for the area in which each such Subsidiary is located. During the period following the Effective Time and until the Advisory Board Establishment Date, the advisory board members of each such Subsidiary shall continue to serve as such so long as they continue to meet the requirements for serving, and in applying this Section 5.17(b) service during such period as an advisory board member shall be deemed to be service as a BB&T Advisory Board member. Following the Advisory Board Establishment Date, the Advisory Board members appointed pursuant to this Section 5.17(b) who are not employees of BB&T or a BB&T Affiliate or under contract with BB&T or any BB&T Affiliate, and who continue to serve, shall receive, as compensation for service on the Advisory Board, Advisory Board members’ fees in accordance with BB&T’s standard schedule of fees for service thereon as in effect from time to time. For two years after the Effective Time, no such Advisory Board member shall be prohibited from serving thereon because he or she shall have obtained the maximum age for service thereon (currently age 70).

5.18  Boards of Directors of BB&T and Banking Subsidiaries

As of the Effective Time, the Board of Directors of BB&T shall increase the number of members of the Board of Directors by three, and shall elect Barry J. Fitzpatrick and two other members of the First Virginia Board of Directors as members of the BB&T Board of Directors to serve until the next annual meeting of shareholders of BB&T. At such meeting, each such board member shall be nominated to serve an additional term on the BB&T Board of Directors, and if BB&T shall continue its current staggered Board of Directors with three classes, Mr. Fitzpatrick shall be nominated to serve for a term expiring 2007 and the other two for terms expiring 2005 and 2006 respectively. In addition, BB&T shall elect two other members of the First Virginia Board of Directors to the Branch Banking and Trust Company Board of Directors. BB&T shall also elect to the Board of Directors of Branch Banking and Trust Company of Virginia all of the members of the Board of Directors of First Virginia who are not offered seats on the Board of Directors of either BB&T or Branch Banking and Trust Company. BB&T shall in addition appoint Mr. Fitzpatrick to the Executive Committee of its Board of Directors. The persons in addition to Mr. Fitzpatrick to serve on the above Boards shall be proposed by the Chairman of the First Virginia Board of Directors, subject to the approval of BB&T. Each of the persons elected to a Board pursuant to this Section 5.18 shall serve until the end of the term for which he or she is appointed, subject to the right of removal for cause, and thereafter so long as the director is elected and qualifies and BB&T shall nominate for election, in the case of the BB&T Board of Directors, and appoint, in the case of the other Boards provided in this Section 5.18, such persons for successive terms until the earlier of: (a) such person reaches the age of 70; or (b) the expiration of five years commencing on the Effective Time.

5.19  Tax Treatment

From the date hereof through the Effective Time, BB&T shall, and shall cause its Affiliates to, and First Virginia shall, and shall cause its Subsidiaries to, each use their reasonable best efforts to take such action as may be necessary to cause the Merger to qualify as, and to refrain from taking any action which could reasonably be expected to prevent the Merger from qualifying as, as the case may be, a reorganization under the provisions of Section 368(a) of the Code.

5.20  Declaration of Dividends

After the date of this Agreement, each of BB&T and First Virginia shall coordinate with the other the declaration of any dividends in respect of BB&T Common Stock and First Virginia Common Stock and the record dates and payment dates relating thereto for the fiscal quarter in which the Effective Time occurs, it being the intention of the parties hereto that holders of First Virginia Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of First Virginia Common Stock and any shares of BB&T Common Stock any such holder receives in exchange therefor in the Merger.

5.21  Redemption of First Virginia Preferred Stock

First Virginia shall as soon as reasonably practicable redeem any and all issued and outstanding shares of First Virginia Preferred Stock; provided, however, in any event First Virginia shall have redeemed any and all issued and outstanding shares of First Virginia Preferred Stock before the Effective Time.

ARTICLE VI

CONDITIONS PRECEDENT

6.1  Conditions Precedent—BB&T and First Virginia

The respective obligations of BB&T and First Virginia to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

(a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including, without limitation, the approval of the shareholders of BB&T (if approval of BB&T shareholders is sought) and of First Virginia of the Agreement and the Plan of Merger;

(b) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, no proceedings shall be pending or to the knowledge of BB&T threatened by the Commission to suspend the effectiveness of such Registration Statement and the BB&T Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

(c) The parties shall have made all regulatory filings, and received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Plan of Merger, all notice periods and waiting periods with respect to such filings and approvals shall have passed and all such approvals shall be in effect (a “Requisite Regulatory Approval), other than such filings and/or approvals the failure of which to make, to obtain or to be in effect would not have a material adverse effect on BB&T’s ability to conduct its operations following the Effective Time in substantially the same manner as presently conducted;

(d) None of BB&T, any of the BB&T Subsidiaries, First Virginia or any of the First Virginia Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement;

(e) Each of First Virginia and BB&T shall have received an opinion of its respective legal counsel, in form and substance satisfactory to First Virginia and BB&T, on the basis of facts, representations and assumptions set forth in such opinions substantially to the effect that the Merger will constitute a reorganization under Section 368 of the Code and that the shareholders of First Virginia will not recognize any gain or loss on the exchange of shares of First Virginia Common Stock for shares of BB&T Common Stock (except with respect to any cash received in lieu of fractional shares of BB&T Common Stock). In rendering the opinions described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of the officers of First Virginia and BB&T; and

(f) The shares of BB&T Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

6.2  Conditions Precedent—First Virginia

The obligations of First Virginia to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by First Virginia pursuant to Section 7.4:

(a) All representations and warranties of BB&T shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by First Virginia. The representations and warranties of BB&T set forth in Sections 4.1, 4.2 (except as relates to qualification), 4.3(a), 4.3(b)(i) and 4.4

(except as relates to qualification) shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of BB&T set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BB&T.

(b) BB&T shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

(c) BB&T shall have delivered to First Virginia a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2(a) and 6.2(b), to the extent applicable to BB&T, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer’s knowledge, threatened against BB&T or any BB&T Subsidiary or against any asset, interest, employee benefit plan, program or trust or right of BB&T or any BB&T Subsidiary, or, to the best knowledge of BB&T, against any officer, director or employee of any of them in their capacity as such, that is reasonably likely to have a Material Adverse Effect on BB&T.

6.3  Conditions Precedent—BB&T

The obligations of BB&T to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by BB&T pursuant to Section 7.4:

(a) All representations and warranties of First Virginia shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BB&T. The representations and warranties of First Virginia set forth in Sections 3.1, 3.2 (except as it relates to qualification), 3.3, 3.4 (except the last sentence thereof), 3.5(a), 3.5(b)(i), 3.23 and 3.24 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of First Virginia set forth in this Agreement such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on First Virginia (evaluated without regard to the Merger).

(b) No regulatory approval required to complete the Merger shall have imposed any condition or requirement that would have a Material Adverse Effect on BB&T.

(c) First Virginia shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

(d) First Virginia shall have delivered to BB&T a certificate, dated the Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.1(d), 6.3(a) and 6.3(c), to the extent applicable to First Virginia, have been satisfied and that there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best of such officer’s knowledge, threatened against First Virginia or any First Virginia Subsidiary or against any asset, interest, Plan or right of First Virginia or any First Virginia Subsidiary, or, to the best knowledge of First Virginia, against any officer, director or employee of any of them in their capacity as such, that is reasonably likely to have a Material Adverse Effect on First Virginia (evaluated without regard to the Merger).

(e) BB&T shall have received the written agreements from Affiliates as specified in Section 5.11 to the extent necessary, in the reasonable judgment of BB&T, to promote compliance with Rule 145 promulgated by the Commission.

ARTICLE VII

TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1  Termination

This Agreement may be terminated:

(a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

(b) At any time prior to the Effective Time, by either party (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which breach or inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) or (b) in the case of First Virginia and Section 6.3(a) or (c) in the case of BB&T; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the date set forth in paragraph (f) below whichever is earlier.

(c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of such party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

(d) At any time, by either party hereto in writing, if any Requisite Regulatory Approval has been denied, and the time period for appeals and requests for reconsideration has run.

(e) At any time, by either party hereto in writing, if the shareholders of BB&T (if approval of the BB&T shareholders is sought) or the shareholders of First Virginia do not approve the Agreement and the Plan of Merger at the meeting of such shareholders to be held pursuant to Section 5.1.

(f) At any time following December 31, 2003, by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

(g) At any time prior to the Effective Time, by BB&T in writing, if the Board of Directors of First Virginia shall have withdrawn its recommendation or refused to recommend to the shareholders of First Virginia that they vote to approve the Plan of Merger in compliance with Section 5.1, or shall have recommended to the shareholders of First Virginia approval of an agreement, plan or transaction arising out of or implementing any First Virginia Acquisition Proposal. As used herein, “First Virginia Acquisition Proposal” means any proposal or offer to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, First Virginia or any First Virginia Subsidiary (including, without limitation, a bona fide tender offer or exchange offer to purchase First Virginia Common Stock) other than with BB&T or a BB&T Subsidiary.

7.2  Effect of Termination

In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality, the Termination Fee and expenses set forth in Sections 5.7, 7.6 and 8.1, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for a breach of the covenant, agreement, representation or warranty giving rise to such termination.

7.3  Survival of Representations, Warranties and Covenants

All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including Sections 5.13 and

5.17); provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BB&T or First Virginia (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BB&T or First Virginia, the aforesaid representations, warranties and covenants being material inducements to consummation by BB&T and First Virginia of the transactions contemplated herein.

7.4  Waiver

Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the First Virginia shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.4, executed after approval by the First Virginia shareholders of this Agreement and the Plan of Merger, shall reduce either the Common Exchange Ratio, the payment terms for fractional interests or the intended tax treatment of the Merger.

7.5  Amendment or Supplement

This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of BB&T and First Virginia, subject to the proviso to Section 7.4.

7.6    Termination Fee

(a) In the event that this Agreement is terminated (and in the case of a termination by BB&T such termination is effected by a writing identifying which of the provisions of Section 7.1 is being invoked):

(i) by either BB&T or First Virginia pursuant to Section 7.1(e) and (A) at the time of the meeting of the First Virginia shareholders referred to in Section 5.1 (or at any adjournment thereof) a First Virginia Acquisition Proposal shall have been publicly disclosed and not withdrawn or (B) prior to such shareholders’ meeting, First Virginia’s Board of Directors shall have withdrawn its recommendation or refused to recommend to the shareholders of First Virginia that they vote to approve the Plan of Merger;

(ii) by BB&T pursuant to Section 7.1(g);

(iii) by BB&T pursuant to Section 7.1(b) as a result of a breach by First Virginia of Section 5.1 or Section 5.9(k)); or

(iv) by BB&T pursuant to Section 7.1(b) as a result of any knowing, willful or intentional breach of this Agreement on the part of First Virginia (other than a breach by First Virginia of Section 5.1 or Section 5.9(k)), and: (1) at the time of such termination First Virginia shall not be entitled to terminate the Agreement pursuant to Section 7.1(b); and (2) (A) a First Virginia Acquisition Proposal shall have been publicly disclosed at or before the time of such breach; or (B) an overture from a bona fide person or entity shall have been communicated to the First Virginia Board of Directors at or before the time of such breach to engage in an agreement, plan or transaction to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, First Virginia or any First Virginia Subsidiary (including, without limitation, a bona fide tender offer or exchange offer to purchase First Virginia common stock) other than with BB&T or a BB&T Subsidiary; and, within fifteen (15) months of such termination, First Virginia consummates, or enters into a definitive agreement with respect to consummation of, a First Virginia Acquisition Proposal (an “Alternative Transaction Event”), then First Virginia shall within two Business Days after the occurrence of such Alternative Transaction Event, pay to BB&T a termination fee equal to $155,000,000 (the “Termination Fee”) by wire transfer of immediately available funds. The Termination Fee shall be in addition to any other rights that BB&T may have under this Agreement, and shall be payable without regard to any expenses to be paid pursuant to Section 8.1.

(b) First Virginia acknowledges that the agreements contained in Section 7.6(a) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, BB&T would not enter into this Agreement; accordingly, if First Virginia fails promptly to pay any amount due pursuant to Section 7.6(a) and, in order to obtain such payment, BB&T commences a suit which results in a judgment against First Virginia for all or a substantial portion of the payment set forth in Section 7.6(a), First Virginia shall pay to BB&T its costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the Termination Fee from the date that payment was required to be made until the date payment is made at the prime rate of Branch Banking and Trust Company in effect on the date payment was required to be made plus two percentage points.

ARTICLE VIII

MISCELLANEOUS

8.1  Expenses

Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the filing fees and printing costs incurred in connection with the Registration Statement and the Joint Proxy Statement/Prospectus shall be borne 50% by BB&T and 50% by First Virginia.

8.2  Entire Agreement

This Agreement, including the documents and other writings referenced herein or delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for the rights of directors and officers of First Virginia to enforce rights in Sections 5.13 and 5.17, which shall inure to the benefit of and be enforceable by the persons referred to therein and their respective heirs and representatives.

8.3  No Assignment

Except for a substitution of parties pursuant to Section 5.4(a), none of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of each other party.

8.4  Notices

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

If to First Virginia:

Richard F. Bowman

First Virginia Banks, Inc.

One First Virginia Plaza

6400 Arlington Boulevard

Falls Church, Virginia 22042

Telephone: 703-241-3685

Fax: 703-241-3576

With a required copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn: Edward D. Herlihy

Telephone: 212-403-1000

Fax: 212-403-2000

If to BB&T:

Scott E. Reed

150 South Stratford Road

4th Floor

Winston-Salem, North Carolina 27104

Telephone: 336-733-3088

Fax: 336-733-2296

With a required copy to:

William A. Davis, II

Womble Carlyle Sandridge & Rice, PLLC

One West Fourth Street

Winston-Salem, North Carolina 27101

Telephone: 336-721-3624

Fax: 336-733-8364

Any party may by notice change the address to which notice or other communications to it are to be delivered.

8.5  Captions

The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.6  Counterparts

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, except to the extent federal law may be applicable.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

BB&T CORPORATION

By:	/s/ John A. Allison IV
Name: John A. Allison IV
Title: Chairman and Chief Executive Officer

FIRST VIRGINIA BANKS, INC.

By:	/s/ Barry J. Fitzpatrick
Name: Barry J. Fitzpatrick
Title: Chairman and Chief Executive Officer

Annex A

PLAN OF MERGER

OF

FIRST VIRGINIA BANKS, INC.

WITH

BB&T CORPORATION

Section 1.    Corporations Proposing to Merge and Surviving Corporation.    First Virginia Banks, Inc., a Virginia corporation (“First Virginia”) shall be merged (the “Merger”) into BB&T Corporation, a North Carolina corporation (“BB&T”), pursuant to the terms and conditions of this Plan of Merger (the “Plan of Merger”) and of the Agreement and Plan of Reorganization, dated as of January 20, 2003 between First Virginia and BB&T (the “Agreement”). The effective time for the Merger (the “Effective Time”) shall be set forth in the Articles of Merger to be filed with the Secretary of State of North Carolina and with the Virginia State Corporation Commission. BB&T shall continue as the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of First Virginia shall cease.

Section 2.    Effects of the Merger.    The Merger shall have the effects set forth in Section 55-11-06 of the North Carolina Business Corporation Act (the “NCBCA”) and Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”).

Section 3.    Articles of Incorporation and Bylaws.    The Articles of Incorporation and the Bylaws of BB&T as in effect immediately prior to the Effective Time shall remain in effect as the Articles of Incorporation and Bylaws of the Surviving Corporation following the Effective Time, until changed in accordance with their terms and the NCBCA.

Section 4.    Conversion of Shares.

(a)    At the Effective Time, by virtue of the Merger and without any action on the part of First Virginia or the holders of record of First Virginia common stock, each share of First Virginia common stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of First Virginia common stock (as provided in Section 4(d) below), the Merger Consideration (as defined in Section 5(a)).

(b)    Each share of BB&T common stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

(c)    Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of First Virginia common stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration and any declared and unpaid dividends with respect to First Virginia common stock and any declared and unpaid dividends or other distributions with respect to the Merger Consideration as provided in the Agreement. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of First Virginia common stock. With respect to any certificate for First Virginia common stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T’s standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, First Virginia’s transfer books shall be closed and no transfer of the shares of First Virginia common stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

(d)    Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each First Virginia shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of First Virginia common stock. Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of Section 4(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

(e)    The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared by First Virginia in respect of shares of First Virginia common stock in accordance with the terms of the Agreement and which remain unpaid at the Effective Time, subject to compliance by First Virginia with the Agreement. Prior to the redemption of the First Virginia preferred stock as required in the Agreement, First Virginia shall pay a per share dividend in respect of shares of First Virginia preferred stock in accordance with the applicable articles of serial designation, consistent with past practices. The quarterly dividend amount for each Series is as follows:

Series	Quarterly Dividend Amount
A	$.125
B	$.175
C	$.175
D	$.200

Payment of such amount with respect to each Series shall constitute the sole right of the holders of the First Virginia preferred stock to a dividend with respect to First Virginia preferred stock. To the extent permitted by law, former shareholders of record of First Virginia shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T common stock into which their respective shares of First Virginia common stock are converted, regardless of whether such holders have exchanged their certificates representing First Virginia common stock for certificates representing BB&T common stock in accordance with the provisions of the Agreement. Whenever a dividend or other distribution is declared by BB&T on the BB&T common stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T common stock issuable pursuant to the Agreement, but no dividend or other distribution payable to the holders of record of BB&T common stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing First Virginia common stock until such holder surrenders such certificate for exchange as provided in this Section 4. Upon surrender of such certificate, both the BB&T common stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to the shares of First Virginia common stock represented by such certificate.

Section 5.    Merger Consideration.

(a)    As used herein, the term “Merger Consideration” shall mean the number of shares of BB&T common stock (to the nearest ten thousandth of a share) to be exchanged for each share of First Virginia common stock and cash (without interest) to be payable in exchange for any fractional share of BB&T common stock which would otherwise be distributable to a First Virginia shareholder as provided in this Section 5. The number of shares of BB&T common stock (to the nearest ten thousandth of a share) to be issued for each issued and outstanding share of First Virginia common stock (the “Common Exchange Ratio”) shall be 1.26.

(b)    The amount of cash payable with respect to any fractional share of BB&T common stock shall be determined by multiplying the fractional part of such share by the Closing Value. The “Closing Value” shall mean the 4:00 p.m. eastern time closing price per share of BB&T common stock on the NYSE on the Closing Date (as defined in the Agreement) as reported on NYSEnet.com.

Section 6.    Conversion of Stock Options.

(a)    At the Effective Time, each Stock Option (used herein as defined in the Agreement) then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become rights with respect to BB&T common stock, and BB&T shall assume each Stock Option in accordance with the terms of the Stock Option Plans (used herein as defined in the Agreement), except that from and after the Effective Time (i) BB&T and its Compensation Committee shall be substituted for First Virginia and the Committee of First Virginia’s Board of Directors with respect to administering the Stock Option Plans, (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T common stock,

(iii) the number of shares of BB&T common stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of First Virginia common stock subject to such Stock Option immediately prior to the Effective Time by the Common Exchange Ratio, and (iv) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Common Exchange Ratio and rounding up to the nearest cent. Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the “BB&T Option Plan”) for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of (iii) and (iv) above shall be met; (B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options and shall be tax neutral to the option holder; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the Stock Option Agreements and the Stock Option Plans governing each Stock Option. BB&T shall cause each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Commission Rule 16b-3 be duly approved in accordance with the provisions of Rule 16b-3 such that the receipt thereof shall be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. BB&T and First Virginia agree to take all necessary steps to effectuate the foregoing provisions of this Section 6. BB&T has reserved and shall continue to reserve adequate shares of BB&T common stock for delivery upon exercise of any converted or substitute options. Within fifteen days after the Effective Time, if it has not already done so, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T common stock subject to converted or substitute options and shall maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the Exchange Act, BB&T shall administer the Stock Option Plans assumed pursuant to this Section 6 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time. First Virginia hereby represents that the Stock Option Plans in their current forms have been administered in compliance with Rule 16b-3 to the extent, if any, required as of the date hereof.

(b)    As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant’s rights pursuant thereto.

(c)    Eligibility to receive new stock option grants following the Effective Time with respect to BB&T common stock shall be determined by BB&T in accordance with its plans and procedures as in effect from time to time, and subject to any contractual obligations.

Section 7.    Amendment or Supplement.    The Agreement or this Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of BB&T and First Virginia, provided that no such amendment or supplement executed after approval by the First Virginia shareholders of the Agreement and the Plan of Merger shall reduce either the Common Exchange Ratio, the payment terms for fractional interests or the intended tax treatment of the Merger.

Section 8.    Anti-Dilution.    In the event BB&T changes the number of shares of BB&T common stock issued and outstanding at or prior to the Effective Time as a result of any reclassification, recapitalization, stock split, stock dividend or other similar event, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be at or prior to the Effective Time, the Common Exchange Ratio shall be proportionately adjusted.

Appendix B

January 20, 2003

First Virginia Banks, Inc.

6400 Arlington Boulevard

Falls Church, VA 22042

Members of the Board:

We understand that First Virginia Banks, Inc. (“FVB”) and BB&T Corporation (“BB&T”) propose to enter into an Agreement and Plan of Reorganization, substantially in the form of the draft dated as of January 20, 2003 (the “Merger Agreement”) which provides, among other things, for the merger (the “Merger”) of FVB into BB&T. Pursuant to the Merger, among other things, each outstanding share of common stock, par value $1.00 per share, of FVB (the “FVB Common Stock”) will be converted into the right to receive 1.26 shares (the “Exchange Ratio”) of common stock, par value $5.00 per share, of BB&T (the “BB&T Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of FVB Common Stock.

For purposes of the opinion set forth herein, we have:

(i)	reviewed certain publicly available financial statements and other information of FVB and BB&T, respectively;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning FVB and BB&T, including financial forecasts and profit plans for each company, prepared by the management of FVB and BB&T, respectively;

(iii)	discussed the past and current operations and financial condition and the prospects of FVB and BB&T, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of FVB and BB&T, respectively;

(iv)	reviewed the pro forma impact of the Merger on BB&T’s earnings per share and consolidated capitalization;

(v)	reviewed the reported prices and trading activity for FVB Common Stock and BB&T Common Stock;

(vi)	compared the financial performance of FVB and BB&T and the prices and trading activity of the FVB Common Stock and BB&T Common Stock with that of certain other comparable publicly-traded companies and their securities;

(vii)	reviewed the financial terms, to the extent publicly available, of certain precedent transactions;

(viii)	participated in discussions and negotiations among representatives of FVB and BB&T and their financial and legal advisors;

(ix)	reviewed the draft Merger Agreement and certain related documents; and

(x)	considered such other factors and performed such other analyses as we have deemed appropriate.

B-1

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to financial forecasts and profit plans, including certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of FVB and BB&T. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. We have not made any independent valuation or appraisal of the assets or liabilities of FVB and BB&T, nor have we been furnished with any such appraisals and we have not made any independent examination of the loan loss reserves or examined any individual loan credit files of BB&T or FVB. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of FVB in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for FVB and BB&T and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of FVB and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by FVB in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the BB&T Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of FVB should vote at the shareholders’ meeting held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of FVB Common Stock.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Jonathan M. Pruzan
Jonathan M. Pruzan
Managing Director

B-2

Appendix C

October 2002

FIRST VIRGINIA BANKS, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditor’s qualifications and independence, (3) the performance of the Corporation’s internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of at least three, but no more than five, directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, and at least one member shall have accounting or related financial management expertise.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee may consult with management before any such appointment, replacement or approval.

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special, legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with the Chief Financial Officer or other representative of management, the General Auditor, and the independent auditor in separate executive sessions at least quarterly. The Audit Committee, to the extent it deems necessary or appropriate, also may meet with the Corporation’s investment bankers or financial analysts who follow the Corporation.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to adequacy of the Corporation’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation’s financial statements.

4.	Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

6.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

7.	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 and other material accounting matters relating to the conduct of the audit. In particular, discuss:

(a)	The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management, and, with respect to alternative accounting principles discussed with management but not adopted, the ramifications of their adoption and the independent auditor’s preferred treatment of such principles.

(b)	The management letter provided by the independent auditor and the Corporation’s response to that letter, and any other material written communications between the independent auditor and management.

(c)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Corporation’s Relationship with the Independent Auditor

8.	Review the experience and qualifications of the senior members of the independent auditor team.

9.

Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit service is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

10.	If the Corporation engages in the hiring of employees or former employees of the independent auditor who were engaged on the Corporation’s account, recommend to the Board policies governing such hiring.

11.	Discuss with the independent audit team any material issues on which they consulted their national office with an official technical inquiry.

12.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Corporation’s Internal Audit Function

13.	Review the appointment and replacement of the General Auditor.

14.	Review the significant reports to management prepared by the Audit Department and management’s responses.

15.	Discuss with the independent auditor the internal Audit Department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

16.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

17.	Obtain reports from management, the Corporation’s General Auditor, and the General Counsel that the Corporation and its subsidiary affiliated entities are in conformity with applicable legal requirements and the Corporation’s Statement of Principles. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Statement of Principles.

18.	Establish procedures for the receipt, retention and review of complaints addressed to the Corporation and confidential, anonymous employee submissions regarding accounting, internal accounting controls or auditing matters, and advise the Board on any complaints or submissions which raise material issues regarding the Corporation’s financial statements or accounting policies .

19.	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

20.	Discuss with the Corporation’s General Counsel legal matters that may have material impact on the financial statements or the Corporation’s compliance policies.

21.	To the extent delegated by the Corporation’s subsidiary banks, exercise the responsibilities set forth under § 36 of the Federal Deposit Insurance Act.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST VIRGINIA BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 26, 2003

10:00 a.m. local time

The undersigned hereby appoints Kenneth W. Fitchett, Hope G. Langan and Dana D. Schalk (the Proxy Committee) as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of FIRST VIRGINIA BANKS, INC., standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on Thursday, June 26, 2003, at the Hilton McLean Tysons Corner, Ballroom Level, 7920 Jones Branch Drive, McLean, Virginia, at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions given in this proxy and, at their discretion, upon any other business not now known which properly may come before the meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Fold and Detach Here

FIRST VIRGINIA BANKS, INC.—ANNUAL MEETING, JUNE 26, 2003

YOUR VOTE IS IMPORTANT!

PLEASE VOTE

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

PLEASE MARK YOUR VOTES

AS INDICATED IN THIS EXAMPLE                ☒

1.

The proposal to approve the Agreement and Plan of Reorganization, dated as of January 20, 2003, between First Virginia Banks, Inc. and BB&T Corporation and a related plan of merger providing for the merger of First Virginia with and into BB&T.

		For ( )	Against ( )	Abstain ( )
2.	The election as directors of all of the nominees listed below, except as marked to the contrary	For ( )	Withhold ( )	For All Except ( )
(01) Jennifer S. Banner (02) Barry J. Fitzpatrick (03) Lawrence T. Jennings (04) W. Lee Phillips (05) Albert F. Zettlemoyer
Instruction: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.
3.

The proposal to approve the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve the above proposals.

		For ( )	Against ( )	Abstain ( )

If no instructions are specified above, this proxy will be voted “FOR” each of the proposals listed.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

Please be sure to sign and date this Proxy in the box below.	Mark here if you plan to attend the meeting	☐

Date	Mark here for address change and note change	☐

Stockholder sign above

Co-holders (if any) sign above

***IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

Fold and detach here if you are returning your proxy card by mail

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three alternative ways of voting their proxies:

1.  By Mail (traditional method); or

2.  By Telephone (using a Touch-Tone Phone); or

3.  By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or internet must be cast prior to 12 midnight, June 25, 2003.

Vote by Telephone	Vote by Internet

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-888-216-1323.	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-888-216-1323.	2. Go to the Website https://www.proxyvotenow.com/fvb

3. Enter your 9 digit Control Number located on your Proxy Card below.	3. Enter your 9 digit Control Number located on your Proxy Card below.

4. Follow the recorded instructions.	4. Follow the recorded instructions.

Your vote is important!	Your vote is important!

Call 1-888-216-1323 anytime!	Go to https://www.proxyvotenow.com/fvb

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET. PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.	FOR TELEPHONE/ INTERNET VOTING: CONTROL NUMBER